EXHIBIT 4(g)








                ELJER TAX REDUCTION INVESTMENT PLAN

                         TABLE OF CONTENTS

                                                    Page No.
ARTICLE I - INTRODUCTION
     1.1  Introduction . . . . . . . . . . . . . . . . . . . . . . . 2
ARTICLE II - DEFINITIONS
     2.1  Account. . . . . . . . . . . . . . . . . . . . . . . . . . 2
     2.2  Administrator. . . . . .2
     2.3  Affiliated Company . . . . . . . . . . . . . . . . . . . . 2
     2.4  Allocation Date. . . . . . . . . . . . . . . . . . . . . . 3
     2.5  Alternate Payee. . . . . . . . . . . . . . . . . . . . . . 3
     2.6  Annuity Starting Date. . . . . . . . . . . . . . . . . . . 3
     2.7  Beneficiary. . . . . . . . . . . . . . . . . . . . . . . . 3
     2.8  Board of Directors . . . . . . . . . . . . . . . . . . . . 4
     2.9  Code . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     2.10 Committee. . . . . . . . . . . . . . . . . . . . . . . . . 4
     2.11 Company. . . . . . . . . . . . . . . . . . . . . . . . . . 4
     2.12 [Reserved] . . . . . . . . . . . . . . . . . . . . . . . . 4
     2.13 Compensation . . . . . . . . . . . . . . . . . . . . . . . 4
     2.13A Credited Service. . . . . . . . . . . . . . . . . . . . . 6
     2.14 Disability or Disabled . . . . . . . . . . . . . . . . . . 6
     2.15 Effective Date . . . . . . . . . . . . . . . . . . . . . . 6
     2.16 Employee . . . . . . . . . . . . . . . . . . . . . . . . . 6
     2.17 Employer . . . . . . . . . . . . . . . . . . . . . . . . . 6
     2.18 Entry Date . . . . . . . . . . . . . . . . . . . . . . . . 6
     2.19 ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     2.20 Family Member. . . . . . . . . . . . . . . . . . . . . . . 7
     2.21 Former Participant . . . . . . . . . . . . . . . . . . . . 7
     2.22 Highly Compensated Employee. . . . . . . . . . . . . . . . 7
     2.23 Highly Compensated Participant . . . . . . . . . . . . . . 9
     2.24 Hour of Service. . . . . . . . . . . . . . . . . . . . . . 9
     2.25 Investment Fund or Fund. . . . . . . . . . . . . . . . . . 9
     2.26 Investment Plan Contributions. . . . . . . . . . . . . . . 9
     2.27 Investment Plan Contribution Account . . . . . . . . . . . 9
     2.28 Interactive Telephone Communication. . . . . . . . . . . .10
     2.29 Key Employee . . . . . . . . . . . . . . . . . . . . . . .10
     2.30 Leased Employee. . . . . . . . . . . . . . . . . . . . . .11
     2.31 Limitation Year. . . . . . . . . . . . . . . . . . . . . .11
     2.32 Matching Company Contributions . . . . . . . . . . . . . .11
     2.33 Matching Company Contribution Account. . . . . . . . . . .11
     2.34 Named Fiduciary. . . . . . . . . . . . . . . . . . . . . .11
     2.35 Non-Highly Compensated Employee. . . . . . . . . . . . . .11
     2.36 Non-Highly Compensated Participant . . . . . . . . . . . .11
     2.37 Non-Key Employee . . . . . . . . . . . . . . . . . . . . .11
     2.38 Normal Retirement Date . . . . . . . . . . . . . . . . . .11
     2.39 Notice . . . . . . . . . . . . . . . . . . . . . . . . . .12
     2.40 Participant. . . . . . . . . . . . . . . . . . . . . . . .12
     2.41 Plan . . . . . . . . . . . . . . . . . . . . . . . . . . .12
     2.42 Plan Year. . . . . . . . . . . . . . . . . . . . . . . . .12
     2.43 Prior Plan . . . . . . . . . . . . . . . . . . . . . . . .12
     2.44 Qualified Domestic Relations Order . . . . . . . . . . . .12
     2.45 Quarterly Valuation Date . . . . . . . . . . . . . . . . .12
     2.46 Recordkeeper . . . . . . . . . . . . . . . . . . . . . . .12
     2.47 Rollover Account . . . . . . . . . . . . . . . . . . . . .12
     2.48 Rollover Contribution. . . . . . . . . . . . . . . . . . .12
     2.49 Tax Reduction Contributions. . . . . . . . . . . . . . . .13
     2.50 Tax Reduction Contribution Account . . . . . . . . . . . .13
     2.50A TRIP+ Contributions . . . . . . . . . . . . . . . . . . .13
     2.50B TRIP+ Contribution Account. . . . . . . . . . . . . . . .13
     2.51 Trust. . . . . . . . . . . . . . . . . . . . . . . . . . .13
     2.52 Trust Agreement. . . . . . . . . . . . . . . . . . . . . .13
     2.53 Trust Fund . . . . . . . . . . . . . . . . . . . . . . . .13
     2.54 Trustee. . . . . . . . . . . . . . . . . . . . . . . . . .14
     2.55 USI Merger Transaction . . . . . . . . . . . . . . . . . .14
     2.56 U.S. Industries. . . . . . . . . . . . . . . . . . . . . .14
     2.57 U.S. Industries Stock. . . . . . . . . . . . . . . . . . .14
     2.58 U.S. Industries Stock Fund . . . . . . . . . . . . . . . .14
     2.59 Valuation Date . . . . . . . . . . . . . . . . . . . . . .14
     2.60 Year of Service. . . . . . . . . . . . . . . . . . . . . .14
     2.61 Zurn . . . . . . . . . . . . . . . . . . . . . . . . . . .14
     2.62 Zurn Stock . . . . . . . . . . . . . . . . . . . . . . . .14
     2.63 Zurn Stock Fund. . . . . . . . . . . . . . . . . . . . . .14
ARTICLE III - PARTICIPATION AND YEARS OF SERVICE
     3.1  Eligibility to Participate.. . . . . . . . . . . . . . . .15
     3.2  Commencement of Participation. . . . . . . . . . . . . . .15
     3.3  Waiver of Participation. . . . . . . . . . . . . . . . . .16
     3.4  Transfers from Eligible Employment . . . . . . . . . . . .16
     3.5  Hour of Service. . . . . . . . . . . . . . . . . . . . . .16
     3.6  Year of Service. . . . . . . . . . . . . . . . . . . . . .17
     3.7  Participation and Service Upon Reemployment. . . . . . . .18
     3.8  Predecessor Service. . . . . . . . . . . . . . . . . . . .18
     3.9  Credited Service . . . . . . . . . . . . . . . . . . . . .18
ARTICLE IV - CONTRIBUTIONS
     4.1  Tax Reduction Contributions. . . . . . . . . . . . . . . .19
     4.2  Investment Plan Contributions. . . . . . . . . . . . . . .21
     4.3  Matching Company Contributions . . . . . . . . . . . . . .22
     4.3A TRIP+ Contributions. . . . . . . . . . . . . . . . . . . .23
     4.4  Employer Qualified Non-Elective Contributions  . . . . . .23
     4.5  Time of Contributions. . . . . . . . . . . . . . . . . . .24
     4.6  Maximum Combined Tax Reduction and Investment Plan
Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . .24
     4.7  Manner of Making Contributions . . . . . . . . . . . . . .24
     4.8  Reduction of Employer Contributions. . . . . . . . . . . .25
     4.9  Rollover Contributions . . . . . . . . . . . . . . . . . .25
     4.10 Transfers from Other Plans.. . . . . . . . . . . . . . . .25
ARTICLE V - LIMITATIONS AND RESTRICTIONS ON
           TAX REDUCTION CONTRIBUTIONS
     5.1  Dollar Limitation. . . . . . . . . . . . . . . . . . . . .26
     5.2  Actual Deferral Percentage Tests . . . . . . . . . . . . .28
     5.3  Adjustments Required to Satisfy an Actual Deferral
          Percentage Test  . . . . . . . . . . . . . . . . . . . . .30
     5.4  Election of Applicable Correction
          Methods By Highly Compensated Employees. . . . . . . . . .32
     5.5  Additional Adjustments of Tax
     Reduction Contributions                               32
     5.6  Other Permissible Methods
     of Testing and Correction . . . . . . . . . . . . . . . . . . .32
ARTICLE VI - LIMITATIONS AND RESTRICTIONS ON INVESTMENT
             PLAN CONTRIBUTIONS AND MATCHING COMPANY
             CONTRIBUTIONS
     6.1  Contribution Percentage Tests. . . . . . . . . . . . . . .33
     6.2  Adjustments Required to Satisfy a Contribution
 Percentage Test . . . . . . . . . . . . . . . . . . . . . . . . . .35
     6.3  Procedures Applicable to Tax
     Reduction Contributions Recharacterized As Investment Plan
     Contributions . . . . . . . . . . . . . . . . . . . . . . . . .37
     6.4  Additional Adjustments and Prospective Reductions of
          Investment Plan Contributions. . . . . . . . . . . . . . .37
     6.5  Testing of Tax Reduction Contributions
          Under Contribution Percentage Test . . . . . . . . . . . .38
     6.6  Other Permissible Methods of
          Testing and Corrections                          38
ARTICLE VII - AGGREGATE LIMIT ON ACTUAL DEFERRAL
              AND CONTRIBUTION PERCENTAGES
     7.1  General Rules. . . . . . . . . . . . . . . . . . . . . . .39
     7.2  Multiple Use Limitation. . . . . . . . . . . . . . . . . .39
     7.3  Prospective Reduction of Contributions . . . . . . . . . .40
ARTICLE VIII - LIMITATION ON ALLOCATIONS
     8.1  Limitation on Allocations. . . . . . . . . . . . . . . . .40
     8.2  Definitions. . . . . . . . . . . . . . . . . . . . . . . .41
     8.3  Excess Annual Additions. . . . . . . . . . . . . . . . . .43
     8.4  Combined Plan Limits . . . . . . . . . . . . . . . . . . .44
     8.5  Special Rules. . . . . . . . . . . . . . . . . . . . . . .45
ARTICLE IX - PARTICIPANTS ACCOUNTS
     9.1  Establishment of Accounts. . . . . . . . . . . . . . . . .47
     9.2  Allocation of Contributions to Participant's
     Accounts. . . . . . . . . . . . . . . . . . . . . . . . . . . .47
     9.3  Trust Fund Valuation . . . . . . . . . . . . . . . . . . .48
     9.4  Adjustments to Participant's Accounts. . . . . . . . . . .49
     9.5  Participant-Directed Investments . . . . . . . . . . . . .49
     9.6  Investment of Matching Company Contributions and
            TRIP+ Contributions. . . . . . . . . . . . . . . . . . .53
     9.7  Diversification Election . . . . . . . . . . . . . . . . .53
     9.8  Qualified Domestic Relations Orders. . . . . . . . . . . .53
     9.9  Special Restrictions on Transfer and Withdrawal of
     Amounts Invested in Zurn Stock Fund or U.S.
     Industries Stock Fund . . . . . . . . . . . . . . . . . . . . .54
ARTICLE X - PARTICIPANT VESTING
     10.1 Vesting of Accounts. . . . . . . . . . . . . . . . . . . .55
     10.2 Termination of Service Prior to Normal Retirement Date,
             Disability or Death . . . . . . . . . . . . . . . . . .55
     10.3 Forfeiture of Non-Vested Portion of Account. . . . . . . .56
     10.4 Restoration of Non-Vested Interest . . . . . . . . . . . .56
ARTICLE XI - PAYMENT OF BENEFITS
     11.1 Withdrawals During Employment. . . . . . . . . . . . . . .56
     11.2 Amounts Payable Following Termination of Service . . . . .60
     11.3 Time of Payment. . . . . . . . . . . . . . . . . . . . . .60
     11.4 Method of Payments . . . . . . . . . . . . . . . . . . . .62
     11.5 Minority or Legal Disability of Distributee. . . . . . . .64
     11.6 Additional Requirements Relating to Benefit
     Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . .65
     11.7 Claims Procedure . . . . . . . . . . . . . . . . . . . . .65
     11.8 Committee's Duty to Trustee. . . . . . . . . . . . . . . .66
     11.9 Duty to Keep Committee Informed of Distributee's
     Current Address . . . . . . . . . . . . . . . . . . . . . . . .66
     11.10 .                   Distribution Pursuant to Qualified Domestic
     Relations Orders. . . . . . . . . . . . . . . . . . . . . . . .67

   11.11. Tax Withholding and Participant's Direct Rollover
     Election. . . . . . . . . . . . . . . . . . . . . . . . . . . .67
   11.12  Application of Forfeitures . . . . . . . . . . . . . . . .68
   11.13  Restrictions on Distributions. . . . . . . . . . . . . . .68
ARTICLE XII - NOTICES
     12.1 Notice . . . . . . . . . . . . . . . . . . . . . . . . . .68
     12.2 Modification of Notice . . . . . . . . . . . . . . . . . .69
     12.3 Reliance on Notice . . . . . . . . . . . . . . . . . . . .69
ARTICLE XIII - LOANS
     13.1 General Provisions Regarding Loans . . . . . . . . . . . .69
     13.2 Amount and Limitations Applicable to Loans . . . . . . . .69
     13.3 Security for Loans . . . . . . . . . . . . . . . . . . . .70
     13.4 Interest Rate for Loans. . . . . . . . . . . . . . . . . .70
     13.5 Repayment of Loans . . . . . . . . . . . . . . . . . . . .70
     13.6 Default on Loans . . . . . . . . . . . . . . . . . . . . .71
     13.7 Acceleration of Loans Upon
     Termination of Employment . . . . . . . . . . . . . . . . . . .71
     13.8 Manner of Making Loans . . . . . . . . . . . . . . . . . .71
     13.9 Additional Loan Procedures . . . . . . . . . . . . . . . .72
ARTICLE XIV - ADMINISTRATION OF THE PLAN
     14.1 Allocation of Responsibilities Among Fiduciaries . . . . .72
     14.2 Management of Plan Assets. . . . . . . . . . . . . . . . .73
     14.3 Powers and Responsibilities of the Committee . . . . . . .73
     14.4 Operation of Committee . . . . . . . . . . . . . . . . . .75
     14.5 Compensation and Expenses of Employees and Directors
          Serving as Fiduciaries . . . . . . . . . . . . . . . . . .75
     14.6 Indemnification of Employees and Directors . . . . . . . .75
     14.7 Action Taken in Good Faith . . . . . . . . . . . . . . . .75
     14.8 Expenses of the Plan . . . . . . . . . . . . . . . . . . .76
ARTICLE XV - TRUST FUND
     15.1 Establishment of Trust Fund. . . . . . . . . . . . . . . .76
     15.2 Investments in Employer Stock. . . . . . . . . . . . . . .76
     15.3 Title of Trust Assets. . . . . . . . . . . . . . . . . . .76
ARTICLE XVI - AMENDMENT AND TERMINATION
     16.1 Amendment. . . . . . . . . . . . . . . . . . . . . . . . .76
     16.2 Termination or Discontinuance of Contributions . . . . . .77
     16.3 Distribution on Plan Termination . . . . . . . . . . . . .77
     16.4 Distributions upon Certain Sales . . . . . . . . . . . . .78
     16.5 Merger or Consolidation of Plan. . . . . . . . . . . . . .78
     16.6 Merger and Other Reorganization of Employer  . . . . . . .78
ARTICLE XVII - MISCELLANEOUS
     17.1 No Employment or Compensation Agreement. . . . . . . . . .78
     17.2 Spendthrift Provision. . . . . . . . . . . . . . . . . . .79
     17.3 Construction . . . . . . . . . . . . . . . . . . . . . . .79
     17.4 Titles . . . . . . . . . . . . . . . . . . . . . . . . . .79
     17.5 Texas Law Applicable . . . . . . . . . . . . . . . . . . .79
     17.6 Successors and Assigns . . . . . . . . . . . . . . . . . .79
     17.7 Payments Only from Trust Fund. . . . . . . . . . . . . . .79
     17.8 Plan Controls. . . . . . . . . . . . . . . . . . . . . . .79
     17.9 Effect of Mistakes . . . . . . . . . . . . . . . . . . . .79
    17.10 IRC 414(u) Compliance Provision. . . . . . . . . . . . . .79
ARTICLE XVIII - TOP HEAVY PROVISIONS
     18.1 Application and Purpose. . . . . . . . . . . . . . . . . .80
     18.2 Minimum Allocation Requirements. . . . . . . . . . . . . .80
     18.3 Adjustment to Limitation on Allocations. . . . . . . . . .80
     18.4 Vesting Schedule . . . . . . . . . . . . . . . . . . . . .80
     18.5 Definitions. . . . . . . . . . . . . . . . . . . . . . . .81

ELJER TAX REDUCTION INVESTMENT PLAN
     WHEREAS, effective April 1, 1989, in connection with a transaction in which Eljer Manufacturing, Inc. ceased to be a subsidiary of Household International, Inc., Eljer Manufacturing,
Inc. established the Eljer Tax Reduction Investment Plan
(hereinafter referred to as the "Plan") as a savings and profit-sharing plan designed to constitute a "qualified plan" within the meaning of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and
     WHEREAS, the Plan was thereafter amended from time to time and was most recently restated in its entirety in 1997 to incorporate changes reflecting the acquisition of Eljer
Manufacturing, Inc. by Zurn Industries, Inc. (hereinafter referred to as "Zurn") and established Zurn as sponsor of the Plan and the entity responsible for the administration and amendment of the Plan; and
     WHEREAS, Zurn now desires to amend and restate the Plan in its entirety to make certain changes to Plan provisions to reflect the merger of Zurn and U.S. Industries, Inc., effective as set forth herein;
     NOW, THEREFORE, the Plan is hereby amended and restated, effective as provided herein, as follows:

                             ARTICLE I
                            INTRODUCTION
     1.1 Introduction.
     Zurn hereby completely amends and restates the Eljer Tax
Reduction Investment Plan (the "Plan"). The assets of the Plan are held, administered and managed in accordance with the terms and conditions of the Trust Agreement which is an integral part of the Plan. Zurn intends that the Plan continue to be a plan qualified under Section 401(a) of the Code (as hereinafter
defined) with a cash or deferred arrangement qualified under
Section 401(k) of the Code and a trust exempt from taxation under
Section 501(a) of the Code. Pursuant to the requirements of
Section 401(a)(27)(B) of the Code, Zurn also intends that the
Plan be a profit sharing plan.
     The Plan may be amended further from time to time. Except as otherwise provided in the Plan or any amendment to the Plan, the provisions of an amendment shall apply solely to an Employee, former Employee, Participant or Former Participant whose
employment with an Employer is terminated on or after the
effective date of the amendment. The rights of an Employee,
former Employee, Participant or Former Participant whose
employment with an Employer is terminated prior to the effective date of an amendment shall be determined solely by the provisions of the Plan as in effect on the date of his termination of
employment.
     The benefits payable from this Plan are independent of any benefits the Employee is or may become entitled to under any other funded pension, profit sharing or savings plan.
                           ARTICLE II
                          DEFINITIONS
     The following words and phrases when used in this Plan shall have the respective meanings set forth below unless the context clearly indicates otherwise:
     2.1  Account means the account or record maintained by the
Trustee or the Recordkeeper reflecting the monetary value of the undivided interest in the Trust Fund of each Participant, each
Former Participant and each Beneficiary and shall include the Tax Reduction Contribution Account, Investment Plan Contribution
Account, Matching Company Contribution Account, Rollover Account,
TRIP+ Contribution Account and such additional Accounts as the
Company may establish from time to time, including subaccounts and segregated accounts.
     2.2  Administrator means, with respect to the administration of the Plan as herein described, the Committee. However, with respect to periods on and after June 30, 1997, for purposes of applying the applicable provisions of ERISA to the Plan, Zurn shall be the "administrator" as described in Section 3(16)(A) of
ERISA.
     2.3  Affiliated Company means the Company and any other
entity which is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or
businesses [as defined in Section 414(b) or (c) of the Code], any entity which along with the Company is included in an affiliated service group as defined in Section 414(m) of the Code, and any other entity which is required to be aggregated with the Company pursuant to Section 414(o) of the Code.
     2.4  Allocation Date means the last day of each month;
provided, however, that the Allocation Date for Matching Company Contributions and TRIP+ Contributions shall be the last day of each calendar quarter, as provided in Sections 9.2(c) and 9.2(e).
     2.5  Alternate Payee means a person defined in Code Section
414(p)(8) who is entitled to benefits under the Plan pursuant to a Qualified Domestic Relations Order.
     2.6  Annuity Starting Date means (i) the first day of the
first period with respect to which an amount is payable as an annuity, or (ii) in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred that entitle the Participant, Former Participant or Beneficiary to such benefit in accordance with Article XI.
     2.7  Beneficiary means any person or fiduciary designated by a Participant or Former Participant in accordance with the terms hereof and Section 401(a)(9) of the Code to receive benefits hereunder following the death of such Participant or Former
Participant. Each Participant and Former Participant may, from time to time, select one or more Beneficiaries to receive
benefits in the event of the death of such Participant or Former Participant. Such selection shall be made in writing by Notice to the Committee. Unless the provisions of this Plan or a Qualified
Domestic Relations Order provide otherwise, the last such
selection filed with the Committee prior to the death of the
Participant or Former Participant shall determine to whom Plan benefits shall be paid.
      If the Participant or Former Participant is married at the date of his death, the Beneficiary shall be his surviving spouse unless the spouse has consented in writing to the designation of some other Beneficiary, which designation may not be changed without consent of the spouse unless the voluntary consent of the spouse (i) expressly permits designations by the Participant or
Former Participant without any requirement of further consent by the spouse and (ii) acknowledges that the spouse has the right to limit the consent to a specific Beneficiary. Such written consent must acknowledge the effect of the Participant's or Former
Participant's Beneficiary selection and must be witnessed by a
Plan representative or a notary public. Spousal consent is not required if it is established to the satisfaction of the
Committee that the consent may not be obtained (i) because the
Participant has no spouse, (ii) because the spouse cannot be located or (iii) because of such other circumstances as the
Secretary of Treasury may by regulations prescribe.
      If the Committee cannot determine readily whether a
Participant has a spouse under the laws of the state in which the Participant resides resulting from an individual's claim to be a
"common law" spouse of a Participant or similar circumstances, the Committee may request such individual to provide the
Committee with a legal opinion satisfactory to the Committee or other evidence demonstrating the individual's status as a spouse of a Participant.  The Committee has the sole and absolute
authority to determine an individual's status as a spouse of a
Participant and any such determination shall be final, binding and conclusive on all parties ever claiming an interest in the
Plan. Any consent by a spouse (or establishment that the consent of the spouse may not be obtained) shall be effective only with respect to that spouse. If a Participant s or Former
Participant's Beneficiary selection is not made in compliance with these provisions or if all designated persons shall
predecease the Participant or Former Participant, Beneficiary
shall mean the first of the following classes of successive
preference beneficiaries then surviving, the Participant s or
Former Participant's: (a) spouse, (b) descendants, per stirpes
(including adopted children), (c) parents, (d) brothers and
sisters and (e) executors or administrators.
      If more than one Beneficiary of a particular class (primary or secondary) is entitled to benefits, payments shall be made in equal shares to such Beneficiaries, unless some other specific proportions are clearly designated by the Participant or Former Participant. If more than one Beneficiary of a particular class
(primary or secondary) is named, the interest of any deceased
Beneficiary of that class shall pass to the surviving Beneficiary or Beneficiaries of that class except to the extent that the designation provides for payment to any secondary Beneficiary or Beneficiaries upon the death of a primary Beneficiary. In determining whether any person named as a Beneficiary is living at the time of a Participant's or Former Participant's death, if such person and the Participant or Former Participant die in a common disaster and there is insufficient evidence to determine which person died first, then it shall be deemed that the
Beneficiary died first.
     2.8  Board of Directors means, effective on and after June
30, 1997, the Board of Directors of Zurn Industries, Inc., or any committee of such Board of Directors authorized to act on its behalf.
     2.9  Code means the Internal Revenue Code of 1986, as it may be amended from time to time. Reference to a section of the Code shall include that section, applicable Treasury regulations
promulgated thereunder and any comparable section of any future legislation that amends, supplements or supersedes said section.
     2.10 Committee means, effective on and after June 30, 1997, the Zurn Pension Committee as from time to time constituted or such other committee appointed by the Board of Directors.
     2.11 Company means Eljer Manufacturing, Inc., or any
successor thereto.
     2.12 [Reserved]
     2.13 Compensation means, unless defined otherwise herein:
     (a)  for purposes of making contributions and allocations
hereunder, the sum of (i) compensation for services performed by an Employee for an Employer that is required to be reported as wages on the Employee's Form W-2 (or its equivalent) for Federal income tax purposes and compensation received in the form of salary continuation payments by an Employee compensated on a salaried basis under an Employer s short-term disability program, and (ii) amounts contributed by the Employer pursuant to a salary reduction agreement that are not includible in gross income of the Employee under Sections 125, 402(a)(8), 402(h) or 403(b) of the Code, but less per diem allowances, expense allowances,
moving expense allowances and excess group term life insurance premium costs includible by the Employee as "PS-58 costs" and severance, disability (other than short-term disability payments described in clause (i) of this Section 2.13(a)) and other
welfare benefits; provided, however, that Compensation shall include only amounts actually paid an Employee during the period he is a Participant;
     (b)  for purposes of the Actual Deferral Percentage tests
under Section 5.2 and the Contribution Percentage tests under
Section 6.1, amounts paid to an Employee for the Plan Year that are required to be reported by the Employer pursuant to Sections
6041(d) and 6051(a)(3) of the Code, plus Tax Reduction
Contributions and other amounts representing elective
contributions by the Employer on behalf of the Employee that are excluded from an Employee's gross income by reason of Sections
125, 402(e)(3), 402(h)(1)(B) and/or 403(b) of the Code; provided, however, that the Committee, in its sole and absolute discretion, may limit Compensation under this Section 2.13(b) taken into account for a Plan Year to only that Compensation received with respect to the portion of the Plan Year during which an Employee is eligible to participate in the Plan under Article III,
provided such limitation is applied uniformly to all eligible
Employees under the Plan for such Plan Year; and
     (c)  for other purposes of the Plan, including determining the limits on Annual Additions imposed by Section 415 of the Code as set forth in Article VIII, the special top-heavy rules of
Article XVIII and determining the identity of Highly Compensated Employees, amounts paid to an Employee for the Plan Year (or
Limitation Year for purposes of Article VIII) that are required to be reported pursuant to Sections 6041(d) and 6051(a)(3) of the
Code plus Tax Reduction Contributions and other amounts
representing elective contributions by the Employer on behalf of the Employee that are excluded from an Employee s gross income by reason of Sections 125, 402(e)(3), 402(h)(1)(B) and/or 403(b) of
the Code, provided such additions shall be made, for purposes of
Article VIII, only with respect to Limitations Years beginning on and after January 1, 1998.
     For (i) each Plan Year beginning before January 1, 1994,
only the first $200,000 of an individual's Compensation-on shall be taken into account for purposes of the Plan [or such other amount as the Secretary of the Treasury may prescribe at the same time and in the same manner as provided under Section 415(d) of the Code for adjusting the dollar limitation in effect under
Section 415(b)(1)(A) of the Code] and (ii) each Plan Year
beginning after December 31, 1993, only the first $150,000 of an individual s Compensation shall be taken into account for purposes of the Plan [or, beginning January 1, 1995, such larger amount as may be determined under Section 401(a)(17)(B) of the
Code]. Each limitation on Compensation described in the preceding sentence shall be referred to herein as the "Compensation
Limitation." For Plan Years beginning before January 1, 1997, in determining the Compensation of each Participant who is (i) a more than five percent owner of an Employer or (ii) a Highly
Compensated Employee in the group consisting of the ten Highly
Compensated Employees paid the greatest Compensation during the
Plan Year (without regard to this sentence), for purposes of applying the Compensation Limitation (as it may be adjusted), the spouse of each such Participant and each of his lineal
descendants who have not attained age l9 before the close of the
Plan Year shall not be treated as a separate Employee for that
Plan Year and the Compensation of each such family member shall be aggregated with the Compensation of the Participant as if it were paid to the Participant. If, as a result of the application of the preceding sentence, the Compensation Limitation (as it may be adjusted) is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such
individual's Compensation as determined under this Section 2.13 prior to the application of this limitation.
     2.13A     Credited Service has the meaning set forth in
Section 3.9.
     2.14 Disability or Disabled means the physical or mental
incapacity of a Participant that, in the opinion of the
Committee, based on medical evidence satisfactory to the
Committee, renders him unfit to perform any employment for the
Employer
     2.15 Effective Date of this Plan, as amended and restated, shall generally be June 11, 1998 provided, however, that as
necessary to comply with the effective dates of the applicable provisions of recent legislation, certain provisions of the Plan shall be effective as of the dates such provisions are required to be effective with respect to the Plan under the Code or, if later, under administrative pronouncements issued by the Internal
Revenue Service or the Treasury Department.  Notwithstanding the
general effective date set forth above, certain provisions of the
Plan shall be effective as of the dates set forth herein.
     2.16 Employee means, for Plan Years beginning on and after
January 1, 1991, any person employed by the Employer who is
included on the Federal Insurance Contributions Act rolls of the
Employer; provided, however, the term Employee shall not include
(i) any individual employed on an hourly basis at the Company s
Nampa, Idaho plant and individuals employed at the Fiberglass
Products Division at Wilson, North Carolina or at the GlasTec
Division of the Company and (ii) any employees of an Affiliated
Company who are included in a unit of employees covered by a collective bargaining agreement.  The term Employee includes a
Leased Employee that Section 414(n) of the Code requires the
Employer to treat as an employee, but such Leased Employee shall not be eligible to participate in the Plan.
     2.17 Employer means the Company and any other Affiliated
Company, with respect to its Employees, provided such Affiliated
Company is designated by the Committee as an Employer under the
Plan and whose designation as such has become effective and has continued in effect. The designation shall become effective only when it shall have been accepted by the governing body of the
Employer. An Employer may revoke its acceptance of such
designation at any time, but until such acceptance has been
revoked, all of the provisions of the Plan and amendments thereto shall apply to the Employees of the Employer. In the event the designation of the Employer as such is revoked by the governing body of the Employer, such revocation will not be deemed a
termination of the Plan. The Committee shall have the exclusive right to determine whether any Affiliated Company shall become an
Employer for purposes of the Plan.
     2.18 Entry Date means the first day of each January, April,
July and October.
     2.19 ERISA means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time, and applicable regulations promulgated thereunder.
     2.20 Family Member means with respect to any Employee, such Employee's spouse and lineal ascendants or descendants and the spouses of such lineal ascendants or descendants.
     2.21 Former Participant means any individual who has been a Participant in the Plan, who is no longer in the employ of an
Affiliated Company and who has not yet received the entire
benefit to which he is entitled under the Plan.
     2.22 Highly Compensated Employee means, for each Plan Year beginning before January 1, 1997, any Employee who is determined to be included in subsection (a) after applying the special rules in subsection (b):
     (a) any Employee who, during the Plan Year for which the determination is being made or the immediately preceding Plan
Year:
          (i)  was, at any time, a more than five percent owner
          of any Employer;
          (ii) received Compensation from all Employers in excess
          of $75,000;
          (iii)     received Compensation from all Employers in
          excess of $50, 000 and was in the top 20% of Employees
          for the Plan Year (when ranked on the basis of
          Compensation for such Plan Year); or,
          (iv) was at any time an officer of any Employer and
          received Compensation greater than 50% of the dollar
          limitation in effect under Section 415(b)(1)(A) of the
          Code for the Plan Year.
     (b)  For purposes of determining the Employees who are to be included in subsection (a) above, the following special rules shall apply to this Section 2.22:
          (i)  Any Employee not described in subsection (a)(ii),
          (iii) or (iv) of this Section 2.22 for the Plan Year
          immediately preceding the Plan Year of determination
          shall not be treated as described in subsection
          (a)(ii), (iii) or (iv) of this Section 2.22 for the
          Plan Year of determination unless, in addition to
          meeting the requirements of subsection (a)(ii), (iii)
          or (iv) for the Plan Year of determination, such
          Employee is a member of the group consisting of the one
          hundred Employees paid the highest Compensation during
          that Plan Year.
          (ii) In determining the top 20% of Employees pursuant
          to subsection (a)(iii), Employees who (A) have not
          completed at least six months of service, (B) normally
          work fewer than 17-1/2 hours per week, (C) normally
          work during not more than six months during any Plan
          Year, (D) have not attained age 21 or (E) are covered
          under a collective bargaining agreement (except to the
          extent provided in applicable Treasury regulations)
          shall be excluded from such determination.
          (iii)     In determining officers under subsection
          (a)(iv), no more than fifty (50) Employees (or, if
          less, the greater of three Employees or ten percent of
          the Employees) shall be treated as officers, and if in
          such Plan Year no officer is described in subsection
          (a)(iv), the highest paid officer of any Employer
          during such Plan Year shall be treated as an officer
          for purposes of subsection (a)(iv).
          (iv) If any Employee is a Family Member of an Employee
          who is a more than five percent owner of any Employer
          or a Highly Compensated Employee in the group
          consisting of the ten Highly Compensated Employees paid
          the greatest Compensation during the Plan Year [without
          regard to this subsection (b)(iv)], then (A) such
          Family Member shall not be considered a separate
          Employee and (B) any Compensation paid to such Family
          Member (and any applicable contribution or benefit on
          behalf of such Employee) shall be treated as if it were
          paid to (or on behalf of) the Employee who is the five
          percent owner or one of the ten Highly Compensated
          Employees paid the greatest Compensation during the
          Plan Year.
          (v)  A former Employee whose employment terminates
          prior to the Plan Year of determination shall be
          treated as a Highly Compensated Employee for the Plan
          Year of determination if such Employee was a Highly
          Compensated Employee upon termination of employment
          with an Employer, or such Employee was a Highly
          Compensated Employee at any time after attaining age
          55.
          (vi) "Compensation" for purposes of determining who is
          a Highly Compensated Employee shall have the meaning
          set forth in Section 2.13(c), but prior to any
          reduction on account of a Participant's Tax Reduction Contributions and any other contributions not treated as taxable income by reasons of Sections 125, 402(a)(8)
          or 402(h)(1) (B) of the Code.
          (vii)     The dollar amounts in subsections (a)(ii) and
          (iii) shall be adjusted to such other amount as the
          Secretary of the Treasury shall prescribe at the same
          time and in the same manner as provided under Section
          415(d) of the Code for adjusting the dollar limitation
          in effect under Section 415(b)(1)(A) of the Code.
          (viii)    In determining the number of Employees
          pursuant to this Section, any Employee who is a
          non-resident alien and who receives no earned income
          [within the meaning of Section 911(d)(2) of the Code]
          from any Employer which constitutes income from sources
          within the United States within the meaning of Section
          861(a)(3) of the Code] shall be excluded from such
          determination.
     (c)  Notwithstanding the foregoing provisions of this
Section 2.22, for each Plan Year beginning on and after January
1, 1997, Highly Compensated Employee means any Employee who:
          (i)  was a five percent owner (as defined in Section
          416(i)(l) of the Code) of the Employer at any time
          during the Plan Year or the preceding Plan Year; or
          (ii) for the preceding Plan Year (A) received
          Compensation from the Employer in excess of $80,000,
          adjusted to such other amount as the Secretary of the
          Treasury shall prescribe at the same time and in the
          same manner as provided under Section 415(d) of the
          Code (except that the "base period" shall be the
          calendar quarter ending September 30, 1996) and (B) was
          in the top 20 percent of Employees when ranked on the
          basis of Compensation for such Plan Year.
     2.23 Highly Compensated Participant means a Highly
Compensated Employee who has met the eligibility requirements in accordance with Article III.
     2.24 Hour of Service means each hour credited to an
individual in accordance with the provisions of Section 3.5.
     2.25 Investment Fund or Fund means a fund designated by the
Committee pursuant to Section 9.5 from time to time and
maintained for the purpose of providing a vehicle for the
investment of the Trust Fund, in accordance with the directions of each Participant, Former Participant or Beneficiary with
respect to his Account as provided hereunder, until such
Investment Fund shall be eliminated by action of the Committee and shall, effective as set forth below, include the following funds:
     (a)  Effective as of June 30, 1997:
          (i)  Zurn Stock Fund
          (ii) Household International, Inc. Common Stock Fund
               (Frozen Fund);
          (iii)     Fixed Income Fund;
          (iv) U.S. Stock Fund;
          (v)  International Stock Fund;
          (vi) Managed Growth Funds; and
          (vii)     Managed Balanced Fund.
     (b)  Effective as of the consummation of the USI Merger
Transaction:
          (i)  U.S. Industries Stock Fund
          (ii) Household International, Inc. Common Stock Fund
               (Frozen Fund);
          (iii)     Fixed Income Fund;
          (iv) U.S. Stock Fund;
          (v)  International Stock Fund;
          (vi) Managed Growth Funds; and
          (vii)     Managed Balanced Fund.
     2.26 Investment Plan Contributions mean contributions paid by the Participant on an after-tax basis in accordance with
Section 4.2 of the Plan and contributions which were paid on an after-tax basis pursuant to the terms of the Plan prior to the amendment and restatement of the Plan as set forth herein.
     2.27 Investment Plan Contribution Account means the portion of the individual Account maintained by the Trustee or the
Recordkeeper for each Participant, each Former Participant and each Beneficiary, showing the monetary value of the person's individual interest in the Trust Fund attributable to Investment
Plan Contributions and contributions made on an after-tax basis to the Prior Plan.
     2.28 Interactive Telephone Communication means a
communication between a Participant, Former Participant or
Beneficiary and the Recordkeeper pursuant to a system maintained by the Recordkeeper and communicated to each Participant, Former Participant and Beneficiary whereby each such individual may make elections and exercise options as described herein with respect to his Account through the use of such system and a personal identification number. If a Participant, Former Participant or Beneficiary in writing (i) consents to participate in Interactive Telephone Communication procedures adopted by the Committee and
(ii) acknowledges that actions taken by such Participant, Former Participant or Beneficiary through the use of his personal identification number pursuant to the Interactive Telephone
Communication procedure constitute his signature for purposes of initiating Investment Fund changes, Participant loans and Plan withdrawals, the Participant, Former Participant or Beneficiary,
as the case might be, will be deemed to have given his written consent and authorization to any such action resulting from the use of the Interactive Telephone Communication system by the
Participant, Former Participant or Beneficiary.
     2.29 Key Employee means, as of any Determination Date [as
defined in Section 18.5], any Employee or Former Employee (or
Beneficiary of such Employee) who, at any time during the Plan
Year that includes the Determination Date, or during the
preceding four Plan Years, is:
     (a)  an officer of any Employer having Compensation greater than 50% of the amount in effect under Section 415(b)(1)(A) of the Code for any such Plan Year;
     (b)  one of the ten Employees having Compensation from any
Employer of more than the dollar limitation in effect under
Section 415(c)(1)(A) of the Code and owning the largest interests in such Employer;
     (c)  a more than five percent owner of any Employer; or
     (d) a more than one percent owner of any Employer having Compensation from all Employers of more than $150,000.
     For purposes of this Section 2.29, Compensation shall have the meaning set forth in Section 2.13(c), but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Participant's gross
income under Sections 125, 402(a)(8), 402(h) or 403(b) of the
Code. For purposes of subsection (a) of this Section, no more than 50 Employees (or, if lesser, the greater of three or ten percent of the Employees) shall be treated as officers. For
purposes of subsection (b) of this Section, if two Employees have the same interest in an Employer, the Employee having the greater Compensation shall be treated as having the larger interest. The constructive ownership rules of Section 318 of the Code (or the principles of that section, in the case of an unincorporated
Employer) will apply to determine ownership in each Employer.
     2.30 Leased Employee means an individual who is not in the employ of an Employer and who, pursuant to a leasing agreement between an Employer and any other person ("leasing organization), has performed services for an Employer [or for an Employer and any other person related to an Employer within the meaning of
Section 144(a)(3) of the Code] on a substantially full-time basis for at least one year and, effective on and after January 1,
1997, such services are performed under primary direction or control by the recipient. Leased Employee shall also include any individual who is deemed to be an employee of an Employer under
Section 414(o) of the Code. Notwithstanding the foregoing, if individuals described in the preceding sentences constitute less than 20% of an Employer's non-highly compensated work force
within the meaning of Section 414(n)(5)(C)(ii) of the Code, the
Plan shall not treat an individual as a Leased Employee if the leasing organization covers the individual in a money purchase pension plan providing immediate participation, full and
immediate vesting and a non-integrated contribution formula equal to at least ten percent of the individual's annual compensation
[as defined in Section 415(c)(3) of the Code, but including
amounts contributed by an Employer pursuant to a salary reduction agreement that are excludable from the individual's gross income under Sections 125, 402(a)(8), 402(h) or 403(b) of the Code]. If
any Leased Employee shall be treated as an Employee of an
Employer, however, contributions or benefits provided by the leasing organization which are attributable to services of the
Leased Employee performed for an Employer shall be treated as provided by the Employer.
     2.31 Limitation Year means the calendar year.
     2.32 Matching Company Contributions mean contributions paid to the Plan on behalf of a Participant in accordance with Section
4.5 based on the Participant's Tax Reduction Contributions and
Investment Plan Contributions made pursuant to Sections 4.1 and
4.2 of the Plan.
     2.33 Matching Company Contribution Account means the portion of the individual Account maintained by the Trustee or
Recordkeeper for each Participant, each Former Participant and each Beneficiary, showing the monetary value of that person's individual interest in the Trust Fund attributable to Matching
Company Contributions and employer matching contributions made to the Prior Plan.
     2.34 Named Fiduciary means the Committee.
     2.35 Non-Highly Compensated Employee means any Employee who is neither a Highly Compensated Employee nor a Family Member who
is not treated as a separate Employee under Section 2.22(b)(iv).
     2.36 Non-Highly Compensated Participant means a Participant who is not a Highly Compensated Participant.
     2.37 Non-Key Employee means any Employee who is not a Key
Employee.
     2.38 Normal Retirement Date means a Participant's or Former Participant's 65th birthday.
     2.39 Notice means, unless otherwise provided specifically in this Plan, (i) written Notice on an appropriate form provided by the Committee that is properly completed and executed by the party giving such Notice and which is delivered by hand or by mail to the Committee or to such other party designated by the terms of the Plan or by the Committee to receive the Notice or
(ii) Notice by Interactive Telephone Communication to the
Recordkeeper. Notice to the Committee, the Recordkeeper or to any
other person as provided herein shall be deemed to be given when it is actually received (either physically or by Interactive
Telephone Communication, as the case may be) by the party to whom such Notice is given.
     2.40 Participant means an Employee who has met the
eligibility requirements of the Plan as provided in Article III hereof and who has begun participating in the Plan.
     2.41 Plan means the salary reduction and savings retirement plan and trust embodied herein, as the same may be amended from time to time, and shall be known as "Eljer Tax Reduction
Investment Plan"
     2.42 Plan Year means the twelve (12) month period commencing each January 1 and ending the following December 31; provided, however, that the first Plan Year shall be the short year
commencing April 1, 1989 and ending December 31, 1989.
     2.43 Prior Plan means the Household International Tax
Reduction Investment Plan.
     2.44 Qualified Domestic Relations Order means any judgment, decree, or order (including approval of a property settlement agreement) that (i) relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child or other dependent of a Participant or Former
Participant, (ii) is made pursuant to a state domestic relations law, (iii) creates or recognizes the existence of an Alternate
Payee s right to, or assigns to an Alternate Payee the right to receive all or a portion of the benefits payable with respect to a Participant or Former Participant under the Plan and (iv)
complies with the requirements of Code Section 414(p).
     2.45 Quarterly Valuation Date means the last day of each
calendar quarter.
     2.46 Recordkeeper means any person or entity appointed by
the Committee to perform recordkeeping and other administrative services on behalf of the Plan.
     2.47 Rollover Account means the portion of the Account
maintained by the Trustee or the Recordkeeper for each Employee, each Participant, each Former Participant and each Beneficiary, showing the monetary value of such person's individual interest in the Trust Fund attributable to his Rollover Contribution and amounts contributed as a rollover to the Prior Plan.
     2.48 Rollover Contribution means, in addition to a
contribution described in the last sentence of this Section 2.48, any amount transferred to the Plan that would constitute a
rollover contribution within the meaning of Section 402(a)(5),
403(a)(4) or 408(d)(3) of the Code. Any such rollover
contribution must consist of either (i) all or a portion of the property (in excess of employee contributions) that the Employee received in a distribution from an employee's trust described in
Section 401(a) of the Code which is exempt from tax under Section
501(a) thereof or an annuity plan described in Section 403(a) of the Code and any earnings thereon (whether such contribution is paid directly by the Employee, from such other trust or annuity plan, or from an individual retirement account or individual retirement annuity) or (ii) all or a portion of the proceeds from the sale of property received in such a distribution pursuant to
Section 402(a)(6)(D) of the Code. Commencing January 1, 1993, a
Rollover Contribution shall include an eligible rollover
contribution as described in Code Section 402(c)(4) transferred to the Plan pursuant to an Employee's election as described in
Code Section 401(a)(31)(A).
     2.49 Tax Reduction Contributions mean contributions paid to the Plan on behalf of a Participant on a before-tax basis in accordance with Section 4.1 of the Plan and contributions which were paid on a before-tax basis pursuant to the terms of the Plan prior to the amendment and restatement of the Plan as set forth herein.
     2.50 Tax Reduction Contribution Account means the portion of the individual Account maintained by the Trustee or the
Recordkeeper for each Participant, each Former Participant and each Beneficiary, showing the monetary value of that person's individual interest in the Trust Fund attributable to Tax
Reduction Contributions, contributions made by an Employer
pursuant to Section 4.4 as "qualified non-elective contributions"
within the meaning of Section 401(m)(4)(C) of the Code and
contributions made on a before-tax basis to the Prior Plan.
     2.50A     TRIP+ Contributions mean profit sharing
contributions paid to the Plan on behalf of a Participant in accordance with Section 4.3A of the Plan.
     2.50B     TRIP+ Contribution Account means the portion of
the individual Account maintained by the Trustee or the Recordkeeper for each Participant, each Former Participant and each Beneficiary, showing the monetary value of that person s individual interest in the Trust Fund attributable to TRIP+
Contribution made by the Employer pursuant to Section 4.3A.  Each
TRIP+ Contribution Account shall contain subaccounts to identify separately the portion thereof attributable to TRIP+
Contributions described in Section 4.3A(a) and the portion thereof attributable to TRIP+ Contributions described in Section
4.3A(b).
     2.51 Trust means the fund maintained by the Trustee for the investment of Plan assets in accordance with the terms and conditions of the Trust Agreement.
     2.52 Trust Agreement means the agreement between the Company and the Trustee under which the assets of the Plan are held, administered and managed by the Trustee. The provisions of the Trust Agreement shall be considered an integral part of this Plan as if set forth fully herein.
     2.53 Trust Fund means all assets of whatsoever kind and nature from time to time held by the Trustee pursuant to the terms of the Trust Agreement without distinction as to income or principal out of which benefits of the Plan are provided. The
Trust Fund shall be divided into Investment Funds as provided in
Section 9.5.
     2.54 Trustee means Bankers Trust Company or any successor trustee and any additional trustee or trustees.
     2.55 USI Merger Transaction means the merger transaction documented in the February 16, 1998 merger agreement between USI, Inc., U.S. Industries, Inc., Zurn and others (as the same may be amended).
     2.56 U.S. Industries means U.S. Industries, Inc., a Delaware corporation (formerly known as USI, Inc.) as said corporation exists following the consummation of the USI Merger Transaction.
     2.57 U.S. Industries Stock means the common stock, $0.01 par value, of U.S. Industries.
     2.58 U.S. Industries Stock Fund means an Investment Fund, established effective as of the consummation of the USI Merger Transaction, at which time the Zurn Stock held in the Zurn Stock
Fund shall be converted to U.S. Industries Stock and the Zurn
Stock Fund shall be converted to the U.S. Industries Stock Fund.
The U.S. Industries Stock Fund shall consist exclusively of U.S. Industries Stock provided that a portion not exceeding 10% of the fair market value of the Fund may be held in short-term interest-bearing investments or cash pending purchase of U.S. Industries
Stock and to provide sufficient liquidity for transfers out of the Fund, withdrawals and loans. Unless otherwise limited under the terms of the Trust Agreement, the Trustee may purchase or sell U.S. Industries Stock on the open market or by privately-negotiated transaction; provided however, that any such purchase or sale shall be made only in exchange for fair market value as determined by the Trustee and, provided further that, except for purchases or sales of U.S. Industries Stock on the New York Stock Exchange, no commission shall be charged or paid with respect to any purchase or sale of U.S. Industries Stock by the Trustee.
Any distributions, dividends or other income received by the Trustee with respect to the U.S. Industries Stock Fund shall be reinvested by the Trustee in the U.S. Industries Stock Fund. The Committee shall provide, at such time and in such manner as it shall determine in its discretion, whether share or unit accounting be performed with respect to the U.S. Industries Stock
Fund.
     2.59 Valuation Date means the close of business on the last day of each month, or such other date or dates as the Committee shall establish from time to time.
     2.60 Year of Service has the meaning set forth in Section
3.6.
     2.61 Zurn means Zurn Industries, Inc., a Pennsylvania
Corporation or any successor thereto.
     2.62 Zurn Stock means the common stock, $0.50 par value, of Zurn Industries, Inc.
     2.63 Zurn Stock Fund means an Investment Fund, established effective as of June 30, 1997 in connection with contributions of Zurn Stock as provided in Section 4.7 and continued through the date the USI Merger Transaction is consummated, at which time the Zurn Stock held in the Zurn Stock Fund shall be converted to U.S. Industries Stock and the Zurn Stock Fund shall be converted to the U.S. Industries Stock Fund. Prior to such conversion, the Zurn Stock Fund shall consist exclusively of Zurn Stock provided that a portion not exceeding 10% of the fair market value of the Fund may be held in short-term interest-bearing investments or cash pending purchase of Zurn Stock and to provide sufficient liquidity for transfers out of the Fund, withdrawals and loans.
Unless otherwise limited under the terms of the Trust Agreement, the Trustee may purchase or sell Zurn Stock on the open market or by privately-negotiated transaction; provided however, that any such purchase or sale shall be made only in exchange for fair market value as determined by the Trustee and, provided further that, except for purchases or sales of Zurn Stock on the New York
Stock Exchange, no commission shall be charged or paid with respect to any purchase or sale of Zurn Stock by the Trustee.
Any distributions, dividends or other income received by the Trustee with respect to the Zurn Stock Fund shall be reinvested by the Trustee in the Zurn Stock Fund. The Committee shall provide, at such time and in such manner as it shall determine in its discretion, whether share or unit accounting be performed with respect to the Zurn Stock Fund. Prior to July 1, 1997 or such later date as shall be selected by the Committee, in its discretion, the Zurn Stock Fund is not available for investment elections by Participants, Former Participants, Beneficiaries or
Alternate Payees.
Except as otherwise indicated by the context, any masculine terminology used herein also includes the feminine and neuter, and vice versa, and the definition of any term herein in the singular shall also include the plural, and vice versa.
                          ARTICLE III
               PARTICIPATION AND YEARS OF SERVICE
     3.1  Eligibility to Participate.
     (a) Prior Plan Participants. An individual who was eligible to participate in the Prior Plan on March 31, 1989 and who is an Employee of an Employer on April l, 1989 shall be eligible to participate in this Plan as of April l, 1989
     (b) Other Employees. Each other Employee who is hired by the Employer prior to January 1, 1996 shall be eligible to participate in the Plan on the Entry Date (if he is employed by the Employer on that date) that coincides with or that next follows the earlier of (i) the date he completes three Years of Service; or (ii) the date he attains age 21 and completes one
Year of Service. Each other Employee who is hired by the Employer on or after January 1, 1996 shall be eligible to participate in the Plan on the Entry Date (if he is employed by the Employer on that date) that coincides with or that next follows the date he attains age 21 and completes one Year of Service.
     3.2 Commencement of Participation. Any Employee who has satisfied the eligibility requirements of Section 3.1 shall become a Participant on the Entry Date coinciding with or next following the date the Employee satisfies such eligibility requirements. Any Employee eligible to participate in the Plan who desires to make Tax Reduction Contributions and/or Investment
Plan Contributions may elect to make such contributions by executing and filing with his Employer an enrollment form, in such form and manner as the Committee may prescribe, on which he
(i) authorizes Tax Reduction Contributions pursuant to a tax reduction agreement as described in Section 4.1(b), or Investment
Plan Contributions pursuant to an investment plan agreement as described in Section 4.2(b), or both, and (ii) designates a contribution rate. Participation in the Plan with respect to such contributions shall commence on the effective date of the Employee s agreement in accordance with the provisions of Section
4.1(b) or Section 4.2(b), whichever date is earlier, and shall continue in effect until amended or terminated. Upon commencement of participation, each Employee shall designate a Beneficiary and shall elect the Investment Funds to which contributions made to the Plan on his behalf are to be allocated.
By commencing participation in the Plan, the Employee agrees to be bound by all terms and conditions of the Plan as then in effect or as thereafter amended.
     3.3 Waiver of Participation. Any Employee eligible to participate in the Plan who chooses not to participate in the Plan with respect to Investment Plan Contributions and Tax
Reduction Contributions as of the first Entry Date following the date he becomes eligible to participate shall waive his right to participate until any subsequent Entry Date with respect to such contributions.
     3.4  Transfers from or to Eligible Employment.  If a
Participant is transferred to a class of employment not eligible for participation in this Plan but continues to be employed by an Affiliated Company, no further contributions to the Trust shall be made by or on behalf of the Participant under the Plan with respect to periods on and after the transfer unless the Participant is subsequently transferred back to eligible employment. In addition, a new enrollment form containing a tax reduction agreement must be executed in accordance with Section
4.1(b) or a new enrollment form containing an investment plan agreement must be executed in accordance with Section 4.2(b) before any Investment Plan Contributions or Tax Reduction
Contributions are made to the Plan on behalf of the Participant.
During the period of his employment in such transferred position:
     (1)  vesting shall continue in Matching Company
          Contributions and TRIP+ Contributions; and
     (2) he may make withdrawals, transfer his account among the Funds, apply for loans pursuant to Article XIII, and change Beneficiaries in accordance with the provisions of the Plan.
If an employee is transferred to a class of employment eligible for participation in this Plan, such Employee shall commence participation in the Plan upon satisfying the eligibility requirements of Section 3.1 determined by including all of such employee s Years of Service (including Years of Service for periods during which such Employee was in a class of employment not eligible to participate in the Plan. In addition, such Employee will be credited with Credited Service for periods of service with the Company or an Affiliated Company during which he was in a class of employment not eligible to participate in the Plan for purposes of calculating TRIP+ Contributions to be made on his behalf under Section 4.3A.
     3.5  Hour of Service. An "Hour of Service" means:
     (a) Performance of Duties. Each actual hour for which an individual is paid or entitled to be paid for the performance of duties for an Affiliated Company;
     (b) Nonworking Paid Time. Each hour for which an individual is paid or entitled to be paid by an Affiliated Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity, disability, layoff, jury duty, military duty or leave of absence provided, however, that no credit shall be given for payments made or due under a plan maintained solely for the purpose of complying with applicable worker's or unemployment compensation or disability insurance laws or for payments which solely reimburse an individual for medical or medically related expenses incurred by the individual; and
     (c) Back Pay. Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Affiliated Company.
     Notwithstanding any other provision of this Plan to the contrary, an individual shall not be credited with Hours of Service more than once with respect to the same period of time.
     3.6  Year of Service.
     (a) In General. A "Year of Service" means each 365 day period (disregarding fractional years), measured during the period beginning on the date on which an employee of an Affiliated Company (whether or not in a class of employment eligible to participate in the Plan) first completes an Hour of Service (or the first day of the month in which he is employed and completes an Hour of Service, if his employment commences on the first regularly scheduled workday of a month) and ending on the earlier of (i) the date such employee quits, is discharged, retires or dies or (ii) the first anniversary of the date such employee is absent from active employment for any other reason including, but not limited to, short-term disability, vacation, leave of absence or layoff. The applicable date under (i) or (ii) is such employee's "severance from service date".
     (b) Service Spanning Rules. Notwithstanding the foregoing, if an employee is severed from service with an Affiliated Company by reason of quitting, discharge or retirement but returns to employment with an Affiliated Company and performs an Hour of Service within the 365 day period ending on the first anniversary of his severance from service date, the interim period shall count towards the computation of Years of Service. If an employee of an Affiliated Company is absent for a reason described in
(a)(ii) of this Section 3.6 and then quits, is discharged or retires but subsequently returns to employment and performs an Hour of Service, the interim period of absence shall count towards the computation of Years of Service, provided that the date on which such employee again performs an Hour of Service occurs within the 365 day period ending on the first anniversary of the date the employee was first absent from employment for a reason described in (a)(ii) of this Section 3.6.
     (c) Leaves of Absence. In accordance with uniform rules, the Committee may, in its sole and absolute discretion, count certain periods of absence from active employment with an Affiliated Company toward the computation of Years of Service, even if not required pursuant to paragraphs (a) or (b) of this
Section 3.6.
     3.7 Participation and Service Upon Reemployment. If an individual s employment with an Affiliated Company is terminated but he is reemployed as an Employee, the following rules shall apply in determining his eligibility to participate in the Plan and His Years of Service:
     (a) If the reemployed employee was a Participant in the Plan or had satisfied the service and age requirements of Section
3.1 during his prior period of employment, he shall be entitled upon reemployment to become a Participant in the Plan (if he is then included in a class of employment eligible to participate in the Plan). In order to make contributions pursuant to Section
4.1 and/or Section 4.2, he shall be required to execute a new enrollment form containing a tax reduction agreement in accordance with Section 4.1(b) and/or a new investment plan agreement in accordance with Section 4.2(b).
     (b) If the reemployed employee was not a Participant in the Plan or had not satisfied the service and age requirements of
Section 3.1 during his prior period of employment, such service and age requirements must be satisfied and the employee must be included in a class of employment eligible to participate in the Plan before he becomes a Participant upon reemployment; provided, however, that any Years of Service and Credited Service credited during his prior period of employment shall be automatically reinstated as of the date of his reemployment.
     3.8  Predecessor Service. Credit towards Hours and Years of
Service shall be given for periods of employment with any corporation that is a predecessor corporation of an Employer, or a corporation merged, consolidated or liquidated into an Employer or a predecessor of an Employer, or a corporation, substantially all of the assets of which have been acquired by an Employer, but only to the extent required by Section 414(a) of the Code;
provided, however, that even if not required by the Code, the Committee, on a nondiscriminatory basis may, in its sole and absolute discretion, grant credit for Hours and Years of Service with a predecessor corporation. Without limitation of the foregoing, all service credited to an employee of an Affiliated
Company as of March 31, 1989 for eligibility and vesting purposes under the terms of the Prior Plan shall be credited as of April
1, 1989 for such purpose hereunder.
     3.9  Credited Service.
     (a) In General. Credited Service shall be used to determine the amount of TRIP+ Contributions to be made by the Employer on behalf of each Participant under Section 4.3A and shall be calculated in accordance with paragraph (b) of this
Section 3.9.
     (b)  Calculation of Credited Service.  In determining an
Employee s Credited Service under the Plan, each Employee will be credited with periods of service credited under any defined benefit pension plan maintained by the Company or an Affiliated
Company (a "Pension Plan") and, with respect to any periods of service not credited to an Employee under a Pension Plan, the Employee s service with the Company or an Affiliated Company and any predecessor entity to the Company or an Affiliated Company commencing on the date the Employee first completes an Hour of Service for the Company, an affiliated Company or any predecessor entity to the Company or an Affiliated Company and ending on the date he separates from service with the Company or an Affiliated
Company. For periods during which an Employee is not credited with service under a Pension Plan, the Employee will be credited with one month of service for each month in which he performs one
Hour of Service or in which he receives short-term or long-term disability payments from a disability program maintained by the Company or an Affiliated Company.
                          ARTICLE IV
                         CONTRIBUTIONS
     4.1  Tax Reduction Contributions.
     (a) Amount of Contributions. Any Employee eligible to participate in the Plan may elect to have the Company make Tax
Reduction Contributions to the Trust on his behalf by executing an enrollment form containing a tax reduction agreement as described in Section 4.1(b). The amount of Tax Reduction
Contributions made on behalf of a Participant for any payday shall equal that whole percentage of his Compensation per payday selected by the Participant, subject to the restrictions and limitations of Section 4.6 and Article V hereof.
     (b)  Tax Reduction Agreement.
          (i) Nature of Agreement. The tax reduction agreement referred to in Section 4.1(a) shall be a legally binding agreement (on a form prescribed by the Committee) whereby (A) the Participant agrees that, as of the effective date of the agreement, the Compensation otherwise payable to him thereafter shall be reduced by a whole percentage (as selected by the Participant) not to exceed the maximum percentage permitted under Section 4.6, and (B) the Employer agrees to contribute the total amount of such reduction in Compensation to the Trust on behalf of the Participant as a Tax Reduction Contribution under
          Section 4.1(a). Such contributions may be made by the Employer to the Trust on a monthly basis, provided that in no event shall the Company's aggregate contribution on behalf of a Participant under Section 4.1(a) with respect to any pay period be made to the Trust later than the earliest date on which the contribution can reasonably be segregated from the Company s general assets or such later date prescribed by the Code or applicable Treasury or Department of Labor regulations.
          Subject to the provisions of paragraph (v) of this
          Section 4.1(b) and Article V hereof, a Participant's tax reduction agreement shall remain in effect until modified or terminated in accordance with paragraphs
          (iii) or (iv) of this Section 4.1(b).
          (ii) Effective Date of Agreement. The effective date of a Participant's tax reduction agreement shall be no earlier than the first Entry Date commencing at least
          30 days after such agreement is received in executed form by the Committee (provided such effective date is no earlier than the date the Participant first becomes eligible to participate in the Plan).
          (iii)     Amendment of Agreement.
               (A)  A Participant may amend his tax reduction
                    agreement with respect to Compensation not yet paid to provide a new lower whole percentage to be used to determine his reduced Compensation amount; provided, however, the amended tax reduction agreement shall be effective no earlier than the first
                    Entry Date commencing at least 30 days after Notice is received. A Participant may not amend his tax reduction agreement to lower his percentage more often than two times in any Plan Year.
               (B)  A Participant may amend his tax reduction
                    agreement with respect to Compensation not yet paid to provide a new higher percentage
                    (within the limits of Section 4.6) to be used to determine his reduced Compensation amount.
                    A Participant who is a Non-Highly Compensated
                    Employee may increase his Tax Reduction
                    Contributions effective as of any Entry Date, provided that the Committee has received an amended tax reduction agreement at least 30 days prior to such Entry Date. A Participant who is a Highly Compensated Employee may increase his Tax Reduction Contributions effective only as of the first day of a Plan
                    Year, provided that the Committee has
                    received an amended tax reduction agreement at least 30 days prior to the first day of such Plan Year. The Committee may, in its sole and absolute discretion, shorten the 30-day prior notice periods required under this paragraph (iii).
          (iv) Termination of Agreement. A Participant may terminate his tax reduction agreement at any time with respect to Compensation not yet paid. The effective date of termination shall be as soon as administratively possible after the Participant's notice of termination is received in executed form by the Committee. Any Participant who terminates his tax reduction agreement shall be permitted to execute a new tax reduction agreement and resume having contributions made to the Trust on his behalf under Section 4.1(a), provided that the effective date of such new tax reduction agreement shall be determined in the same manner as the effective date is determined for increased Tax Reduction Contributions under paragraph
          (iii) of this Section 4.1(b).
          (v) Transfer to Ineligible Employment or Termination of Employment. A Participant's tax reduction agreement shall terminate automatically if the Participant transfers to a class of employment not eligible for participation in this Plan or if he terminates his reemployment with the Employer. Upon return of the Participant to eligible employment, the Participant shall be permitted to execute a new tax reduction agreement and resume having contributions made to the Trust on his behalf under Section 4.1(a), provided that the effective date of the new tax reduction agreement shall be no earlier than the later of (A) the first
          Entry Date commencing at least 30 days after the agreement is received in executed form by the Committee or (B) the date the Participant resumes eligible employment. Transfers of Participants to different payroll systems among the Employers shall be administered by procedures established by the Committee.
     4.2  Investment Plan Contributions.
     (a) Amount of Contributions. Any Employee eligible to participate in the Plan may elect to make Investment Plan
Contributions to the Trust by executing an enrollment form containing an investment plan agreement as described in Section
4.2(b). The amount of Investment Plan Contributions made by a Participant for any payday shall equal that whole percentage of his Compensation per payday selected by the Participant, subject to the restrictions and limitations contained in Section 4.6 and
Article VI hereof.
     (b) Investment Plan Agreement.
          (i) Nature of Agreement. The investment plan agreement referred to in Section 4.2(a) shall be a legally binding agreement (on a form prescribed by the Committee) whereby (A) the Participant agrees that, as of the effective date of the agreement, the Compensation otherwise payable to him thereafter shall be adjusted by a whole percentage (as selected by the Participant) not to exceed the maximum percentage permitted under Section 4.6 and (B) the Participant agrees to contribute the total amount of said adjustment in Compensation upon each payday to the Trust as an Investment Plan Contribution under Section
          4.2(a). Such contributions may be made by the Employer to the Trust on a monthly basis, provided that in no event shall the Company s aggregate contribution on behalf of a Participant under Section 4.2(a) with respect to any pay period be made to the Trust later than the earliest date on which the contribution can reasonably be segregated from the Company s general assets or such later date prescribed by the Code or applicable Treasury or Department of Labor regulations.
          Subject to the provisions of paragraph (v) of this
          Section 4.2(b) and Article VI hereof, a Participant's investment plan agreement shall remain in effect until modified or terminated in accordance with paragraphs
          (iii) or (iv) of this Section 4.2(b).
          (ii) Effective Date of Agreement. The effective date of a Participant's investment plan agreement shall be no earlier than the first Entry Date commencing at least 30 days after such agreement is received in executed form by the Committee (provided such effective date is no earlier than the date the Participant first becomes eligible to participate in the Plan).
          (iii) Amendment of Agreement. A Participant may amend his investment plan agreement at any time with respect to Compensation not yet paid to increase or to decrease the whole percentage of his Compensation
          (within the limits of Section 4.6) to be used to determine his Investment Plan Contribution. The amended investment plan agreement shall be effective no earlier than the first Entry Date commencing at least
          30 days after Notice is received. A Participant may not amend his investment plan agreement under this
          Section 4.2(b)(iii) more often than two times in any Plan Year.
          (iv) Termination of Agreement. A Participant may terminate his investment plan agreement at any time with respect to Compensation not yet paid. The effective date of termination shall be as soon as administratively possible after the Participant's notice of termination is received in executed form by the Committee. Any Participant who terminates his investment plan agreement shall be permitted to execute a new investment plan agreement and resume making contributions to the Trust under Section 4.2(a), provided that the effective date of such new investment plan agreement shall be no earlier than a subsequent
          Entry Date (and, in the case of a Highly Compensated Participant, the first Entry Date in the following Plan
          Year), in any case commencing at least 30 days after the new investment plan agreement is received in executed form by the Committee.
          (v) Transfer to Ineligible Employment or Termination of Employment. A Participant's investment plan agreement shall terminate automatically if the Participant transfers to a class of employment not eligible for participation in this Plan or if he terminates his employment with the Employer. Upon return of the Participant to eligible employment, the Participant shall be permitted to execute a new investment plan agreement and resume making contributions to the Trust under Section 4.2(a), provided that the effective date of the new investment plan agreement shall be no earlier than the later of
          (A) first Entry Date commencing at least 30 days after the agreement is received in executed form by the Committee or (B) the date the Participant resumes eligible employment. Transfers of Participants to different payroll systems among the Employers shall be administered by procedures established by the Committee.
     4.3  Matching Company Contributions.
     (a) Contributions. In addition to the contributions described in Sections 4.1, 4.2, 4.3A and 4.4 hereof, the Employer shall make Matching Company Contributions to the Trust on behalf of each Participant. The amount of Matching Company Contributions for any given Plan Year shall be determined by the Employer, in conjunction with Zurn, and shall be subject to the limitations of Section 6.1; provided, however, that no Matching
Company Contributions will be made with respect to Tax Reduction Contributions or Investment Plan Contributions that in the aggregate exceed 6% of a Participant's Compensation for the Plan
Year. If, as of the last day of any Plan Year, the Employer determines that a Participant who is an Employee on the last day of such Plan Year did not receive the amount of Matching Company Contributions to which such Participant was entitled for the Plan
Year based on his Tax Reduction Contributions and Investment Plan contributions made during the Plan Year and his Compensation for the Plan Year, the Employer shall make an additional Matching
Company Contribution on behalf of such Participant in an amount necessary to provide the Participant with the Matching Company Contribution to which he is entitled for such Plan Year at the time prescribed in Section 4.3(b).
     (b)  Timing of Matching Company Contributions.  The Matching
Company Contributions made to the Trust under Section 4.3(a) for any Plan Year generally shall be made quarterly, and in no event later than the date described in Section 4.5.
     (c) Waiver of Matching Contributions. In accordance with rules prescribed by the Committee, a Participant may waive in advance of any Plan Year or other prescribed period the allocation of Matching Company Contributions to his Matching
Company Contribution Account that otherwise would be made thereto.
     4.3A TRIP+ Contributions. In addition to the contributions described in Sections 4.1, 4.2, 4.3 and 4.4 hereof, the Employer shall make TRIP+ Contributions to the Trust for each calendar quarter in the amount determined under paragraphs (a) and (b) below.
     (a) Level One Contributions. The Employer shall contribute on behalf of each Participant an amount equal to 2% of the Participant s Compensation.
     (b) Level Two Contributions. The Employer shall contribute on behalf of each Participant a percentage of the Participant s Compensation determined under the following formula, based on the Participant s years of Credited Service:

Years of Credited
Service
Percentage of
Compensation


     Less than 5
0%


     5 but less than 15
2%


     15 but less than
     20
4%


     20 or more
7%

The Employer may for any Plan Year designate all or any portion of the TRIP+ Contributions made pursuant to this Section 4.3A(b)
for such Plan Year as "qualified non-elective contributions"
within the meaning of Section 401(m)(4)(C) of the Code.
     4.4  Employer Qualified Non-Elective Contributions.  To
insure that the Actual Deferral Percentage tests of Section
401(k) of the Code as described in Section 5.2 hereof or the
Contribution Percentage tests of Section 401(m) of the Code as described in Section 6.1 hereof are met for any Plan Year, an
Employer, under such rules and regulations as the Secretary of the Treasury may prescribe, may make additional contributions that shall constitute "qualified non-elective contributions"
within the meaning of Section 401(m)(4)(C) of the Code on behalf of Non-Highly Compensated Employees selected by the Company who are eligible to make Tax Reduction Contributions or Investment
Plan Contributions for the Plan Year.  Each Plan Year an Employer
shall designate the portion, if any, of the qualified
non-elective contributions that it made for the Plan Year that shall be considered under Section 5.2 for the Actual Deferral
Percentage tests and the portion, if any, that shall be
considered under Section 6.1 for the Contribution Percentage test.
     4.5  Time of Contributions.  In addition to any other
requirements hereunder relating to the timing of contributions, contributions made by an Employer pursuant to Sections 4.1, 4.3,
4.3A or 4.4 if any, for any fiscal year of the Employer shall be paid in full not later than the time prescribed by law to enable the Employer to obtain a deduction therefor on its Federal income tax return for said year.  Contributions made after the last day of the Plan Year but within the time for filing an Employer's
Federal income tax return (including extensions thereof) for the fiscal year that ends with or within the last day of the Plan
Year shall be deemed made as of the last day of that Plan Year if so directed by the Employer, except such contributions shall not share in increase, decreases, or income to the Trust Fund prior to the date actually made.  Notwithstanding the foregoing, upon an Employer's request, a contribution that was made upon a
mistake of fact or upon deductibility of the contribution shall be returned to the Employer within one year after the payment of the contribution or disallowance of the deduction (to the extent disallowed) as the case may be; provided, however, the amount returned to an Employer due to mistake of fact or denial of
deductibility shall not be increased by any earnings thereon and shall be reduced by any losses attributable to such amount.
     4.6  Maximum Combined Tax Reduction and Investment Plan
Contributions.  Notwithstanding any provision of Sections 4.1 and
4.2 to the contrary, no Participant may make Tax Reduction
Contributions and/or Investment Plan Contributions in an amount, when combined for any Plan Year, in excess of 15% of such
Participant's Compensation or such other percentage as the
Committee shall determine for purposes of complying with any restriction or limitation imposed by the Code.
     4.7  Manner of Making Contributions.  All contributions to the Trust shall be paid directly to the Trustee.  Tax Reduction
Contributions and Investment Plan Contributions shall be made in cash.  Matching Company Contributions and TRIP+ Contributions
made with respect to calendar quarters ending on and after June
30, 1997 and before June 30, 1998 shall be made in Zurn Stock except as otherwise directed by Zurn, acting in its discretion.
Matching Company Contributions and TRIP+ Contributions made with respect to calendar quarters ending on and after June 30, 1998 shall be made in U.S. Industries Stock except as otherwise
directed by Zurn, acting in its discretion.  Rollover
Contributions shall be made as provided in Section 4.9.  In
connection with each contribution, the Employer shall provide the
Recordkeeper with the following information:
     (a)  the identity of each Participant on whose behalf the
contribution is being made and the amount thereof; and
     (b)  whether the amount contributed on behalf of the
Participant is a Tax Reduction Contribution, an Investment Plan
Contribution, a Matching Company Contribution, a TRIP+
Contribution, or a Rollover Contribution.
The Recordkeeper shall provide the Trustee with any of the
information received by it which is necessary for the Trustee to perform its duties and obligations with respect to the Trust.
     4.8  Reduction of Employer Contributions.  The aggregate
contributions of each Employer pursuant to Sections 4.3, 4.3A and
4.4 in any Plan Year shall be reduced by the value of Accounts forfeited under the provisions of Sections 5.1, 5.3, 6.2, 8.3,
10.3 and 11.9 after payment of expenses pursuant to Section 14.8.
     4.9  Rollover Contributions.  Any Participant or Employee
(including an Employee who has not satisfied the eligibility requirements of Article III), with the Committee's written
consent and after complying with all applicable laws and filing with the Trustee the form prescribed by the Committee, may make or have made on his behalf a Rollover Contribution as described in Section 2.48.  The Committee may adopt rollover procedures and, before permitting a Rollover Contribution, may require an
Employee to furnish such information regarding the amount
proposed to be rolled over as the Committee determines is
necessary or appropriate.  If a Rollover Contribution is made by or on behalf of an Employee who has not satisfied the eligibility requirements of Article III, the provisions of the Plan shall be generally applicable to such Employee and the Rollover
Contribution, unless expressly provided otherwise herein.  The
Committee shall allocate and credit a Rollover Contribution to the contributing party's Rollover Contribution Account as of the
Valuation Date immediately following the date on which the
Rollover Contribution is made.  A Rollover Contribution shall be nonforfeitable and the value thereof shall be paid to the
Participant in the manner the Participant (or, if applicable, the
Participant's Beneficiary) elects pursuant to Section 11.4 upon retirement, termination of employment, Disability or death.
Rollover Contributions shall be made in cash and not in stock or other property, unless otherwise permitted by the Committee.  An investment election on a form prescribed by the Committee shall be submitted with an Employee's Rollover Contribution and shall direct that such contribution be invested in the Investment Funds in multiples described in Section 9.5(d).  Hereafter, the
Employee may change the investment of his Rollover Contribution in accordance with Section 9.5(d)(ii).
     4.10 Transfers from Other Plans.  The Committee, in its
discretion, may accept a direct transfer to the Plan from another plan qualified under Section 401(a) of the Code of all or a
portion of the amount credited under such other plan to an
Employee; provided, however, that the Plan shall not accept a transfer from any plan that is subject to the survivor annuity requirements of Sections 401(a)(11) or 417 of the Code.  The
Committee may adopt rules with respect to any such transfer
including, but not limited to, rules with respect to accounting for, and the investment of, amounts transferred.  In the event that an amount transferred to the Plan pursuant to this Section
4.10 is attributable to a cash or deferred election that was made pursuant to Section 401(k) of the Code, such amount shall be subject to the same rules that apply under the Plan to Tax
Reduction Contributions.
ARTICLE V
                LIMITATIONS AND RESTRICTIONS ON
                  TAX REDUCTION CONTRIBUTIONS
     5.1  Dollar Limitation.  For any taxable year of a Partici-
pant, the aggregate amount of (i) contributions made to the Plan pursuant to Section 4.1 on behalf the Participant for that
taxable year, and (ii) amounts deferred by the Participant for that taxable year under a salary reduction agreement under any other plan, contract or agreement described in Sections 401(k),
403(b) or 408(k) of the Code sponsored by an Affiliated Company, shall not exceed $7,000 or such other dollar limitation
prescribed by Code Section 402(g) for that taxable year as
adjusted by the Secretary of the Treasury at the same time and in the same manner as provided under Section 415(d) of the Code for adjusting the dollar limitation in effect under Section
415(b)(1)(A) of the Code (such dollar limitation, as adjusted, shall hereinafter be referred to as the "Annual Deferral
Limitation").
     If Tax Reduction Contributions made on behalf of a
Participant for a taxable year exceed the Annual Deferral
Limitation for that year, the amount of such excess-shall be referred to as "Excess Elective Deferrals." Excess Elective
Deferrals (adjusted for the income or loss attributable to such excess amount) shall be distributed to the Participant not later than the April 15 immediately following the taxable year of the
Participant for which the Excess Elective Deferrals were made to the Plan.  The Company shall reduce the amount of the Excess
Elective Deferrals under this Section 5.1 by the amount of Excess
Contributions (as determined under Section 5.3), if any,
previously distributed to the Participant for the Plan Year
beginning in that taxable year.  The Company shall determine the net income or net loss in the same manner as described in Section
5.3 for Excess Contributions, except the numerator of the
allocation fraction shall be the amount of the Participant's
Excess Elective Deferrals for the taxable year under this Section
5.1 and the denominator of the allocation fraction shall be the balance of the Participant's Tax Reduction Contribution Account
attributable to Tax Reduction Contributions as of the end of the
taxable year (without regard to the net income or net loss for the taxable year on that portion of the Participant s Tax
Reduction Contribution Account); provided, however, if there is a loss attributable to such excess amount, the amount of the
distribution adjusted for such loss shall be limited to an amount which does not exceed the lesser of (i) the aggregate balance of the Participant's Tax Reduction Contribution Account or (ii) the
Tax Reduction Contributions made on behalf of the Participant for that taxable year.  In adjusting a Participant's Excess Elective
Deferrals for the income or loss attributable to such Excess
Elective Deferrals, the income or loss attributable to such
excess contributions for the "gap period" shall not be
considered.  For purposes of this Section 5.1, "gap period" shall mean the period beginning with the first day of the taxable year next following the taxable year for which the Excess Elective
Deferrals were made on behalf of the Participant and ending on the date of the distribution.  If the Excess Elective Deferrals are distributed to a Participant from the Plan pursuant to this
Section 5.1, the
Matching Company Contribution, if any, to which such Excess
Elective Deferrals relate (plus any income and minus any loss attributable thereto), determined after the application of
Section 6.2, shall be forfeited (whether or not vested) at the time the Excess Elective Deferrals are distributed, and the
forfeitures shall be applied as set forth in Section 11.12.
     If the Participant also (i) participates in one or more
other qualified cash or deferred arrangements within the meaning of Section 401(k) of the Code, (ii) has employer contribution made on his behalf pursuant to a salary reduction agreement under
Section 408(k) of the Code, or (iii) has an employer contribution made on his behalf pursuant to a salary reduction agreement
toward the purchase of an annuity contract under Section 403(b)
of the Code, and the sum of the elective deferrals [as defined in
Section 402(g)(3) of the Code] that are made for the Participant during a taxable year under such other arrangements and this Plan exceeds the Annual Deferral Limitation for that taxable year, the
Participant shall, not later than the March 1 following the close of his taxable year for which the Excess Elective Deferrals have been made, notify the Committee in writing of the portion of the
Excess Elective Deferrals that he wishes to be allocated to this
Plan, if any, and request that the Tax Reduction Contributions made on his behalf under this Plan be reduced by the allocable amount specified by the Participant.  If all plans, contracts and agreements described in Sections 401(k), 403(b) and 408(k) of the
Code pursuant to which the Participant is able to defer amounts for a taxable year for which Excess Elective Deferrals have been made are sponsored by an Affiliated Company, the Company shall determine to which plan, contract or agreement (including the
Plan) the Excess Elective Deferrals shall be allocated for that taxable year end if the Excess Elective Deferrals are to be
allocated to the Plan, the Company shall notify the Committee in writing not later than March 1 following the close of that
taxable year.  Such notification shall be deemed to be a
notification by the Participant to the Committee.  The portion of
Excess Elective Deferrals that is allocated to this Plan, if any, shall be adjusted for income and loss in the same manner as
described in Section 5.3 and shall then be distributed to the
Participant no later than the immediately following April 15.  If the Tax Reduction Contributions made on behalf of a Participant for a taxable year do not exceed the Annual Deferral Limitation for that taxable year and the Committee has not received any written Notice from the Participant (or deemed to have received such Notice as described above) by the March 1 immediately
following that taxable year notifying the Committee that the
Participant allocates a portion of the Excess Elective Deferrals, if any, for that taxable year to the Plan, the Committee may assume that none of the Tax Reduction Contributions made on
behalf of the Participant for that taxable year constitute Excess
Elective Deferrals and that no distribution is required to be made from the Participant's Tax Reduction Contribution Account pursuant to this Section 5.1.  Notwithstanding the fact that
Excess Elective Deferrals have been (or will be) distributed to a
Highly Compensated Employee as provided above, the excess amount of such Tax Reduction Contributions or the portion of such Tax
Reduction Contributions that are deemed to constitute Excess
Elective Deferrals by reason of the Company's or Participant's written Notice of allocation hereunder shall still be treated as a Tax Reduction Contribution for purposes of applying the Actual
Deferral Percentage test described in Section 5.2 hereof for the
Plan Year in which such Excess Elective Deferrals were made, except to the extent provided under rules prescribed by the
Secretary of Treasury.
     5.2  Actual Deferral Percentage Tests.  For each Plan Year, the Employer shall determine whether the aggregate amount
allocated to each Participant's Tax Reduction Contribution
Account attributable to Tax Reduction Contributions, and
qualified non-elective contributions (that are designated under
Section 4.3A and/or Section 4.4 for  consideration under this
Section 5.2) made for that Plan Year shall satisfy one of the following tests, in addition to the test set forth in Article
VII:
     (a)  the "Actual Deferral Percentage" for the group
consisting of all eligible Highly Compensated Employees (as
defined below) shall not exceed the "Actual Deferral Percentage"
for the group consisting of all eligible Non-Highly Compensated
Employees (as defined below) multiplied by 1.25; or
     (b)  the "Actual Deferral Percentage" for the group
consisting of all eligible Highly Compensated Employees shall not exceed the lesser of (i) 200% of the "Actual Deferral Percentage"
for the group consisting of all eligible Non-Highly Compensated
Employees or (ii) the "Actual Deferral Percentage" for the group consisting of all eligible Non-Highly Compensated Employees plus two percentage points or such lesser amount as the Secretary of the Treasury shall prescribe.
     For purposes of this Article V, the following terms shall
have the following meanings:
     (a)  "Actual Deferral Percentage" for a Plan Year means,
with respect to the group consisting of the eligible Highly
Compensated Employees and the group consisting of the eligible
Non-Highly Compensated Employees, the average (expressed as a percentage) of the ratios, calculated separately for each
Employee in each such group and rounded to the nearest
one-hundredth of one percent, of the amount of Tax Reduction
Contributions and qualified non-elective contributions (which are designated under Section 4.3A and/or Section 4.4 for
consideration under this Section 5.2) allocated to each
Employee s Tax Reduction Contribution Account (unreduced in the case of Highly Compensated Employees by distributions made to such Employee pursuant to Section 5.1 hereof) for such Plan Year to such Employee s Compensation as defined in Section 2.13(c) for the Plan Year.
     For aggregated Family Members treated as a single Highly
Compensated Employee under Section 2.22(b)(iv), the ratio of the family unit is the greater of (i) the ratio determined by
combining the aggregate Tax Reduction Contributions and qualified non-elective contributions (described above) allocated to each
Employee s Tax Reduction Contribution Account (unreduced by
distributions made to such Employee pursuant to Section 5.1
hereof) for such Plan Year and dividing such sum by the
Compensation for such Plan Year of the Family Members who are
Highly Compensated Employees without family aggregation or (ii)
the ratio determined by combining the aggregate Tax Reduction
Contributions and qualified non-elective contributions (described above) allocated to each Employee's Tax Reduction Contribution
Account (unreduced by distributions made to such Employee
pursuant to Section 5.1 hereof) for such Plan
Year and dividing
such sum by the Compensation for such Plan Year
of all aggregated Family Members.  Each Family Member aggregated with a Highly Compensated Employee for purposes of the preceding sentence shall not be considered a separate Employee in
determining the Actual Deferral Percentage for either eligible
Highly Compensated Employees or eligible Non-Highly Compensated
Employees.
     (b)  "Actual Deferral Ratio" means each separately
calculated ratio under subparagraph (a) above.
     An Employee who is considered a Highly Compensated Employee under Section 2.22 or a Non-Highly Compensated Employee under
Section 2.35 shall be considered an "eligible Highly Compensated
Employee" or an "eligible Non-Highly Compensated Employee" for purposes of this Section 5.2 for each Plan Year he is employed by an Employer if he has satisfied the eligibility requirements of
Article III and reached an Entry Date on which he could have become a Participant, regardless of (i) whether he has elected to have an Employer make a Tax Reduction Contribution to the Plan on his behalf under Section 4.1 for that Plan Year, (ii) whether his right to make Tax Reduction Contributions to the Plan for that
Plan Year has been suspended under Section 11.1 due to his
receipt of a hardship distribution, or (iii) he is suspended from further contributions during the Plan Year due to the limitations of Section 415 of the Code as described in Article VIII.
Consequently, for purposes of this Section 5.2, the Actual
Deferral Ratio for each Highly Compensated Employee and
Non-Highly Compensated Employee who is eligible to, but does not elect to have an Employer make an Employee Tax Reduction
Contribution on his behalf to the Plan for a Plan Year, shall be zero for that Plan Year, unless the Employer makes a qualified non-elective contribution to the Plan for a Plan Year to satisfy the Actual Deferral Percentage tests, in which case the Actual
Deferral Ratio for each such Non-Highly Compensated Employee shall be the ratio of that portion of the qualified non-elective contribution attributable to contributions made by the Employer to satisfy the Actual Deferral Percentage tests that is allocated to his Tax Reduction Contribution Account for the Plan Year to
his Compensation as defined in Section 2.13(c) for the Plan Year.
     If any Employee who is an eligible Highly Compensated
Employee is a participant in two or more cash or deferred
arrangements described in Section 401(k) of the Code that are maintained by an Affiliated Company, excluding any such
arrangement that is part of an employee stock ownership plan [as defined in Section 4975(e)(7) of the Code] for purposes of
determining his ratio under this Section 5.2, all such cash or deferred arrangements shall be treated as one cash or deferred arrangement to the extent required under Section 401(k) of the
Code.  For purposes of this Section 5.2, if two or more plans or arrangements described in Section 401(k) of the Code are
considered one plan for the purposes of Sections 401(a)(4) or
410(b) of the Code, such arrangements shall be treated as a
single arrangement, and if the plans use different plan years, the Company shall determine the combined cash or deferred
contributions
and ratios on the basis of the plan years ending in
the same calendar year.  The Committee shall maintain records to demonstrate compliance with the tests under this Section 5.2, including the extent to which the Plan used qualified non-elective contributions pursuant to Section 4.3A and/or Section
4.4 to satisfy a test.
     5.3  Adjustments Required to Satisfy an Actual Deferral
Percentage Test.  If Tax Reduction Contributions made for any
Plan Year do not satisfy one of the tests set forth in Section
5.2, the excess amount that would result in a test being
satisfied for that Plan Year if it had not been made to the Plan shall be referred to as an "Excess Contribution" and the
Committee shall, in its sole and absolute discretion and
notwithstanding any other provision of the Plan to the contrary
(but subject to the provisions of Sections 5.4, 5.5 and 5.6), make appropriate adjustments pursuant to one or more of the
following provisions:
     (a)  Within 2-1/2 months following the close of the Plan
Year for which an Excess Contribution was made, Tax Reduction
Contributions representing the Excess Contribution may be
recharacterized as Investment Plan Contributions, subject to the conditions set forth in this Section 5.3;
     (b)  Within 2-1/2 months following the close of the Plan
Year for which an Excess Contribution was made, if
administratively possible, and within 12 months after the close of such Plan Year at the latest, the Excess Contribution (plus any income and minus any loss attributable thereto) shall be distributed to the Highly Compensated Employees to whose Tax
Reduction Contribution Account all or a portion of such Excess
Contribution was made first from such Highly Compensated
Employees' unmatched Tax Reduction Contributions, and then if necessary, from the such Highly Compensated Employees' matched
Tax Reduction Contributions; provided, however, that if matched
Tax Reduction Contributions are distributed to correct an Excess
Contribution, the Matching Company Contributions to which such
Excess Contribution relates (plus any income and minus any loss attributable thereto) shall be forfeited (whether or not vested)
at the time the Excess Contribution is distributed and the
forfeiture shall be applied as set forth in Section 11.12; or
     (c)  Within the time prescribed by law to enable an Employer to obtain a deduction for a contribution on its federal income tax return for the Plan Year for which an Excess Contribution was made, the Employer shall, if the conditions applicable to
qualified non-elective contributions under final Treasury
Regulations issued by the Secretary of the Treasury are
satisfied, make a qualified non- elective contribution pursuant to Section 4.3A and/or 4.4 on behalf of the eligible Non-Highly
Compensated Employees (as defined in Section 5.2) who meet the requirements of Section 4.4 in an amount sufficient to satisfy one of the tests set forth in Section 5.2 [before or after the application of subsections (a) and/or (b)above].
     Tax Reduction Contributions that are recharacterized as
Investment Plan Contributions pursuant to subsection (a) hereof shall be reported to the Internal Revenue Service and to the affected Highly Compensated Employee as income for the taxable year in which the Highly Compensated Employee would have received the recharacterized Tax Reduction Contributions in cash, had he not elected to have such amounts contributed to the Plan.  These characterized amounts shall be treated as Investment Plan
Contributions for purposes of Sections 72, 401(a)(4) and 6047 of the Code and for purposes of applying the Contribution Percentage tests of Section 6.1 (for the Plan Year when included as income by the Highly Compensated Employee), but such amounts shall be treated for all other purposes under the Plan as Tax Reduction
Contributions.  The Employer shall notify each affected Highly
Compensated Employee of the recharacterization within 2-l/2
months following the Plan Year to which the recharacterization occurs.
     With respect to Plan Years beginning before January 1, 1997, the amount of the Excess Contributions to be distributed pursuant to subsection (b) hereof shall be determined by a leveling
method, under which the Actual Deferral Ratio of the Highly
Compensated Employee with the highest Actual Deferral Ratio is reduced to the extent required (i) to enable the Plan to
satisfying of the Actual Deferral Percentage tests set forth in
Section 5.2 or (ii) to cause such Highly Compensated Employee s
Actual Deferral Ratio to equal the Actual Deferral Ratio of the
Highly Compensated Employee with the next highest Actual Deferral
Ratio.  This procedure shall be repeated until the Plan satisfies one of the Actual Deferral Percentage tests set forth in Section
5.2.  Once the Plan satisfies one of the Actual Deferral
Percentage tests, the amount of the Excess Contributions for each
Highly Compensated Employee who had his Actual Deferral Ratio
reduced under the preceding sentences shall be determined for each such Employee by first subtracting from the total Tax
Reduction Contributions made on his behalf (without regard to this Section 5.3) the product of such Employee's Actual Deferral
Ratio (as reduced under this Section 5.3) and his Compensation and then subtracting the amount of Excess Deferrals for the Plan
Year, if any, that have been previously distributed under Section
5.1 to the Employee for the taxable year ending in that Plan
Year.
     With respect to Plan Years beginning on and after January 1,
1997, the amount of Excess Contributions to be distributed
pursuant to subsection (b) hereof shall be determined by first determining the total dollar amount of Tax Reduction
Contributions which must be reduced to satisfy the limitation and by allocating these amounts, in accordance with guidance provided by the Secretary of the Treasury or his delegate, to the Highly
Compensated Employees on behalf of whom the largest amounts of
Tax Reduction Contributions have been made to the Plan for the given Plan Year.
     Excess Contributions of each Highly Compensated Employee
subject to the family member aggregation rules under Section
2.22(b)(iv) shall be allocated among the Highly Compensated
Employee and his aggregated Family Members in proportion to the
Tax Reduction Contributions and qualified non-elective
contributions that are considered under Section 5.2 of the Highly
Compensated Employee and each such Family Member aggregated with him to determine the combined Actual Deferral Ratio.
     The income or loss attributable to the portion of the Excess
Contributions for a Plan Year that are to be distributed to a
Highly Compensated Employee hereunder shall be determined by multiplying the amount of the income or loss allocable to the
Participant's Tax Reduction Contribution Account for the Plan
Year by a fraction, the numerator of which is the portion of the
Excess Contributions for the Plan Year that is to be distributed to that Participant and the denominator of which is the balance of the Participant's Tax Reduction Contribution Account on the
last day of the Plan Year after adjustment as of such date under
Section 9.4.  In adjusting a Participant's Excess Contributions for the income or loss attributable to such Excess Contributions, the income or loss attributable to such Excess Contributions for the "gap period" shall not be considered.  For purposes of this
Section 5.3, "gap period" shall mean the period beginning with the first day of the Plan Year next following the Plan Year for which the Excess Contributions were made on behalf of the
Participant and ending on the date of the distribution.
     5.4  Election of Applicable Correction Methods By Highly
Compensated Employees.  For purposes of satisfying the Actual
Deferral Percentage tests, the Committee, in its sole discretion, may permit a Highly Compensated Employee to elect whether the appropriate method of correcting Excess Contributions shall be recharacterization pursuant to Section 5.3(a), distribution
pursuant to Section 5.3(b) or a combination of both.
     5.5  Additional Adjustments of Tax Reduction Contributions.
For purposes of assuring compliance with the Actual Deferral
Percentage tests of Section 5.2 hereof, the Committee may, in its sole and absolute discretion, make such adjustments, reductions or suspensions to Tax Reduction Contribution rates of
Participants who are Highly Compensated Employees at such times and in such amounts as the Committee shall reasonably deem
necessary, including prospective reductions of Tax Reduction
Contributions at any time prior to or within a Plan Year.  The
Committee shall make such adjustments, reductions or suspensions based upon periodic reviews of the Tax Reduction Contribution rates of Highly Compensated Employees during the Plan Year and may make such adjustments, reductions or suspensions in any
amount notwithstanding any other provisions hereof.  In addition, the Committee shall take any other action to assure compliance with the Actual Deferral Percentage tests as shall be prescribed by the Secretary of the Treasury.
     5.6  Other Permissible Methods of Testing and Correction.
The provisions of this Article V are intended to conform with
Sections 401(k) and 402(g) of the Code.  In the event that the
Committee determines, based on changes to the Code or
interpretations or guidance issued by the Internal Revenue
Service, that the requirements of such Code sections may be
applied in a manner different from that prescribed in this
Article V, the Committee may make appropriate adjustments to the administration of the Plan to incorporate such changes to the
Code or interpretations or guidance.  If a change to the Code or interpretations or guidance issued by the Internal Revenue
Service results in more than one additional option in the manner in which this Article V may be administered, the Committee shall have the limited discretion to select the option to be used, provided that such option, when compared to the other option or options, results in the smallest adjustment to Participant 's
Accounts.
ARTICLE                        VI
        LIMITATIONS AND RESTRICTIONS ON INVESTMENT PLAN
        CONTRIBUTIONS AND MATCHING COMPANY CONTRIBUTIONS
     6.1  Contribution Percentage Tests.  Subject to the
provisions of this Section 6.1, for each Plan Year, the Employer shall determine, after first applying the provisions of Section
5.3(b), whether the sum of (i) the amounts allocated to each
Participant's Investment Plan Contribution Account attributable to Investment Plan Contributions [including Tax Reduction
Contributions recharacterized as Investment Plan Contributions pursuant to Section 5.3(a)] for that Plan Year, (ii) amounts allocated to each Participant's Matching Company Contribution
Account attributable to Matching Company Contributions (including
Tax Reduction Contributions treated as Matching Company
Contributions pursuant to Section 6.5) for that Plan Year, and
(iii) the amount allocated to each Participant's Tax Reduction
Contribution Account attributable to qualified non-elective
contributions (that are designated under Section 4.3A and/or
Section 4.4 for consideration under this Section 6.1) for that
Plan Year shall satisfy one of the following tests, in addition to the test set forth in Article VII:
     (a)  the "Contribution Percentage" for the group consisting of all eligible Highly Compensated Employees (as defined below)
shall not exceed the "Contribution Percentage" for the group consisting of all eligible Non-Highly Compensated Employees (as defined below) multiplied by 1.25; or
     (b)  the "Contribution Percentage" for the group consisting of all eligible Highly Compensated Employees shall not exceed the lesser of (i) 200% of the "Contribution Percentage" for the group consisting of all eligible Non-Highly Compensated Employees or
(ii) the "Contribution Percentage" for the group consisting of all eligible Non-Highly Compensated Employees plus two percentage points or such lesser amount as the Secretary of the Treasury shall prescribe.
     For purposes of this Article VI, the following terms shall have the following meanings:
     (a)  "Contribution Percentage" for a Plan Year means, with respect to the group consisting of the eligible Highly
Compensated Employees and the group consisting of the eligible
Non-Highly Compensated Employees, the average (expressed as a percentage) of the ratios, calculated separately for each
Employee in each such group, of the sum of (i) the amount of
Investment Plan Contributions allocated to each Investment Plan
Contribution Account for such Plan Year, (ii) the amount of
Matching Company Contributions allocated to each Employee's
Matching Company Contribution Account for such Plan Year, after reduction for forfeited matching contributions, if any, under
Section 5.3(b) and (iii) the amount allocated to each Employee's
Tax Reduction Contribution Account attributable to qualified non-elective contributions which are designated under Section 4.3A and/or Section 4.4 for consideration under this Section 6.1 for such Plan Year to such Employee's Compensation as defined in
Section 2.13(c) for the Plan Year in which the Employees was an eligible Highly Compensated Employee or eligible Non-Highly
Compensated Employee.
     Applicable to Plan Years beginning prior to January 1, 1997, for aggregated Family Members treated as a single Highly
Compensated Employee under Section 2.22 as then in effect, the ratio of the family unit is the greater of (i) the ratio
determined by combining the aggregate Investment Plan
Contributions allocated to each Employee s Investment Plan
Contribution Account for such Plan Year, Matching Company
Contributions allocated to each Employee s Matching Company
Contribution Account for such Plan Year and qualified
non-elective contributions (described above) allocated to his Tax
Reduction Contribution Account for such Plan Year and dividing such sum by the Compensation for such Plan Year of the Family
Members who are Highly Compensated Employees without family
aggregation or (ii) the ratio determined by combining the
aggregate Investment Plan Contributions allocated to each
Employee s Investment Plan Contribution Account for such Plan
Year, Matching Company Contributions allocated to each Employee's
Matching Company Contribution Account for such Plan Year and qualified non-elective contributions (described above) allocated to his Tax Reduction Contribution Account for such Plan Year and dividing such sum by the Compensation considered in the preceding sentence for such Plan Year of all aggregated Family Members.
Each Family Member aggregated with a Highly Compensated Employee for purposes of the preceding sentence shall not be considered a separate Employee in determining the Contribution Percentage for either eligible Highly Compensated Employees or eligible
Non-Highly Compensated Employees.
     (b)  "Actual Contribution Ratio" means each such separately calculated ratio under paragraph (a) above.
     An Employee who is considered a Highly Compensated Employee under Section 2.22 or a Non-Highly Compensated Employee under
Section 2.35 shall be considered an "eligible Highly Compensated
Employee" or an "eligible Non-Highly Compensated Employee" for purposes of this Section 6.1 for each Plan Year he is employed by an Employer if he has satisfied the eligibility requirements of
Article III and reached an Entry Date on which he could have become a Participant, regardless of whether he elected to have an
Employer make an Investment Plan Contribution to the Plan on his behalf under Section 4.2 and is eligible to receive an allocation of an Investment Plan Contribution or a Matching Company
Contribution for that Plan Year.  Consequently, for purposes of this Section 6.1, the Actual Contribution Ratio for each Highly
Compensated Employee and Non-Highly Compensated Employee who is
eligible to, but does not elect to have an Employer make an
Investment Plan Contribution on his behalf to the Plan for a Plan
Year and who does not receive an allocation of a Matching Company
Contribution for the Plan Year, shall be zero for that Plan Year, unless an Employer makes a qualified non-elective contribution to the Plan for a Plan Year to satisfy the Contribution Percentage tests, in which case the Actual Contribution Ratio for each such
Non-Highly Compensated Employee shall be the ratio of that
portion of the qualified non-elective contribution attributable to contributions made by an Employer to satisfy the Contribution
Percentage tests that is allocated to his Tax Reduction
Contribution Account for the Plan Year to his Compensation as
defined in Section 2.13(c) for the Plan Year.
     For purposes of this Section 6.1, if two or more plans of an
Employer to which matching contributions within the meaning of
Section 401(m)(4)(A) of the Code, employee voluntary after-tax contributions or elective deferrals within the meaning of Section
401(m)(4)(B) of the Code are made are treated as one plan for purposes of Section 410(b) of the Code [other than the average benefit test, and excluding allocations under an employee stock ownership plan described in Section 4975(e)(7) or 409 of the
Code, or the portion of a plan that constitutes an employee stock ownership plan], such plans shall be treated as one plan for purposes of this Section 6.1, and, if the plans use different plan years, the Committee shall determine such combined
contributions and the Actual Contribution Ratios of Highly
Compensated Employees eligible to participate in the Plan on the basis of the plan years ending in the same calendar year.  The
Committee shall maintain records to demonstrate compliance with the tests under this Section 6.1, including the extent to which the Plan used qualified non-elective contributions pursuant to
Section 4.3A and/or Section 4.4 to satisfy a test.  In addition, if any Employee who is an eligible Highly Compensated Employee participates in two or more plans described in Section 401(a) of the Code that are maintained by an Affiliated Company to which such contributions are made, all such contributions shall be aggregated for purposes of this Section 6.1 to the extent
required under Section 401(m) of the Code.
     6.2  Adjustments Required to Satisfy a Contribution
Percentage Test.  If Investment Plan Contributions and Matching
Company Contributions made for any Plan Year do not satisfy one of the tests set forth in Section 6.1, the excess amount that would result in a test being satisfied for the Plan Year if it had not been made to the Plan shall be referred to as an "Excess
Aggregate Contribution" and the Committee shall, in its sole and absolute discretion and notwithstanding any other provision
hereof, make appropriate adjustments in accordance with Sections
401(a)(4) and 401(m) the Code (and Treasury regulations
thereunder) pursuant to one or more of the following provisions in the following order, provided that adjustments under
subsection (c) may be made without any adjustments first being made under subsections (a) or (b):
     (a)  Any Investment Plan Contributions made by Highly
Compensated Employees during the Plan Year that are not matched by Matching Company Contributions in accordance with Section 4.3
(plus any income and minus any loss attributable thereto) shall be distributed (according to the method specified in this Section
6.2 below) to the Highly Compensated Employees to whose
Investment Plan Contribution Accounts all or a portion of Excess
Aggregate Contribution was made within 2-1/2 months following the close of the Plan Year, if administratively possible, and within
12 months after the close of such Plan Year, at the latest until either (i) the limits of Section 6.1 are satisfied or (ii) all such contributions are distributed.
     (b)  To the extent that the portion of the Excess Aggregate
Contribution for the Plan Year is allocable to a Matching Company
Contribution and Investment Plan Contributions that are matched in accordance with Section 4.3, the Committee shall eliminate the
Excess Aggregate Contribution by alternately applying paragraphs
(i) and (ii) below [beginning with paragraph (i)], on a pro rata basis.
          (i)  If the Matching Company Contribution is fully
          vested, such vested portion, plus any income and minus
          any loss attributable thereto, shall be distributed to
          the applicable Highly Compensated Employees within
          2-1/2-months following the close of that Plan Year, if
          administratively possible, and within 12 months after
          the close of such Plan Year, at the latest, and if such
          Matching Company Contribution is not fully vested,
          within 2-1/2 months following the close of that Plan
          Year, if administratively possible, and within
          12-months after the close of such Plan Year, at the
          latest, (A) the non-vested portion of such Matching
          Company Contribution, plus any income and minus any
          loss attributable thereto, shall be forfeited from the
          Matching Company Contribution Accounts of the
          applicable Highly Compensated Employees at the time the
          Excess Aggregate Contribution is distributed and the
          forfeitures shall be applied as set forth in Section
          11.12 and (B) the vested portion of such Matching
          Company Contribution, plus any income and minus any
          loss attributable thereto, shall be distributed to the
          applicable Highly Compensated Employees.
          (ii) Any Investment Plan Contributions that were
          matched or would have been matched but for the
          application of this Section 6.2 (plus any income and
          minus any loss attributable thereto) shall be
          distributed (according to the method specified in this
          Section 6.2 below) to the applicable Highly Compensated
          Employees, within 2-1/2 months following the close of
          that Plan Year, if administratively possible, and
          within 12 months after the close of such Plan Year, at
          the latest.
     (c)  Within the time prescribed by law to enable an Employer to obtain a deduction for a contribution on its federal income tax return for the Plan Year for which an Excess Aggregate
Contribution was made, the Employer shall, if the conditions applicable to qualified non-elective contributions under final
Treasury Regulations issued by the Secretary of the Treasury are satisfied make a qualified non-elective contribution pursuant to
Section 4.3A and/or Section 4.4 on behalf of the eligible
Non-Highly Compensated Employees (as defined in Section 6.1) who meet the requirements of Section 4.4 in an amount sufficient to satisfy one of the tests set forth in Section 6.1 before or after the application of subsections (a) and/or (b) above].
     With respect to Plan Years beginning before January 1, 1997, the amount of the Excess Aggregate Contributions to be
distributed or forfeited pursuant to subsections (a) and (b)
hereof shall be determined by a leveling method under which the
Actual Contribution Ratio of the Highly Compensated Employee with the highest Actual Contribution Ratio is reduced to the extent required (i) to enable the Plan to satisfy one of the
Contribution Percentage tests set forth in Section 6.1 or (ii) to cause such Highly Compensated Employee's Actual Contribution
Ratio to equal the Actual Contribution Ratio of the Highly
Compensated Employee with the next highest Actual Contribution
Ratio.  This procedure shall be repeated until the Plan satisfies one of the Contribution Percentage tests set forth in Section
6.1.  Once the Plan satisfies one of the Contribution Percentage tests, the amount of the Excess Aggregate Contributions for each such Highly Compensated Employee who had his Actual Contribution
Ratio reduced under the preceding sentences shall be determined for each such Employee by subtracting from the total Investment
Plan Contributions and Matching Company Contributions made on his behalf (without regard to this Section 6.2) the product of such
Employee's Actual Contribution Ratio (as reduced under this
Section 6.2) and his Compensation.
     With respect to Plan Years beginning on and after January 1,
1997, the amount of Excess Aggregate Contributions to be
distributed pursuant to subsections (a) and (b) hereof shall be determined by first determining the total dollar amount of Excess
Aggregate Contributions which must be reduced to satisfy the limitation and by allocating these amounts, in accordance with guidance provided by the Secretary of the Treasury or his
delegate, to the Highly Compensated Employees on behalf of whom the largest aggregate dollar amounts of Investment Plan
Contributions and Matching Company Contributions (and qualified non-elective contributions that are considered under Section 6.1)
have been made to the Plan for the given Plan Year.
     Applicable to Plan Years beginning prior to January 1, 1997,
Excess Aggregate Contributions of each Highly Compensated
Employee subject to the Family Member aggregation rules of
Section 2.22 as then in effect shall be allocated among the
Highly Compensated Employee and his aggregated Family Members in proportion to the Investment Plan Contributions and Matching
Company Contributions (and qualified non-elective contributions that are considered under Section 6.1) of the Highly Compensated
Employee and each such Family Member aggregated with him to
determine the combined Actual Contribution Ratio.
     The income or loss attributable to the portion of the Excess
Aggregate Contributions for a Plan Year that are to be
distributed to a Highly Compensated Employee or forfeited from his Account shall be determined by multiplying the amount of the income or loss allocable to the Participant's Matching Company
Contribution Account and his Investment Plan Contribution Account
for the Plan Year by a fraction, the numerator of which is the portion of the Excess Aggregate Contributions for the Plan Year
that are to be distributed to that Participant and the
denominator of which is the balance of the Participant's Matching
Company Contribution Account and Investment Plan Contribution
Account on the last day of the Plan Year after adjustment as of such date under Section 9.4.
     In adjusting a Participant's Excess Aggregate Contributions for the income or loss attributable to such excess contributions, the income or loss attributable to such excess contributions for the "gap period" shall not be considered.  For purposes of this
Section 6.2, "gap period" shall mean the period beginning with the first day of the Plan Year next following the Plan Year for which the Excess Aggregate Contributions were made on behalf of the Participant and ending on the date of the distribution.
     6.3  Procedures Applicable to Tax Reduction Contributions
Recharacterized As Investment Plan Contributions.  The
determination of the amount of Excess Aggregate Contributions with respect to a Plan Year shall be made after determining the
Excess Contributions, if any, to be treated as Investment Plan
Contributions due to recharacterization pursuant to Section
5.3(a).  The income allocable to Excess Aggregate Contributions resulting from the recharacterization of Tax Reduction
Contributions shall be determined and distributed as if such recharacterized Tax Reduction Contributions had been distributed pursuant to Section 5.3(b) instead of recharacterized pursuant to
Section 5.3(a).
     6.4  Additional Adjustments and Prospective Reductions of
Investment Plan Contributions.  In the event that it is
determined at any time prior to or within a Plan Year that the
Contribution Percentage tests of Section 6.1 hereof could be exceeded with respect to such Plan Year, the Committee, in its sole and absolute discretion, may make such adjustments,
reductions or suspensions to Investment Plan Contribution rates of Highly Compensated Participants at such times and in such amounts as the Committee shall reasonably deem necessary,
including prospective reductions of Investment Plan Contributions at any time prior to or within a Plan Year.  The Committee shall make such adjustments, reductions or suspensions based upon
periodic reviews of the Investment Plan Contribution rates of
Highly Compensated Participants during the Plan Year and may make such adjustments, reductions or suspensions in any amount
notwithstanding any other provisions hereof.  In addition, the
Committee shall take any other action to assure compliance with the Contribution Percentage tests as shall be prescribed by the
Secretary of the Treasury.  If the Investment Plan Contributions
of Highly Compensated Participants are reduced, the amount of such reduction shall be determined by (i) reducing the maximum allowable Investment Plan Contributions under Section 4.2 to such percentage which will, when applied to all Highly Compensated
Participants (and taking into account any reduction in Matching
Company Contributions as a consequence of a reduction in Tax
Reduction Contributions under Section 5.5 and a reduction in
Investment Plan Contributions hereunder) result in the maximum contribution percentage set forth in Section 6.1 not being
exceeded, and (ii) reducing accordingly the Investment Plan
Contributions that may be made in the remainder of the Plan Year in the case of each Highly Compensated Participant with respect to whom such reduced maximum percentage is exceeded.
Notwithstanding the foregoing, the Committee may round off or estimate the prospective reductions hereunder.  Once a reduction has been made hereunder, it shall remain in effect unless the
Committee determines that it is no longer necessary in order for the maximum contribution percentage to be met.
     6.5  Testing of Tax Reduction Contributions Under
Contribution Percentage Test.  Notwithstanding the foregoing provisions of this Article VI or of Article V, all or a portion of the Tax Reduction Contributions made on behalf of eligible
Non-Highly Compensated Employees may be treated as Matching
Company Contributions made on behalf of such eligible Non-Highly
Compensated Employees for the purpose of meeting the Contribution
Percentage test set forth in Section 6.1, provided that the
Actual Deferral Percentage test of Section 5.2 can be met, both when the Tax Reduction Contributions treated as Matching Company
Contributions hereunder are included in performing such Actual
Deferral Percentage test and when such Tax Reduction
Contributions are excluded in performing such Actual Deferral
Percentage test.  Except for purposes of meeting the Contribution
Percentage test of Section 6.1 to the extent described hereunder, any such Tax Reduction Contributions shall continue to be treated as Tax Reduction Contributions for all other purposes of the
Plan.
     6.6  Other Permissible Methods of Testing and Corrections.
The provisions of this Article VI are intended to conform with
Section 401(m) of the Code.  In the event that the Committee determines, based on changes to the Code or interpretations or guidance issued by the Internal Revenue Service, that the
requirements of such Code section may be applied in a manner different from that prescribed in this Article VI, the Committee may make appropriate adjustments to the administration of the
Plan to incorporate such changes to the Code or interpretations or guidance.  If a change to the Code or interpretations or
guidance issued by the Internal Revenue Service results in more than one additional option in the manner in which this Article VI may be administered, the Committee shall have the limited
discretion to select the option to be used, provided that such option, when compared to the other option or options, results in the smallest adjustment to Participant's Accounts.
                          ARTICLE VII
               AGGREGATE LIMIT ON ACTUAL DEFERRAL
                  AND CONTRIBUTION PERCENTAGES
     7.1  General Rules.  If at least one Highly Compensated
Employee is included in the Actual Deferral Percentage test under
Section 5.2 and in the Contribution Percentage test under Section
6.1, in addition to satisfaction of the Actual Deferral
Percentage test and the Contribution Percentage test, the sum of the Highly Compensated Group's Actual Deferral Percentage under
Section 5.2 and Contribution Percentage under Section 6.1 may not exceed the aggregate limit (the "multiple use limitation") of this Article VII.  The multiple use limitation of this Article
VII does not apply, however, unless prior to the application of the multiple use limitation, the Actual Deferral Percentage and the Contribution Percentage of the Highly Compensated Group each exceeds 125% of the respective percentages for the Non-Highly
Compensated Group.
     7.2  Multiple Use Limitation.  The multiple use limitation is the greater of:
     (a)  the sum of (i) and (ii), where:
          (i)  is 1.25 times the greater of:
               (A)  the Actual Deferral Percentage of the
                    Non-Highly Compensated Group under Section
                    5.2 for the Plan Year; or
               (B)  the Contribution Percentage of the Non-Highly
                    Compensated  Group under Section 6.1 for the
                    Plan Year; and
          (ii) is equal to two percentage points plus the lesser
          of the percentage in subsection (i)(A) or (i)(B) above,
          but not more than twice the lesser of the percentage in
          subsection (i)(A)or (i)(B); or
     (b)  the sum of (i) and (ii), where:
          (i)  is equal to 1.25 times the lesser of:
               (A)  the Actual Deferral Percentage of the
                    Non-Highly Compensated Group under Section
                    5.2 for the Plan Year; or
               (B)  the Contribution Percentage of the Non-Highly
                    Compensated Group under Section 6.1 for the
                    Plan Year; and
          (ii) is equal to two percentage points plus the greater
          of the percentage in subsection (i)(A) or (i)(B) above,
          but not more than twice the greater of the percentage
          in subsection (i)(A) or (i)(B).
The Committee shall determine whether the Plan satisfies the multiple use limitation after applying the Actual Deferral
Percentage test under Section 5.2 and the Contribution Percentage test under Section 6.1 and after any corrective distributions, the use of qualified non-elective contributions, any
recharacterization of Excess Contributions, or any other
adjustments required or permitted by Articles V and VI.  If after applying this Section 7.2, the Committee determines that the Plan has failed to satisfy the multiple use limitation, the Committee will correct the failure (i) for Plan Years beginning before
January 1, 1994, by alternately reducing the Investment Plan
Contributions and the Tax Reduction Contributions of Highly
Compensated Employees in whole percentages (or fractional
percentages, if applicable) to the extent necessary to satisfy the multiple use limitation and (ii) for Plan Years beginning on and after January 1, 1994, by treating the excess amount as
Excess Aggregate Contributions under Section 6.2.  For purposes of this Article VII, "Highly Compensated Group" and "Non-Highly
Compensated Group" mean the group of Employees who are eligible
Highly Compensated Employees and eligible Non-Highly Compensated
Employees, respectively, for the year as defined in Sections 5.2 and 6.1.
     7.3  Prospective Reduction of Contributions.  In the event that it is determined by the Committee at any time prior to or within a Plan Year that the aggregate limit prescribed in Section
7.2 could be exceeded with respect to such Plan Year, then the amount of Tax Reduction Contributions, Investment Plan
Contributions or both (as determined by the Committee in its sole and absolute discretion) made on behalf of Participants who are
Highly Compensated Employees may be reduced in a manner similar to the procedures described in Sections 5.5 and 6.4.
                          ARTICLE VIII
                   LIMITATION ON ALLOCATIONS
     8.1  Limitation on Allocations.  Notwithstanding any other provision of the Plan, the following provisions shall be
applicable to the Plan:
     (a)  If this Plan is the only plan maintained by an Employer that covers the class of Employees eligible to participate
hereunder and the Participant does not participate in and has never participated in a Related Plan or a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the
Employer, or an individual medical account, as defined in
Section 415(1)(2)of the Code, maintained by the Employer, which provides an Annual Addition as defined in Section 8.2(a), the
Annual Additions that may be allocated under this Plan to a
Participant's Account for a Limitation Year shall not exceed the lesser of:
          (i)  the Maximum Permissible Amount; or
          (ii) any other limitation contained in this Plan.
     (b)  If an Employer maintains, in addition to this Plan, (i)
Related Plan that covers the same class of Employees eligible to participate hereunder, (ii) a welfare benefit fund, as defined in
Section 419(e) of the Code, or (iii) an individual medical
account as defined in Section 415(1)(2) of the Code, which
provides an Annual Addition, the Annual Additions that may be allocated under this Plan to a Participant's Account for a
Limitation Year shall not exceed the lesser of:
          (A)  the Maximum Permissible Amount, reduced by the sum
          of any Annual Additions allocated to the Participant s
          accounts for the same Limitation Year under this Plan
          and such other Related Plan and the welfare plans
          described in clauses (ii) and (iii) above; or
          (B)  any other limitation contained in this Plan.
     8.2  Definitions.  For purposes of this Article VIII, the
following terms shall have the meanings set forth below:
     (a)  "Annual Additions" means the sum of the following
amounts allocated to a Participant's Account for a Limitation
Year:
          (i)  all Employer contributions/ including contribution
          described in Sections 4.1, 4.3, 4.3A and 4.4, and
          forfeitures treated as Matching Company Contributions
          or TRIP+ Contributions);
          (ii) all forfeitures;
          (iii)     all Employee contributions (including
          contributions described in Section 4.2); and
          (iv) amounts described in Sections 415(1)(1) and
          419A(d)(2) of the Code.
     In addition, Annual Additions shall include Excess Elective
Deferrals under Section 5.1 that are not distributed to the
Participant before April 15 following the taxable year of
deferral, Excess Contributions within the meaning of Section 5.3 and Excess Aggregate Contributions within the meaning of Section
6.2.
     For purposes of this Article VIII, Employee contributions
shall be determined without regard to any (i) rollover
contributions within the meaning of Section 402(a)(5), 403(a)(4)
or 408(d)(3) of the Code [or, on or after January 1, 1993, an eligible rollover contribution as described in Section 402(c)(4)
of the Code], (ii) contribution by the Employee to a simplified employee pension, (iii) contribution to an individual retirement account or individual retirement annuity, (iv) repayments of loans made to the Participant from the Plan and (v) direct
transfers of Employee contributions from a plan described in
Section 401(a) of the Code to the Plan.
     (b)  "Maximum Permissible Amount" means for a Limitation
Year with respect to any Participant the lesser of:
          (i)  $30,000 [or, if greater, one-fourth of the dollar
          limitation in effect under Section 415(b)(1)(A) of the
          Code as it may be adjusted under Section 415(d)(1) of
          the Code by the Secretary of the Treasury for the
          Limitation Year]; or
          (ii) 25% of the Participant's Compensation for the
          Limitation Year.
     (c)  "Excess Amount" means the excess of the Annual
Additions allocated to a Participant's Account for the Limitation
Year over the Maximum Permissible Amount, less administrative charges allocable to such excess.
     (d)  "Employer" means for purposes of this Article VIII, any
Employer and any Affiliated Company that adopts this Plan
provided, however, the determination under Sections 414(b) and
(c) of the Code shall be made as if the phrase "more than 50 percent" were substituted for the phrase "at least 80 percent"
each place it is incorporated into Sections 414(b) and (c) of the
Code.
     (e)  "Related Plan" means any other defined contribution
plan [as defined in Section 415(k) of the Code] maintained by any
Employer as defined in subparagraph (d) above.
     (f)  "Defined Contribution Plan Fraction" means for any
Limitation Year:
          (i)  the sum of the Annual Additions to the
          Participants Account under this Plan and his accounts
          under any Related Plan and welfare plans [as described
          in Section 8.1(b)(ii) and (iii)] as of the close of the
          Limitation Year, divided by:
          (ii) the sum of the lesser of the following amounts
          determined for the Limitation Year and for each prior
          year of his service for an Employer:
               (A)  the product of 1.25, multiplied by the dollar
                    limitation in effect under Section
                    415(c)(1)(A) of the Code for the Limitation
                    Year [determined without regard to Section
                    415(c)(6) of the Code], or
               (B)  the product of 1.4, multiplied by an amount
                    equal to 25% of the Participant's
                    Compensation for the Limitation Year.
     If the Plan satisfied the applicable requirements of Section
415 of the Code as in effect for all Plan Years beginning before
January 1, 1987, an amount shall be subtracted from the numerator of the Defined Contribution Plan Fraction (not exceeding such numerator) as prescribed by the Secretary of Treasury so that the sum of the Defined Benefit Plan Fraction and Defined Contribution
Plan Fraction computed under Section 415(e)(1) of the Code (as revised by this Article VIII) does not exceed 1.0 for such Plan
Year.
     (g)  "Defined Benefit Plan Fraction" means for any
Limitation Year:
          (i)  the projected Annual Benefit of the Participant
          under the defined benefit plans maintained by an
          Employer determined as of the close of the Limitation
          Year divided by:
          (ii) the lesser of:
               (A)  the product of 1.25, multiplied by the dollar
                    limitation in effect under Section
                    415(b)(1)(A) of the Code for the Limitation
                    Year, or
               (B)  the product of 1.4, multiplied by 100% of the
                    Participant's Average Compensation.
     If the Employee was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by an Employer which were in existence on May 6, 1986, the denominator of this
fraction will not be less than 125% of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1,
1987, disregarding any changes in the terms and conditions of the plans after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate
satisfied the requirements of Section 415 of the Code for all
Limitation Years beginning before January 1, 1987.
     (h)  "Average Compensation" means the average Compensation during a Participant's high three years of service, which period is the three consecutive calendar years (or, the actual number of consecutive years of employment for those Employees who are
employed for less than three consecutive years with an Employer)
during which the Employee had the greatest aggregate Annual
Compensation from the Employer, including any adjustments under
Section 415(d) of the Code.
     (i)  "Annual Benefit" means a benefit payable annually in
the form of a straight life annuity (with no ancillary benefits)
under a plan to which Employees do not contribute and under which no Rollover Contributions are made.
     (j)  "Compensation" means compensation as defined in Section
2.13(c).
     8.3  Excess Annual Additions.  In the event that, notwith-
standing Section 8.5(a) hereof, the limitations with respect to
Annual Additions prescribed hereunder are exceeded with respect to any Participant for a Limitation Year and such excess arises as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's Compensation for the Plan Year, a reasonable error in determining the amount of Tax Reduction
Contributions that may be made by a Participant under the limits of Section 415 of the Code, or as a result of other facts and circumstances as established by the Commissioner of the Internal
Revenue Service, the Excess Amounts shall not be deemed Annual
Additions in that Limitation Year, to the extent such Excess
Amounts are treated in accordance with any of the following:
     (a)  Either Tax Reduction Contributions or Investment Plan
Contributions, or both, and earnings thereon shall be distributed to the Participant to the extent necessary to reduce the Excess
Amount as soon as practicable after the close of the Plan Year.
The amounts distributed are disregarded for purposes of applying
Code Section 402(g) and the tests set forth in Sections 5.2 and
6.1.
     (b)  The Excess Amounts in the Participant's Account are
allocated and reallocated to other Participants in the Plan.
However, if the allocation or reallocation of the Excess Amounts pursuant to the provisions of the Plan causes the limitations of
Section 415 to be exceeded with respect to each Plan Participant for the Limitation Year, then these amounts must be held
unallocated in a suspense account.  If a suspense account in existence at any time during a particular Limitation Year, other than the Limitation Year described in the preceding sentence, all amounts in the suspense account must be allocated and reallocated to Participants' Accounts (subject to the limitation of Code
Section 415) before any Employer contributions and Employee
contributions that would constitute Annual Additions may be made to the Plan for that Limitation Year.
     (c)  The Excess Amounts in the Participant's Account are
used to reduce Employer contributions for the next Limitation
Year (and succeeding Limitation Years, as necessary) for that
Participant if that Participant is covered by the Plan as of the of the Limitation Year.  However, if that Participant is not covered by the Plan as of the end of the Limitation Year, then the Excess Amounts must be held unallocated in a suspense account for the Limitation Year and allocated and reallocated in the next
Limitation Year to all of the remaining Participants in the Plan in accordance with the rules set forth in Section 8.3(b).
Furthermore, the Excess Amounts must be used to reduce Employer contributions for the next Limitation Year (and succeeding
Limitation Years, as necessary) for all of the remaining
Participants in the Plan.
     8.4  Combined Plan Limits.
     (a)  If an Employer maintains, or has ever maintained, one or more defined benefit plans covering an Employee who is also a
Participant in this Plan, the sum of the Defined Contribution
Plan Fraction and the Defined Benefit Plan Fraction, cannot
exceed 1.0 for any Limitation Year beginning prior to January 1,
2000.  The Annual Addition for any Limitation Year beginning before January 1, 1987 shall not be recomputed to treat all
Employee contributions as an Annual Addition.  If the Plan
satisfied the applicable requirements of Section 415 of the Code as in effect for all Limitation Years beginning before January 1,
1987, an amount shall be subtracted from the numerator of the
Defined Contribution Plan Fraction (not exceeding such numerator)
as prescribed by the Secretary of Treasury so that the sum of the
Defined Benefit Plan Fraction and the Defined Contribution Plan
Fraction computed under Section 415(e)(1) of the Code [as revised by this Section 8.4] does not exceed 1.0 for such Limitation
Year.   The combined plan limitations set forth in this Section
8.4 shall be inapplicable for Limitation Years beginning on and after January 1, 2000.
     (b)  For the purpose of this Section 8.4, Employee
contributions to a defined benefit plan are treated as a separate defined contribution plan.  In addition, any contributions paid or accrued after December 31, 1985 that are attributable to
medical benefits allocated under a welfare benefit fund [as
defined in Section 419(e) of the Code] during Limitation Years ending after December 31, 1985 to a separate account established for any is postretirement medical benefits provided with respect to a Participant, who, at any time, during the Limitation Year or any preceding Limitation Year, is or was a Key Employee, shall be treated as Annual Additions to a defined contribution plan
Further, all defined contribution plans of an Employer are to be treated as one defined contribution plan and all defined benefit plans of an Employer are to be treated as one defined benefit plan, whether or not such plans have been terminated.
     (c)  If the sum of the Defined Contribution Plan Fraction
and the Defined Benefit Plan Fraction exceeds 1.0, the sum of the fractions will be reduced to 1.0 as follows:
          (i)  voluntary nondeductible Employee contributions
          made by a Participant to the defined benefit plan that
          constitute an Annual Addition to a defined contribution
          plan, to the extent they would reduce the sum of the
          fractions to 1.0, will be returned to the Participant;
          (ii) if additional reductions are required for the sum
          of the fractions to equal 1.0, Investment Plan
          Contributions made by a Participant to this Plan which
          constitute an Annual Addition to this Plan, to the
          extent they would reduce the sum of the fractions to
          1.0, will be returned to the Participant;
          (iii)     if additional reductions are required for the
          sum of the fractions to equal 1.0, the Annual Benefit
          of a Participant under the defined benefit plan will be
          reduced (but not below zero and not below the amount of
          the Participant's accrued benefit to date) to the
          extent necessary to prevent the sum of the fractions,
          computed as of the close of the Limitation Year from
          exceeding 1.0; and
          (iv) if additional reductions are required for the sum
          of the fractions to equal 1.0, the reductions will then
          be made to the Annual Additions of this Plan.
     8.5  Special Rules
     (a)  Notwithstanding any other provision of this Article
VIII, an Employer shall not contribute any amount that would cause an allocation to the suspense account as of the date the contribution is allocated.  In the event the making of any
Investment Plan Contribution, Tax Reduction Contribution,
Matching Company Contribution or TRIP+ Contribution, or any part thereof, would result in the limitation set forth in this Article
VIII being exceeded, the Committee shall cause such contributions not to be made.  If the contribution is made prior to the date as of which it is to be allocated, then such contribution shall not exceed an amount that would cause an allocation to the suspense account if the date of the contribution were an Allocation Date.
The Committee shall maintain records, showing the contributions to be allocated to the Account of each Participant in any
Limitation Year.  In the event that it is determined prior to or within any Limitation Year that the foregoing limitations would be exceeded if the full amount of contributions otherwise
allocable would be allocated, the Annual Additions to this Plan for the remainder of the Limitation Year shall be adjusted by reducing (i) first, any unmatched Investment Plan Contributions,
(ii) second, any unmatched Tax Reduction Contributions, (iii)
third, matched Investment Plan Contributions and a corresponding share of Matching Company Contributions (iv) fourth, matched Tax
Reduction Contributions and a corresponding share of Matching
Company Contributions and (v) fifth, TRIP+ Contributions but, in each case, only to the extent necessary to satisfy the
limitations.
     (b)  If the Annual Additions with respect to the Participant under other Related Plans and welfare plans described in Section
8.1(b)(ii) and (iii) are less than the Maximum Permissible amount and the Matching Company Contribution that otherwise would be contributed or allocated to the Participant's Account under this
Plan would cause the Annual Additions for the Limitation Year to exceed the limitation of Section 8.1(b), the amount contributed or allocated will be reduced so that the Annual Additions under all such plans for the Limitation Year will equal the Maximum
Permissible Amount.  If the Annual Additions with respect to the
Participant under the Related Plans and welfare plans described in Section 8.1(b)(ii) and (iii) in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant's Account under this
Plan for the Limitation Year.  If a Participant's Annual
Additions under this Plan and all Related Plans result in an
Excess Amount, such Excess Amount shall be deemed to consist of the amounts last allocated, except that Annual Additions
attributable to a welfare plan described in Section 8.1(b)(ii) or
(iii) will be deemed to have been allocated first regardless of the actual allocation date.
     (c)  If an Excess Amount was allocated to a Participant on an allocation date of a Related Plan, the Excess Amount
attributed to this Plan will be the product of:
          (i)  the total Excess Amount allocated as of such date
          [including any amount that would have been allocated
          but for the limitations of Section 8.1(b)], multiplied
          by:
          (ii) the ratio of:
               (A)  the amount allocated to the Participant as of
                    such date under this Plan, divided by:
               (B)  the total amount allocated as of such date
                    under this Plan and all Related Plans
                    [determined without regard to Section
                    8.1(b)].
     (d)  Prior to the determination of the Participant's actual
Compensation for a Limitation Year, the Maximum Permissible
Amount may be determined on the basis of the Participant's
estimated Compensation for such Limitation Year.  Such estimated
Compensation shall be determined on a reasonable basis and shall be uniformly determined for all Participants similarly situated.
Any Employer contributions (including allocation of forfeitures)
based on estimated Compensation shall be reduced by any Excess
Amounts carried over from prior Years.
     (e)  As soon as is administratively feasible after the end for the Limitation Year, the Maximum Permissible Amount for such
Limitation Year shall be determined on the basis of the
Participant s actual Compensation for such Limitation Year.
                     ARTICLE                        IX
                     PARTICIPANT'S ACCOUNTS
     9.1  Establishment of Accounts.  The Recordkeeper shall
establish and maintain a separate account as a record of each
Participant s and Former Participant's interest in the Trust Fund with respect to each Account in which a Participant or Former
Participant has an interest, including, as appropriate,
subaccounts for the Participant's Tax Reduction Contributions,
his Investment Plan Contributions, his Matching Company
Contributions, his TRIP+ Contributions and his Rollover
Contributions.  Subject to the remaining provisions of this
Article IX, within each such Account, one or more subaccounts shall be maintained to reflect the Participant s investment
elections among the Investment Funds.
     9.2  Allocation of Contributions to Participant s Accounts.
Subject to the limitations of Article VIII, contributions shall be allocated to the Accounts of Participants as follows:
     (a)  As of each Allocation Date, but after adjustment of
each Participant's Accounts as provided in Section 9.4, each
Participant's Tax Reduction Contributions and Investment Plan
Contributions deposited with the Trustee since the last
Allocation Date shall be allocated, as applicable, to the
Participant's Tax Reduction Contribution Account and Investment
Plan Contribution Account in the amount by which the Participant has elected, in accordance with Sections 4.1 and 4.2, to defer and/or to contribute a portion of his Compensation to the Plan during the period since the last Allocation Date; provided,
however, that the amount allocated to the Tax Reduction
Contribution Account and the Investment Plan Contribution Account
of a Highly Compensated Employee for a Plan Year shall be subject to the limitations of Sections 5.1, 5.2 and 6.1.
     (b)  As of each Allocation Date, but after adjustment of
each Participant s Accounts as provided in Section 9.4, each
Participant's Rollover Contributions deposited with the Trustee since the last Allocation Date shall be allocated to the
Participant s Rollover Account.
     (c)  As of each Allocation Date ending on the last day of a calendar quarter, but after adjustment of each Participant s
Accounts as provided in Section 9.4, Matching Company
Contributions made on behalf of a Participant who has authorized
Tax Reduction Contributions and/or Investment Plan Contributions
for the period since the last Allocation Date shall be allocated to such Participant s Matching Company Contribution Account in an
amount equal to the percentage of such Participant's Tax
Reduction Contributions and/or Investment Plan Contributions
specified for that Plan Year by the Board of Directors; provided, however, that the amount allocated to the Matching Company
Contribution Account of a Highly Compensated Employee for a Plan
Year shall be subject to the limitations of Section 6.1 and
Article VII.  Notwithstanding the preceding sentence, a
Participant who makes an election to receive an early
distribution under Section 11.3(d) in connection with his
termination of employment shall not receive an allocation of a
Matching Company Contribution for the quarterly Allocation Date following his termination of employment.
     (d)  As of the last day of each Plan Year, but after
adjustment of Participant's Accounts as provided in Section 9.4, if an Employer made qualified non-elective contributions for a
Plan Year under Section 4.4 on behalf of Participants who are
Non-Highly Compensated Employees in order to insure that one of the Actual Deferral Percentage tests described in Section 5.2 are met for such Plan Year or that one of the Contribution Percentage test described in Section 6.1 are met for such Plan Year, such qualified elective contributions shall be allocated to the Tax
Reduction Contribution Account of each Non-Highly Compensated
Employee eligible to participate in such contribution pursuant to
Section 4.4 in the ratio that such Employee's Compensation for the Plan Year bears to the Compensation for such Plan Year of all
Employees eligible to participate in such contribution.
Notwithstanding the preceding sentence, for any Plan Year, the
Company may designate a specific dollar amount to be allocated as a qualified non-elective contribution to the Tax Reduction
Contribution Account of each Non-Highly Compensated Employee eligible to participate in such contribution pursuant to Section
4.4 for such Plan Year.
     (e)  As of each Allocation Date ending on the last day of a calendar quarter, but after adjustment of each Participant s
Accounts as provided in Section 9.4, TRIP+ Contributions made on behalf of a Participant under Section 4.3A since the last
Allocation Date shall be allocated to such Participant s TRIP+
Contribution Account in an amount equal to the percentage of the
Participant s Compensation described in Section 4.3A.
Notwithstanding the preceding sentence, a Participant who makes an election to receive an early distribution under Section
11.3(d) in connection with his termination of employment shall not receive an allocation of a TRIP+ Contribution for the
quarterly Allocation Date following his termination of
employment.
     9.3  Trust Fund Valuation.  The value of each Investment
Fund and of the Trust Fund shall be determined by the Trustee as of the close of business on each Valuation Date, or as soon
thereafter as practicable, and shall be the fair market value of all securities or other property held in the Investment Funds, plus cash and the fair market value of any other assets held by the Trust Fund, with equitable adjustments for pending trades.
     While it is contemplated that the Trust Fund will be valued by the Trustee and allocations made only on the Valuation Date, should it be necessary to make distributions under the provisions hereof, and the Committee, in good faith determines that, because of (i) an extraordinary change in general economic conditions,
(ii) the occurrence of some casualty materially affecting the value of the Trust Fund or a substantial part thereof, or (iii) a significant fluctuation in the value of the Trust Fund has
occurred since the immediately preceding Allocation Date, the
Committee may, in it sole discretion, to prevent the payee from receiving a substantially greater or lesser amount than what he would been titled to, based on current values, cause a
reevaluation of the Trust Fund to be made and a reallocation of the interests therein as of the date the payee's right of
distribution becomes fixed.  The Committee's determination to make such special valuation and the valuation of the Trust Fund as determined by the Trustee shall be conclusive and binding on all persons ever interested thereunder.
     If the Committee in good faith determines that certain
expenses of administration paid by the Trustee during the Plan
Year under consideration are not general, ordinary, and usual and should not equitably be borne by all Participants, but should be borne only by one or more Participants, for whom or because of whom such specific expenses were incurred, the net earnings and adjustments in value of the Accounts shall be increased by the amounts of such expenses, and the Committee shall make suitable adjustments by debiting the particular Account or Accounts of such one or more Participants, Former Participants, or
Beneficiaries; provided, however, that any such adjustment must be nondiscriminatory and consistent with the provisions of
Section 401(a) of the Code.
     9.4  Adjustments to Participant's Accounts.  Each Investment
Fund shall be valued at fair market value as of the close of business on each Valuation Date.  As of such Valuation Date, each
Participant's interest in an Investment Fund shall be adjusted for the net earnings, losses, appreciation and depreciation in such Investment Fund since the immediately preceding Valuation
Date.  The portion of the total net earnings, losses,
appreciation or depreciation of an Investment Fund allocated to a
Participant's interest in such Investment Fund shall be the same ratio that the value of the Participant's interest in such
Investment Fund as of the immediately preceding Valuation Date bears to the total value of all Participants' interests in such
Investment Fund as of the preceding Valuation Date; provided, however, that for this purpose, the value of a Participant's interest as of the preceding Valuation Date shall be increased by any transfers to the Investment Fund from another Investment Fund during the period for which the valuation is being made and shall be decreased by any loans, withdrawals or other distribution to the Participant paid to the Participant during the period for which the valuation being made; provided, however, that for
purposes of Section 11.2, distributions other than loans and withdrawals shall not be taken into account.  All contributions and loan repayments shall be credited as of the last day of the month during which such contributions and loan repayments are made and shall not be credited until the foregoing adjustments for earnings, losses, appreciation and depreciation have been made.
     9.5  Participant-Directed Investments.
     (a)  Investment Funds.  All contributions to the Trust that are allocated to the Tax Reduction Contribution Account,
Investment Plan Account, Rollover Account (and, effective prior to June 30, 1997, Matching Company Contribution Account and TRIP+
Contribution Account) of each Participant, Former Participant or
Beneficiary shall be invested in one or more of the Investment
Funds (other than the Household International, Inc. Common Stock
Fund and any other Investment Fund designated by the Committee from time to time as a Fund in which additional participation is frozen) as directed by the Participant, Former Participant or
Beneficiary by Notice to the Committee or to the Recordkeeper (in
the form and manner prescribed by the Committee) in the minimum percentages set forth in Section 9.5(d) or in such other minimum percentages or amounts as may be prescribed by the Committee from time to time.  The Committee may change the Investment Funds set forth in Section 2.25 at such time as it may determine in its sole and absolute discretion; provided, however, that the
Committee shall maintain, at a minimum, and in addition to the
Zurn Stock Fund and/or the U.S. Industries Stock Fund, at least three investment funds representing a former broad range of
investment alternatives which provide Participants, Former
Participants and Beneficiaries with a reasonable opportunity to materially affect the potential return on amounts in their
Accounts.
     (b)  Funding Arrangements.  The Committee may use registered mutual funds, bank-maintained collective investment funds or similar arrangements as funding vehicles for the Investment
Funds, provided that the underlying investments of any such
arrangement are consistent with the investment objectives of the particular Investment Fund, as established by the Committee.  The
Committee, in its sole and absolute discretion, may at any time establish new Investment Funds or discontinue existing Investment
Funds and may at any time increase or decrease the number of
Investment Funds that are offered to Participants, Former
Participants and Beneficiaries under the Plan.
     (c)  Loan Repayments.  A loan to a Participant pursuant to
Article XIII shall be treated as a separate investment option with respect to such Participant; provided, however, the transfer of assets from one Investment Fund to another in order to
facilitate a Plan loan to a Participant shall not constitute an investment election change pursuant to Section 9.5(d).  A loan subaccount shall be established and maintained by the
Recordkeeper and the Participant's balance in the other
Investment Funds shall be reduced in the percentages and from such Funds designated by the Participant in accordance with rules adopted by the Committee to account for the funding of the loan or, if the Participant fails to designate which Investment Funds shall be used to fund his loan, the Participant's balance in the other Investment Funds shall be reduced on a pro rata basis to account for the funding of the loan.  The Participant's loan subaccount shall be credited with interest at the loan repayment rate.  As the Participant repays the loan, the balance in the loan subaccount shall be reduced and the Participant s balance in the Investment Funds then selected by the Participant shall be increased by allocating the Participant's loan repayments to such
Investment Funds.  Loan repayments shall be allocated to
Investment Funds in the same proportion as the Participant's current investment direction election with respect to
contributions.  If the Participant is not making current
contributions, then loan repayments shall be allocated to the
Investment Funds in the same proportion as the Participant's most recent investment direction election with respect to
contributions.
     (d)  Change of Future Investment Elections and Transfer of
Past Investment Elections.  Except as provided in Sections 9.6,
9.7 and 9.9, and subject to any special rules adopted by the
Committee with respect to certain Investment Funds which, by their nature, require special treatment or are subject to
particular restrictions, a Participant shall be permitted to change the investment of any future contributions made to the
Plan on his behalf (including loan repayments pursuant to Article
XIII) and to transfer contributions to the Trust Fund previously invested in one Investment Fund and earnings thereon to one or more other investment Funds (other than the Household
International, Inc. Common Stock Fund or any other Investment
Fund designated by the Committee from time to time as a frozen
Fund) in accordance with the provisions of this Section 9.5(d).
A change of future investment elections or a transfer of past investment elections from one Investment Fund to another
Investment Fund shall be made in multiples of 5%, or in such other minimum percentages or amount as may be prescribed by the
Committee from time to time.
          (i)  Change of Future Investment Elections.
               (A)  Contributions Other than Matching Company
                    Contributions and TRIP+ Contributions.  A
                    Participant may elect to change his
                    investment elections for future payroll
                    periods with respect to Tax Reduction
                    Contributions, Investment Plan Contributions,
                    Rollover Contributions and loan repayments
                    (and, effective prior to June 30, 1997,
                    Matching Company Contributions and TRIP+
                    Contributions made with respect to calendar
                    quarters ending prior to June 30, 1997) made
                    to the Plan on his behalf effective as of the
                    first payroll period occurring on or after
                    the first day of any month designated by the
                    Participant following Notice to the Committee
                    or the Recordkeeper, provided that such
                    Notice is received by the Committee or the
                    Recordkeeper on or before the 25th day of the
                    month preceding the month for which the
                    change is to be effective or such other date
                    as may be prescribed by the Committee from
                    time to time.
               (B)  Certain Matching Company Contributions and
                    TRIP+ Contributions.  Matching Company
                    Contributions and TRIP+ Contributions made to
                    the Plan on a Participant s behalf with
                    respect to calendar quarters ending on and
                    after June 30, 1997 and prior to June 30,
                    1998 shall be invested in the Zurn Stock Fund
                    and, with respect to calendar quarters ending
                    on and after June 30, 1998 shall be invested
                    in the U.S. Industries Stock Fund.  Except as
                    provided in Section 9.7, a Participant may
                    not elect to change such investment election
                    applicable to such Matching Company
                    Contributions and TRIP+ Contributions.
          (ii) Transfer of Past Investment Elections.
               (A)  Amounts Attributable to Contributions Other
                    than Certain Matching Company Contributions
                    and TRIP+ Contributions.  A Participant, or
                    if applicable, a Former Participant,
                    Beneficiary or Alternate Payee, may elect to
                    transfer amounts attributable to his past
                    investment elections with respect to
                    contributions made to the Plan on his behalf
                    (other than Matching Company Contributions
                    and TRIP+ Contributions made with respect to
                    calendar quarters ending on and after June
                    30, 1997), effective as soon as
                    administratively practicable after the first
                    day of any month designated by the
                    Participant (or the Former Participant or
                    Beneficiary, if applicable) following Notice
                    to the Committee or the Recordkeeper provided
                    that such Notice is received by the Committee
                    or the Recordkeeper on or before the 25th day
                    of the month preceding the month for which
                    the transfer is to be effective or such other
                    date as may be prescribed by the Committee
                    from time to time.
               (B)  Amounts Attributable to Certain Matching
                    Company Contributions and TRIP+
                    Contributions.  Except as provided in Section
                    9.7, amounts attributable to Matching Company
                    Contributions and TRIP+ Contributions made
                    with respect to calendar quarters ending on
                    and after June 30, 1997 shall not be
                    available for transfer to any other
                    Investment Fund.
          (iii)     Elective Investments in Zurn Stock Fund.
          Notwithstanding the foregoing, prior to July 1, 1997 or
          such later date as shall be selected by the Committee,
          in its discretion, (such date referred to herein as the
          "Zurn Stock Fund Transition Date"), a Participant, or
          if applicable, a Former Participant, Beneficiary of
          Alternate Payee, may not elect to invest in the Zurn
          Stock Fund future Tax Reduction Contributions,
          Investment Plan Contributions, Rollover Contributions
          or loan repayments made to the Plan on his behalf nor
          may any such individual, prior to the Zurn Stock Fund
          Transition Date, elect to transfer to the Zurn Stock
          Fund any amounts attributable to contributions made to
          the Plan on his behalf prior to the Zurn Stock Fund
          Transition Date.  Effective as of the Zurn Stock Fund
          Transition Date, a Participant, or if applicable, a
          Former Participant, Beneficiary or Alternate Payee, may
          elect to invest future Tax Reduction Contributions,
          Investment Plan Contributions, Rollover Contributions,
          or loan repayments made to the Plan on his behalf in
          the Zurn Stock Fund and may elect to transfer to the
          Zurn Stock Fund amounts attributable to contributions
          made to the Plan on his behalf prior to the Zurn Stock
          Fund Transition Date.
     (e)  Failure to Provide Investment Instructions.  If a
Participant or Former Participant fails to provide instructions to the Committee directing the investment of any contribution to the Trust or amount held by the Trust for which the Participant or Former Participant may direct the investment, such
contribution or other amount, pending the Committee's receipt of proper investment instructions from the Participant or Former
Participant, shall be invested in such Investment Fund or Funds as may be designated by the Committee from time to time for such purpose.  If a Beneficiary of a deceased Participant or an
Alternate Payee under a Qualified Domestic Relations Order fails to provide instructions to the committee directing the investment of any amount held by the Trust for which such Beneficiary or
Alternate Payee may direct the investment, such amount, pending the Committee's receipt of proper investment instructions from the Beneficiary or Alternate Payee, shall continue to be invested in the manner last elected by the Participant from whose Account such amount arose.
     (f)  Participant Investment Directions.  It is intended that the rights given to Participants to direct the investment of their Accounts, as set forth in this Section 9.5, satisfy the provisions of Section 404(c)(2) of ERISA and Department of Labor
regulations promulgated thereunder.  Accordingly, notwithstanding any other provisions of the Plan, in no event shall any person who is otherwise a fiduciary under this Plan be liable for any loss, or by reason of any breach under ERISA, which results from a Participant s direction of the investment of his Account.
     9.6  Investment of Matching Company Contributions and TRIP+
Contributions.  Except as elected otherwise by a Participant pursuant to Section 9.7, (i) Matching Company Contributions and
TRIP+ Contributions made with respect to calendar quarters ending on and after June 30, 1997 and prior to June 30, 1998 shall be invested in the Zurn Stock Fund and may be made in the form of
Zurn Stock or cash and (ii) Matching Company Contributions and
TRIP+ Contributions made with respect to calendar quarters ending on and after June 30, 1998 shall be invested in the U.S.
Industries Stock Fund and may be made in the form of U.S.
Industries Stock or cash.  Except as elected otherwise by a
Participant or a Former Participant pursuant to Section 9.7, amounts attributable to Matching Company Contributions and TRIP+
Contributions made with respect to calendar quarters ending on and after June 30, 1997 and prior to June 30, 1998 shall remain invested in the Zurn Stock Fund and amounts attributable to
Matching Company Contributions and TRIP+ Contributions made with respect to calendar quarters ending on and after June 30, 1998 shall remain invested in the U.S. Industries Stock Fund.
     9.7  Diversification Election.  Notwithstanding the
provisions of Sections 9.5 and 9.6, effective June 30, 1997, any
Participant or Former Participant who has attained age 57 may elect to transfer all or a portion of his Matching Company
Contribution Account and TRIP+ Contribution Account from the Zurn
Stock Fund (or, if on or after the consummation of the USI Merger
Transaction, the U.S. Industries Stock Fund) to one or more other
Investment Funds (except the Household International, Inc. Common
Stock Fund or any other Investment Fund designated by the
Committee from time to time as a frozen Fund) in accordance with the provisions of this Section 9.7.
     (a)  An election by a Participant or Former Participant
pursuant to this Section 9.7 to transfer the investment of any or all of the portion of his Matching Company Contribution Account and TRIP+ Contribution Account which is attributable to Matching
Company Contributions and TRIP+ Contributions made with respect to calendar quarters ending on and after June 30, 1997 and before the effective date of the election (as provided herein) shall be made only in connection with a transfer of past investment
elections which applies to all Accounts then maintained on behalf of the Participant or Former Participant and shall be in 5%
multiples (or such other minimum percentages or amounts as may be prescribed by the Committee from time to time) of all such
Accounts.  The election shall be subject to the same procedural requirements described in Section 9.5(d)(ii)(A) and, subject to such requirements, may be made effective as of any effective date described in Section 9.5(d)(ii)(A); provided, however, the
effective date of any election under this Section 9.7(a) shall not precede the first payroll period occurring on or after the first day of the month following the month in which the
Participant attains age 57.
     (b)  A Participant or Former Participant shall have no
election as to whether Matching Company Contributions and/or
TRIP+ Contributions are made in the form of Zurn Stock or cash
(or, upon the consummation of the USI Merger Transaction, in the form of U.S. Industries Stock or cash).
     9.8  Qualified Domestic Relations Orders.  The Committee
shall establish policies and procedures for reviewing domestic relations orders relating to a Participant's interest in the
Plan.  The Committee or its delegate shall determine whether any such domestic relations order is a Qualified Domestic Relations
Order.  If an Alternate Payee does not receive an immediate
distribution pursuant to Section 11.10, the Committee shall
direct the Recordkeeper to identify the Alternate Payee's
interest in the Trust Fund pending a distribution to the
Alternate Payee.
     9.9  Special Restrictions on Transfer and Withdrawal of
Amounts Invested in Zurn Stock Fund or U.S. Industries Stock
Fund.
     (a)  The restrictions in Section 9.9(b) shall apply to that portion of Accounts maintained on behalf of Participants, Former
Participants, Beneficiaries and Alternate Payees which are
invested in the Zurn Stock Fund or U.S. Industries Stock Fund
and, if and to the extent necessary, any election made by a
Participant, Former Participant, Beneficiary or Alternate Payee
under the Plan shall be deemed modified to be consistent with this Section 9.9.
     (b)  Notwithstanding the foregoing provisions of this
Article IX or any other provision of the Plan:
          (i)  No Participant, Former Participant, Beneficiary or
          Alternate Payee shall, on the basis of material
          nonpublic information with respect to Zurn or its
          affiliates, make an election permitted under the Plan
          if (A) such election would result in an exchange into
          or out of, loans from, withdrawals from, or an increase
          or decrease in the amount of contributions to the Zurn
          Stock Fund, and (B) the transaction resulting from such
          election is prohibited by Rule 10b-5
          (ii) No officer shall make an election permitted under
          the Plan if such election would result in a transaction
          involving the Zurn Stock Fund which is not an exempt
          transaction pursuant to Rule 16b-3.
     (c)  The provisions of Section 9.9(b) shall continue to
apply upon the consummation of the USI Merger Transaction by substituting "U.S. Industries" for "Zurn" and by substituting
"U.S. Industries Stock Fund" for "Zurn Stock Fund" in each place where the latter term is used.
     (d)  For purposes of this Section 9.9, the terms "Rule 10b-5"
and "Rule 16b-3" shall mean the rules, as amended, having
those designations promulgated by the United States Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and the terms "affiliate" and "officer"
shall have the meanings set forth in Rule 12b-2 and Rule 16a-1(f), respectively, both as so promulgated and amended.
                      ARTICLE                        X

                      PARTICIPANT VESTING
     10.1 Vesting of Accounts. A Participant shall at all times be fully vested in all amounts credited to his Tax Reduction Contribution Account, Investment Plan Contribution Account, TRIP+ Contribution Account attributable to contributions made pursuant to Section 4.3A(b), and his Rollover Account, including any such contributions made for the Plan Year of the Participant's termination of employment but not yet allocated. Amounts credited to a Participant's Matching Company Contribution Account and TRIP+ Contribution Account attributable to contributions made pursuant to Section 4.3A(a) shall become fully vested upon the occurrence, while employed by an Affiliated Company, of (i) a Participant s attainment of his Normal Retirement Date, (ii) a Participants Disability or (iii) a Participant's death. In addition, the Committee may, in its sole and absolute discretion, fully vest the Matching Company Contribution Accounts and TRIP+ Contribution Accounts attributable to contributions made pursuant to Section 4.3A(a) of similarly situated Participants in special circumstances including, but not limited to, a sale of stock or assets of an Employer.
     10.2 Termination of Service Prior to Normal Retirement Date, Disability or Death. If a Participant's employment terminates prior to his Normal Retirement Date for any reason other than Disability, death, or an event referred to in Section 10.1, the portion of such Participant's Matching Company Contribution Account, if any, that shall be vested shall be determined according to the following schedule:

Years of             Vested         Forfeited
Matching             Percentage     Percentage
Company Account

less than 1          0%              100%

1 but less than 2    20%             80%

2 but less than 3    40%             60%

3 but less than 4    60%             40%

4 or more            100%            0%

For purposes of this Section 10.2, "Years of Matching Company Account" will be measured in calendar quarters beginning with the calendar quarter with respect to which the Participant first has Matching Company Contributions allocated to his account (or, if he was a Participant in the Prior Plan, had such contributions allocated to his account in the Prior Plan) and ending with the calendar quarter in which the Participant's employment is terminated.
     Notwithstanding the foregoing vesting schedule, a Participant shall be 100% vested in amounts allocated to his Matching Company Contribution Account after 5 Years of Service, determined in accordance with Article III hereof. The value of a Participant s vested benefit shall be determined as of the Valuation Date immediately preceding the Participant's Annuity Starting Date. Such payment shall be made at such times and in such manner as provided in Article XI.
     If a Participant s employment terminates prior to his Normal Retirement Date for any reason other than Disability, death, or an event referred to in Section 10.1, the portion of such Participant s TRIP+ Contribution Account attributable to contributions made pursuant to Section 4.3A(a), if any, that shall be vested shall be determined according to the following schedule:

Years of Service
Vested Percentage


     less than 5
0%


     5 or more
100%

     10.3 Forfeiture of Non-Vested Portion of Account. The portion of a Participant's Account attributable to Matching
Company Contributions in which he is not vested when his employment with the Company or an Affiliated Company is terminated shall be forfeited upon the earlier of (i) the date he receives a distribution of his entire vested interest (including for this purpose, an annuity contract that represents his right to such vested interest), or (ii) the fifth anniversary of the Participant s severance from service date, as defined in Section
3.6. A Participant who does not have any vested interest in the portion of his Account attributable to Matching Company Contributions as of his severance from service date shall be deemed to have received a distribution for purposes of this
Section 10.3 as of his severance from service date. The non-vested portion of a Participant's Account shall be forfeited in accordance with this Section 10.3 and Section 11.9, and the forfeitures shall be applied as set forth in Section 11.12.
     10.4 Restoration of Non-Vested Interest. If, following his termination of employment, a Participant received a distribution, or was deemed to have received a distribution pursuant to Section 10.3, of his entire vested interest under the Plan and then is reemployed and performs an Hour of Service prior to the fifth anniversary of the date on which he received (or was deemed to have received) a distribution, the entire amount forfeited, unadjusted for gains and losses following the distribution, shall be restored to his Account. At any time thereafter, the amount in which he is vested shall be determined by applying his vested percentage against the sum of the distribution and the amount restored; provided, however, that the amount actually distributed to him upon his subsequent termination of employment shall be offset by the amount previously distributed. The amount to be restored shall be credited first against forfeitures arising for the Plan Year, and if such forfeitures are not sufficient to satisfy the amount to be restored in full, such amount shall be satisfied out of Employer contributions for the Plan Year, which contributions shall be supplemented for the Plan Year by an amount equal to such remainder. The amount restored shall not be deemed an Annual Addition or portion thereof for any Limitation Year.
                          ARTICLE XI

                      PAYMENT OF BENEFITS
     11.1 Withdrawals During Employment.
     (a)  A Participant, upon Notice, may, during his employment, elect to withdraw amounts from his Account pursuant to this
Section 11.1 to the extent vested under Article X; provided, however, that with respect to each withdrawal, a minimum of $500
(or, if less, the balance of the Participant's Account)     must
be withdrawn and a Participant may receive no more than two non-hardship withdrawals during any Plan Year. The provisions of
Category A and Category B below shall be effective January 1,
1991.  A Participant must withdraw all amounts eligible for
withdrawal, if any, in each category below (listed in descending
order)    before amounts in the next lower category may be
withdrawn:
     Category A:    All of his Investment Plan Contributions made
prior to 1987 under the Prior Plan excluding earnings
attributable to such contributions.  A Participant may withdraw amounts from this category no more often than twice in any Plan
Year.
     Category B:    All of his other Investment Plan
Contributions and earnings attributable to Investment Plan
Contributions (including earnings attributable to pre-1987
Investment Plan Contributions); provided, however, that the most recent twenty-four months of Investment Plan Contributions that were matched by Matching Company Contributions and the earnings attributable to such contributions may not be withdrawn unless a
Participant has participated in the Plan (or the Plan and the
Prior Plan) for at least five years.  A Participant may withdraw amounts from this category no more often than twice in any Plan
Year.
     Category C:    In the case of a Participant who has been a
Participant in the Plan (including participation in the Prior
Plan) for five or more years, all or any portion of his Matching
Company Contributions (plus earnings thereon) made with respect to calendar quarters ending prior to June 30, 1997 and all or any portion of the earnings on such Matching Company Contributions.
A Participant described in the preceding sentence who has
attained age 57 may also withdraw all or any portion of his
Matching Company Contributions (plus earnings thereon) made with respect to calendar quarters ending on and after June 30, 1997.
A Participant may withdraw amounts from this category no more often than once in any Plan Year.
     Category D:    All or any portion of his Rollover
Contribution (plus earnings thereon).  A Participant may withdraw amounts from this category no more often than twice in any Plan
Year.
     Category E:    All or any portion of his Tax Reduction
Contributions (but only to the extent of the value of the
Participant's Tax Reduction Contribution subaccount in the Prior
Plan as of December 31, 1988 plus the amount of his Tax Reduction
Contributions to the Prior Plan and to this Plan thereafter) that is needed to satisfy a hardship created by an immediate and heavy financial need, subject to the following rules and procedures:
          (i)  A withdrawal for hardship may be made only if the
          Participant has:
               (A)  withdrawn the maximum amount available under
                    the foregoing Categories A-D;
               (B)  withdrawn the maximum amount available to him
                    under any other qualified plan maintained by
                    an Affiliated Company; and
               (C)  taken out the maximum loan amount pursuant to
                    the provisions of Article XIII.
          (ii) A withdrawal for a hardship may be made only for
          the following reasons:
               (A)  medical expenses described in Section 231(d)
                    of the Code incurred by the Participant, his
                    spouse or any dependents (as defined in
                    Section 152 of the Code) or necessary for
                    such persons to obtain medical care as
                    described in Section 213(d) of the Code;
               (B)  costs directly related to the purchase
                    (excluding mortgage payments) of a principal
                    residence of the Participant;
               (C)  payment of tuition and related educational
                    fees for the next 12 months of post secondary
                    education for the Participant or his spouse,
                    children or dependents (as defined in Section
                    152 of the Code); or
               (D)  payments necessary to prevent eviction of the
                    Participant from his principal residence or
                    foreclosure on the mortgage of the
                    Participant's principal residence.
          (iii)     A withdrawal for a hardship may be made only
          once during any Plan Year and may be made only under
          the following terms and conditions:
               (A)  the withdrawal shall not exceed the amount of
                    the hardship;
               (B)  the Participant may not make any Tax
                    Reduction Contributions or Investment Plan
                    Contributions under this Plan or before tax
                    or after tax contributions to any other
                    pension, profit sharing, deferred
                    compensation or stock purchase plan
                    maintained by an Affiliated Company (whether
                    such plan is qualified or nonqualified) but
                    excluding any health or welfare plan
                    (including a cafeteria plan within the
                    meaning of Section 125 of the Code) for a
                    period beginning with the payroll period next
                    following the date he receives the hardship
                    withdrawal and ending with the last day of
                    the calendar quarter that is at least 12
                    months following the receipt of the hardship
                    withdrawal; and
               (C)  the Participant may not make Tax Reduction
                    Contributions to this Plan or before tax
                    contributions to any other pension or profit
                    sharing plan maintained by an Affiliated
                    Company for the Participant's taxable year
                    immediately following the taxable year of a
                    hardship distribution in excess of the
                    applicable limits under Section 402(g) of the
                    Code for such taxable year less the amount of
                    such Participant's Tax Reduction
                    Contributions for the taxable year of the
                    hardship withdrawal.
          (iv) The determination of the amount of an immediate
          and heavy financial need for purposes of this
          subsection shall, at the Participant's election,
          include any amounts necessary to pay any federal, state
          or local income taxes, based on applicable supplemental
          withholding tables, and penalties resulting from the
          withdrawal for a hardship under this Section 11.1(a).
     (b)  Any Participant who has attained age 59-1/2 may elect once each Plan Year to withdraw all or a portion of his Tax
Reduction Contributions and/or his TRIP+ Contributions and the
earnings thereon, regardless of whether he meets the hardship requirements hereof, provided he has first exhausted all amounts eligible for withdrawal in Categories A through D of Section
11.1(a).  All withdrawals under this Section 11.1 shall be made as soon as administratively practicable after the first day of any month, as elected by the Participant, following the date the
Participant s Notice of withdrawal is received by the
Recordkeeper with respect to withdrawals under Categories A
through D of Section 11.1(a) and Section 11.1(b) or the Committee
with respect to withdrawals under Category E of Section 11.1(a)
specifying the category of the withdrawal and the amount
requested to be withdrawn, if the Recordkeeper or, if applicable, the Committee receives such Notice on or before the 25th day of the preceding month; provided, however, that hardship withdrawals shall be made as soon as administratively practicable following the date Notice is received by the Committee and the Committee approves the withdrawal.  All withdrawals under this Section 11.1 shall be based on the value of the Participant s Investment Plan
Contribution Account, his Tax Reduction Contribution Account, his
Matching Company Contribution Account, his TRIP+ Contribution
Account and his Rollover Account, as the case might be, as of the
Valuation Date immediately preceding receipt of the Participant s
Notice by the Recordkeeper or, if applicable, the Committee.
Upon approving the amount of any withdrawal, the Recordkeeper shall furnish the Trustee with written instructions directing the
Trustee to make a single sum payment of the withdrawal.  Except as provided in the following sentence, payments from the
Investment Funds shall be in cash.  Payments from the Zurn Stock
Fund or U.S. Industries Stock Fund and payments from the
Household International, Inc. Common Stock Fund shall be in cash or stock or a combination of both, as elected by the Participant;
provided, however, that (i) a hardship withdrawal may only be made in cash, (ii) no distribution of less than twenty (20)
shares will be made from the Zurn Stock Fund, the U.S. Industries
Stock Fund or the Household International, Inc. Common Stock
Fund, and (iii) partial shares of stock held in the Funds
described in (ii) above will be paid in cash.  Withdrawals under this Section 11.1 shall, to the extent required by the Code, be subject to the provisions of Section 11.11.  A Participant may, subject to any restrictions and limitations imposed on a
particular Investment Fund, direct withdrawals under this Section
11.1 which are less than the full value of any Account from which an amount is withdrawn to be charged to any one or more of the
Investment Funds in which such Account is invested.  Such
direction shall be given by the Participant with his Notice to withdraw and shall specify the manner in which the withdrawal will be allocated among the Investment Funds.  If a Participant does not specify the manner in which a withdrawal shall be
allocated among Investment Funds, the Committee shall allocate the withdrawal on a pro rata basis among the Participant s
Investment Fund elections, subject to any restrictions or
limitations applicable to a particular Investment Fund.  The
Committee or its delegate from time to time may establish
procedures that govern the tax treatment of withdrawals from the
Plan, which procedures shall not necessarily be consistent with the categories of withdrawals provided under this Article XI.
Unless the Committee or its delegate determines otherwise,
however, Categories A and B of Section 11.1(a) shall be treated as a single contract for Federal income tax purposes.
     11.2 Amounts Payable Following Termination of Service.  Upon
a Participant's termination of employment, distributions from the
Plan shall be made, to the extent vested under Article X, at the time specified in Section 11.3 (subject to the provisions of
Section 11.6) and in the form specified in Section 11.4.
     11.3 Time of Payment.
     (a)  Retirement.    In the event a Participant terminates
employment with the Employer after (i) attaining his Normal
Retirement Date or (ii) satisfying the requirements for early retirement under any defined benefit pension plan maintained by the Employer in which he participates, unless the Participant elects to defer payment pursuant to this Section 11.3(a), payment of the Participant's entire Account shall commence as soon as administratively practicable after the Quarterly Valuation Date coincides with or next following the Participant's severance from service date, provided that the Committee has received at least
30 days advance written notice of the Participant's severance from service date. The amount distributable shall be valued as of such Quarterly Valuation Date, or such later Valuation Date selected by the Participant in the event the Participant elects to defer payment as provided herein. A Participant described in this Section 11.3(a) may, regardless of the value of his Account, elect to defer payment of his Account to any Valuation Date after his severance from service date specified by him, but no later than December 31 of the Plan Year immediately following the later of (i) the Plan Year in which he terminates employment with the Employer or (ii) the Plan Year in which he attains age 65. An election of a Participant to defer payment of benefit shall be made by submitting to the Committee a written statement signed by the Participant, describing the benefits and the Valuation Date on which the Participant requests that the payments commence;
provided, however, a Participant may not elect to defer receipt or commencement of receipt of benefits beyond the date required pursuant to Section 401(a)(9) of the Code. The value of the Participant's Account shall be determined as of the Valuation
Date selected by the Participant pursuant to his deferral election and payment shall commence as soon as administratively practicable following such Valuation Date.
     (b) Death or Disability. In the case of the death or Disability of a Participant (whether before or after a Participant s severance from service date with the Employer), except in the case of a distribution deferred pursuant to this
Section 11.3(b) or Section 11.3(e), payment of the Participant's entire Account shall commence as soon as administratively practicable after the Quarterly Valuation Date that coincides with or next follows 30 days advance written notice to the Committee of proof of the Participant's death or, if applicable, 30 days following the determination by the Committee of the Participant's Disability. The amount distributable shall be valued as of such Quarterly Valuation Date, or such later
Valuation Date in the event the Participant (or Beneficiary) elects to defer payment as provided herein. Subject to the provisions of Section 11.6, a Beneficiary of a Participant who was eligible to receive a distribution pursuant to Section
11.3(a) as of the date of his death, may elect to defer payment of the Participant's Account to any Valuation Date specified by the Beneficiary, but not later than December 31 of the Plan Year immediately following the Plan Year in which the Participant died. An election by a Beneficiary to defer payment of benefits shall be made by submitting written notice to the Committee in the same manner described for a Participant in Section 11.3(a).
The value of the Participant's Account shall be determined as of the Valuation Date selected by the Beneficiary pursuant to his deferral election and payment shall commence as soon as administratively practicable following such Valuation Date.
     (c) Other Severance from Service. Subject to the provisions of Sections 11.3(d) and 11.3(e), upon a Participant's termination of employment with the Employer for any reason other than the Participant s attainment of his Normal Retirement Date, his death or his Disability, the Participant's vested Account shall become distributable to him as soon as administratively practicable after the Quarterly Valuation Date next following the Participant s severance from service date, provided that the Committee has received at least 30 days advance written notice of the Participant s severance from service. The amount payable shall be valued as of such Quarterly Valuation Date. Pending distribution pursuant to this Section 11.3(c), the Participant's
Account shall continue to share in the earnings and losses of the Trust until the Valuation Date for which such deferred distribution is made and the Participant s rights with respect to his Account shall be subject to the provisions of Section
11.3(f).
     (d)  Earlier Distribution; Waiver of Matching Company
Contributions. A Participant (or Beneficiary) may elect to receive his vested Account as soon as administratively practicable following a monthly Valuation Date after his severance from service date (or death) but earlier than the Quarterly Valuation Date set forth in Sections 11.3(a), (b) and
(c) hereof, provided that the Committee has received at least 30 days advance written notice of the Participant's severance from service date (or death). The amount distributable shall be valued as of such earlier monthly Valuation Date.
Notwithstanding any other provision of the Plan, a Participant
(or Beneficiary) who makes an election under this Section 11.3(d) shall not be entitled to any Matching Company Contributions or TRIP+ Contributions with respect to the calendar quarter in which the Valuation Date described hereunder occurs.
     (e)  Limitation on Involuntary Payment of Benefits and Lump
Sum Cashouts. Notwithstanding any provision of this Article XI to the contrary, subject to the provisions of Section 11.3(d), if upon termination of a Participant's employment with an Employer the value of the Participant's vested Account does not exceed
$3,500 (or for periods on and after June 1, 1998, $5,000), the Committee shall direct the Trustee to distribute the value of the Participant's vested Account to the Participant (or, in the event of the Participant's death, to the Participant's Beneficiary) or to an eligible retirement plan as defined in Section 402(c)(8)(B) of the Code pursuant to the Participant's (or, if applicable, the Participant's spouse's or former spouse's) direct rollover election described in Section 11.11, in a single lump sum as soon as administratively practicable after the Quarterly Valuation
Date next following the Participant's severance from service date. If upon termination of a Participant's employment with an Employer for any reason other than death the then value of the Participant's vested Account exceeds $3,500 (or, for periods on and after June 1, 1998, $5,000), no distribution of the Participant's vested Account to the Participant may occur prior to the Participant's Normal Retirement Date unless the Participant files with the Committee a written request for the payment of his vested Account, such request expressly to consent to the payment. If the Participant files such a request, the Committee shall direct the Trustee to pay such amount to the Participant a soon as administratively practicable after the later of (i) the Quarterly Valuation Date following the Participant's separation from service date or (ii) the Valuation
Date next following receipt of said request. If such a Participant does not consent to a distribution, the Trustee shall continue to hold the Participant's vested Account in trust and shall distribute the Participant's vested Account in a single lump sum payment as soon as administratively practicable following the Valuation Date coinciding with or next following the date the Participant attains his Normal Retirement Date. In accordance with rules prescribed by the Committee, a Participant who does not consent may elect to defer his distribution until a date which is as soon as administratively practicable following any Valuation Date thereafter, but not later than the Valuation
Date coinciding with or next following the Participant's Normal
Retirement Date, valued as of such later Valuation Date. Except as provided otherwise herein, no consent to a distribution shall be valid unless the Participant has received a notice describing the material features, and an explanation of the relative values, of the forms of benefit available under the Plan with respect to the distribution and notice describing the Participant's direct rollover rights described in Section 11.11 hereof, no less than 30 days and no more than 90 days before the Annuity Starting
Date. If the distribution is one to which sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under section
1.411(a)-11(c)of the Income Tax Regulations is given, provided that (i) the Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (ii) the Participant, after receiving the notice, affirmatively elects a distribution.
     (f)  Treatment of Accounts in the Case of Deferred
Distribution. If a Participant or Beneficiary elects to defer distribution of the Participant's vested interest pursuant to Sections 11.3(a), (b), (c) or (e) hereof, the Participant's
Account shall continue to share in the earnings and losses of the Trust until the applicable Valuation Date under Sections 11.3(a),
(b), (c) or (e). Transfers among Investment Funds shall be permitted until the applicable Valuation Date. However, except as provided in Section 13.7, loans granted under Article XIII shall be immediately due and payable upon the Participant's severance from service date.
     (g) Forfeiture of Non-Vested Account Upon Distribution. As of the date of the distribution of a Participant's vested Account pursuant to this Section 11.3, the Non-Vested portion of the Participant's Account shall be forfeited, subject to restoration as provided in Section 10.
     11.4 Method of Payments.
     (a) Except as provided in Section 11.4(b), payment, to a Participant, Former Participant or Beneficiary shall be made in the form of a single lump sum payment in cash of the total amount due; provided, however, that a Participant or Former Participant may elect to receive a portion of his lump sum payment attributable to (i) his interest in the Zurn Stock Fund, in the form of shares of Zurn Stock, (ii) his interest in the U.S.
Industries Stock Fund, in the form of shares of U.S. Industries
Stock, (iii) his interest, if any, in the Household
International, Inc. Common Stock Fund, in shares of common stock of Household International, Inc. and (iv) for a Participant,
Former Participant or Beneficiary who receives a distribution on or before June 30, 1993, his interest, if any, in the Equity
Securities Fund, in shares of the Fidelity Equity Income Fund.
Notwithstanding the preceding sentence, no distribution of less than twenty (20) shares shall be made from the Zurn Stock Fund, the U.S. Industries Stock Fund or the Household International,
Inc. Common Stock Fund and partial shares in each such fund will be paid in cash.
     (b) Notwithstanding the provisions of Section 11.4(a), subject to Section 11.6, a Participant, Former Participant or
Beneficiary may elect to have the value of his Accounts paid in one or more of the following manners:
          (i)  A Participant or Former Participant who became a
          Participant prior to July l, 1989 and who does not have a loan outstanding may elect to receive his distribution in a single sum, as an immediate annuity purchased under the group annuity contract or contracts, or as a combination of both, or in any other form available through a group annuity contract issued to the Plan by a legal reserve life insurance company authorized to do business in the State of Texas;
          provided, however, that if an annuity form of payment is chosen, then unless otherwise elected pursuant to
          Section 11.4(c), a married Participant's vested Account shall be paid in the form of a Qualified Joint and Survivor Annuity (as long as the Participant does not die before his annuity starting date, in which case the Participant's vested Account shall be paid in the form of a Qualified Preretirement Survivor Annuity to his surviving spouse). The forms of immediate annuity available under the group annuity contract or contracts shall include the following:
               (A)  Qualified Joint and Survivor Annuity.  An
                    annuity for the life of the Participant or Former Participant with a survivor annuity for the life of such Participant s spouse which is not less than one half, or greater than the amount of the annuity payable during the joint lives of the Participant and such Participant's spouse; and
               (B)  Annuity Certain and Life.  An annuity for the
                    life of the Participant or Former Participant with a guaranteed minimum number of monthly payments as specified by the Participant or Former Participant.
          (ii) A Participant, Former Participant or eligible
          Beneficiary may elect a direct rollover to an eligible retirement plan as described in Section 402(c)(8)(B) of the Code pursuant to the provisions of Section 11.11.
Notwithstanding the foregoing provisions, no Participant or Former Participant may elect a distribution in the form of an annuity unless the annuity payments will equal or exceed $30.00 per month.
     (c) A Qualified Joint and Survivor Annuity (as herein so called) is an annuity for the life of the Participant with a survivor annuity for the life of the spouse equal to not less than 50 percent of the amount of the annuity which is payable during the joint lives of the Participant and his spouse, and which is the actuarial equivalent of a single life annuity for the life of the Participant. A Qualified Preretirement Survivor
Annuity (herein so called) is an annuity for the life of the surviving spouse that is actuarially equivalent to 100 percent of the vested Account of the Participant (as of his date of death).
     A Participant may elect at any time during the applicable election period to waive the Qualified Joint and Survivor Annuity in favor of a single life annuity or another form of distribution available under the Plan, and may revoke such election at any time during the applicable election period, provided that, for the election to be effective, (i) the Participant's spouse must consent in writing to such election, such spouse's consent must acknowledge the effect of such election, and her signature must be witnessed by a Plan representative or notary public (or it must be established to the satisfaction of a Plan representative that the consent may not be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may by regulations prescribe); and (ii) the Plan must provide to each Participant, within a reasonable period of time before the Annuity Starting
Date (and consistent with such regulations as the Secretary of Treasury may prescribe), a written explanation of the terms and conditions of the Qualified Joint and Survivor Annuity, the Participant's right to make, and the effect of, an election to waive the same, the rights of the Participant s spouse, and the right to make, and the effect of, a revocation of such election.
For purposes of this Section 11.4(c), the "application election period" is the 90 day period ending on the Annuity Starting Date.
     In the case of a married Participant who elects a life annuity form of benefit and dies prior to his Annuity Starting
Date, such that the Participant's surviving spouse shall receive a Qualified Preretirement Survivor Annuity pursuant to Section
11.4(b), the spouse may elect in writing to waive such survivor annuity in favorite of a single lump sum payment equal to the Participant's vested Account as of his date of death.
     (d)  Notwithstanding the foregoing provisions of this
Section 11.4, the phrase "single lump sum payment" as used herein shall not include the distribution of an insurance contract providing for (i) a life annuity to a Participant, (ii) a joint and survivor annuity to a Participant and his Beneficiary, or
(iii) any other form of payment having the effect of (i) or (ii) above.
     11.5 Minority or Legal Disability of Distribute. During the minority or legal disability of a person entitled to receive benefits hereunder, the Committee may, in its sole discretion, direct payment of all or any portion of such benefits due such person directly to him or to his spouse or a relative or to any individual or institution having custody of such person. Neither an Employer, the Committee nor the Trustee shall be required to see to the application of any payments so made and the receipt of the payee (including the endorsement of a check or checks) shall be final, binding and conclusive as to all interested parties.
Any payment made pursuant to the power herein conferred upon the Committee shall operate as a complete discharge of all obligations of the Trustee and the Committee, to the extent of the distributions so made.
     11.6 Additional Requirements Relating to Benefit Payments.
Unless a Participant otherwise elects, payment of benefits under the Plan to the Participant will begin not later than the 60th day after the end of the Plan Year in which the latest of the following events occur:
     (a)  the date on which the Participant attains his Normal
Retirement Age;
     (b) the tenth anniversary of the year in which the Participant commenced participation in the Plan; or
     (c) the Participant terminates employment with the Employer.
     Notwithstanding any other provisions of the Plan, all distributions required under this Article XI shall be determined and made in accordance with Section 401(a)(9) of the Code and the Treasury Regulations thereunder, including the minimum distribution incidental benefit requirements of Treasury
Regulation Section 401(a)(9)-2.
     11.7 Claims Procedure. The Committee shall make all determinations as to the right of any person to receive a benefit from the Plan. The denial by the Committee of a claim for benefits under the Plan, including but not limited to, a claim for distribution, loan or withdrawal, shall be stated in a written instrument signed by the Committee and delivered to or mailed to the claimant within 60 days after receipt of the claim by the Committee, unless special circumstances require an extension of time for processing the claim, in which case a determination shall be made as soon as possible, but in no event later than 120 days after receipt of the claim. Written notice of the extension shall be furnished to the claimant prior to the termination of the initial 60 day period and shall indicate the circumstances requiring the extension and the date by which the Committee expects to render its decision. The written decision shall set forth:
     (a)  the specific reason or reasons for the denial;
     (b) a specific reference to the pertinent provisions of the Plan on which the denial is based;
     (c) a description of any additional material or information necessary for the claimant to perfect a claim and an explanation of why such material or information is necessary; and
     (d)  a statement that the claimant may:
          (i) request a review upon written application to the Committee;
          (ii) review pertinent plan documents; and
          (iii)     submit issues and comments in writing.
If notice of the denial is not furnished in accordance with the above procedure, the claim shall be deemed denied and the claimant shall be permitted to proceed with the review procedure.
A request by the claimant for a review of the denied claim must be delivered to the Committee within 60 days after receipt by such claimant of written notification of the denial of such claim. The Committee shall, not later than 60 days after receipt of a request for a review, make a determination concerning the claim. If special circumstances require, the Committee shall notify the claimant that an extension of time for processing, not in excess of 120 days, after receipt of the request for review, is necessary. A written statement stating the decision on review, the specific reasons for the decision, and the specific provisions of the Plan on which the decision is based shall be mailed or delivered to the claimant within such 60 (or 120) day period. If the decision on review is not furnished within the appropriate time, the claim shall be deemed denied on review.
All communications from the Committee to the claimant shall be written in a manner calculated to be understood by the claimant.
All interpretations, determinations and decisions by the Committee in respect of any matter hereunder will be final, conclusive, and binding upon the Employer, Participants, Former
Participants, Beneficiaries, and all other persons claiming an interest in the Plan.
     11.8 Committee's Duty to Trustee. The Committee will notify the Trustee at the appropriate time of all facts which may be necessary hereunder for the proper allocation of increases, decreases, expenses, and contributions for Participants, the proper payment or distribution of benefits, or the proper performance of any other act required of the Trustee hereunder.
The Committee will notify the Trustee of such facts as are needed by the Trustee to perform its functions under the Plan. The
Committee will secure appropriate elections, directions, and designations for Participants, Former Participants, and Beneficiaries provided for in the Plan.
     11.9 Duty to Keep Committee Informed of Distributee's
Current Address.  Each Participant, Former Participant and
Beneficiary must file with the Committee from time to time in writing his mailing address and each change of mailing address.
Any communication, statement or Notice addressed to a Participant, Former Participant or Beneficiary at his last mailing address filed with the Committee or if no address is filed with the Committee then at the last mailing address as shown on an Employer's records, will be binding on the Participant, Former Participant and their Beneficiaries for all purposes of the Plan. Neither the Committee nor the Trustee shall be required to search for or locate a Participant, Former
Participant or Beneficiary. In connection with the payment of any benefits, the Committee shall mail by registered or certified mail to the Participant, Former Participant or Beneficiary at his last known address his distribution under the Plan. If the distribution is returned to the Committee, the unpaid amounts will be invested in an Investment Fund consisting primarily of fixed income investments. If the Participant, Former Participant or Beneficiary fails to claim his benefits under the Plan within three years after the date of the distribution, the Committee will direct that all unpaid amounts which would have been payable to such Participant, Former Participant or Beneficiary will be forfeited as of the next Valuation Date and applied to reduce
Matching Company Contributions as provided in Section 4.8. In the event that the Participant, Former Participant or Beneficiary is subsequently located, the unpaid amounts as of the date of the forfeiture will be paid to such Participant, Former Participant or Beneficiary. The funds used to make such distribution will be paid from forfeitures. In the event the forfeitures are not adequate to effect the distribution, the Employer shall make such additional contribution to the Plan as is necessary to make such distribution.
     11.10     Distribution Pursuant Qualified Domestic
Relations Orders. Notwithstanding any other provision of the Plan to the contrary, if the provisions of a Qualified
Domestic Relations Order provide that distributions shall be made to an Alternate Payee prior to the time that the Participant with respect to whom the Alternate Payee's benefits are derived attains age 50 or would be entitled to a distribution of assets from the Plan, the Trustee shall commence payments to the Alternate Payee as soon as administratively practicable following the later of (i) the receipt of such Qualified Domestic Relations Order by the Committee or (ii) the date the Committee receives the Alternate Payee's written consent to such distribution. Unless specified otherwise in a Qualified Domestic Relations Order, a distribution to an Alternate Payee who is the former spouse of the Participant shall be based on a pro rata allocation of the Participant's Investment Plan Contributions as provided in
Section 72(m)(10) of the Code and amounts awarded to the Alternate Payee shall be paid on a pro rata basis from the Investment Funds in which the Participant is invested at the time of the distribution to the Alternate Payee. Until such time as payment is made to an Alternate Payee pursuant to this
Section 11.10, the Alternate Payee shall have no rights under the Plan other than the rights of a Beneficiary and the right to direct the investment of amounts awarded to Alternate Payee pursuant to the provisions of Article IX.
     11.11     Tax Withholding and Participant's Direct
Rollover Election. Unless provided otherwise in regulations promulgated by the Secretary of the Treasury, to the extent required under Section 3405 of the Code, the Trustee shall withhold 20% of the taxable portion of the Plan distribution or withdrawal made to a Participant, Former Participant or Beneficiary after December 31, 1992 which constitutes an eligible rollover distribution within the meaning of Section
402(c)(4) of the Code. Any amount withheld shall be deposited by the Trustee with the Internal Revenue Service for the purpose of paying the distributee's federal income tax liability associated with the distribution or withdrawal.
Notwithstanding the foregoing provisions, commencing on and after January 1, 1993, each Participant, each Former
Participant and each spouse (or former spouse under a Qualified Domestic Relations Order) of a Participant or Former
Participant shall be provided with a notice described in
Section 11.3(e) hereof and given the right to elect [pursuant to Section 401(a)(31) of the Code and applicable Treasury regulations promulgated thereunder] during the period described in Section 11.3(e) hereof to rollover all or any portion of the taxable amount of such person's distribution or withdrawal (subject to limitations and restrictions, if any, adopted by the Committee in accordance with applicable
Treasury regulations) directly to an eligible retirement plan as defined in Section 402(c)(8)(B) of the Code as limited by
Section 402(c)(9) of the Code and, to the extent a direct rollover is elected by any such person, the tax withholding requirements of this Section 11.11 will not apply. If permitted by the Code or applicable Treasury regulations, a direct rollover as described in the preceding sentence may be accomplished by delivering a check from the Plan to the distributee payable to the trustee or custodian of the eligible retirement plan. Each direct rollover election shall be in writing on a form prescribed by the Committee for such purpose and given to the Participant, Former Participant or spouse within a reasonable period of time prior to the distribution or withdrawal.
     11.12     Application of Forfeitures.  As of each
Valuation Date forfeitures under Sections 5.1, 5.3, 6.2, 8.3,
10.3 and 11.9 less any restorations under Sections 10.4 and 11.9, shall be placed in a Plan forfeiture account and applied as provided in Section 4.8.
     11.13 Restrictions on Distributions. Notwithstanding anything to the contrary contained in the Plan, a Participant's Tax Reduction Contribution Account, any amounts treated as "qualified non-elective contributions" as described in Section 401(m)(4)(C) of the Code, and any earnings thereon, shall not be distributed before the first to occur of the following events:
     (a)  the Participant's retirement;
     (b)  his death;
     (c)  his permanent disability;
     (d)  his termination of employment;
     (e)  his attainment of age 59 1/2;
     (f) the termination of the Plan, provided that neither the Employer nor an Affiliated Company maintains a successor plan;
     (g) the disposition, to a corporation that is not an Affiliated Company, of substantially all of the assets [within the meaning of Code section 409(d)(2)] used by the Employer in the trade or business in which the Participant is employed, provided that the Participant continues employment with the transferee corporation and the Employer continues to maintain the Plan; or
     (h) the disposition, to a corporation that is not an Affiliated Company, of the Employer's interest in a subsidiary in which the Participant is employed, provided that the Participant continues employment with the subsidiary and the Employer continues to maintain the Plan.
A distribution may be made under (f), (g) or (h) above only if it constitutes a total distribution of the Participant's entire balance in all Accounts and the account balances under any other profit sharing plans of the Employer or an Affiliated Company.
                            ARTICLE XII
                              NOTICE
     12.1 Notice. As soon as practicable after a Participant or Former Participant makes a request for payment or a benefit becomes payable to a Beneficiary, the Committee shall notify the Trustee of the following information and give such directions as are necessary or advisable under the circumstances
     (a)  name and address of the Participant, Former
Participant or Beneficiary, and
     (b)  amount to be distributed.
     In addition to the information described above, for distributions and withdrawals occurring after December 31, 1992, the Committee shall notify the Trustee, if applicable, as to the identity, address and other pertinent information of eligible retirement plans as described in Section 402(c)(8)(B) of the Code to which the payee has elected to rollover directly such distribution or withdrawal pursuant to Section
11.11 of the Plan.
     12.2 Modification of Notice. At any time and from time to time after giving the notice as provided for in Section
12.1, the Committee may modify such original notice or any subsequent notice by means of a further notice or notices to the Trustee but any action taken or payments made by the Trustee pursuant to a prior notice shall not be affected by a subsequent notice.
     12.3 Reliance on Notice. Upon receipt of any notice as provided in this Article XII, the Trustee shall promptly take whatever action and make whatever payments are called for therein, it being intended that the Trustee may rely upon the information and directions in such notice absolutely and without question.
                           ARTICLE XIII
                               LOANS
     13.1 General Provisions Regarding Loans. At any time prior to the date a Participant's benefits are paid, the Committee, in its sole discretion and in accordance with the policies and procedures set forth in this Article XIII, may direct the Trustee to make a loan to a Participant (as defined below) if such loans (a) are made on a reasonably equivalent basis, (b) are not made available to Highly Compensated
Employees in an amount greater than the amount made available to other Employees, (c) are adequately secured, and (d) bear a reasonable interest rate. Solely for purposes of this Article
XIII, the term "Participant" shall mean an active Participant, a Former Participant, a Beneficiary who is a "party in interest" [within the meaning of Section 3(14) of ERISA] or an Employee who has not yet met the eligibility provisions of
Article III but who has made a Rollover Contribution pursuant to Section 4.9.
     13.2 Amount and Limitations Applicable to Loans. A
Participant may request a loan in an amount which does not exceed (i) 50% of the present value of the Participant's vested interest in the Plan determined in accordance with
Section 13.8 hereof or, if less, (ii) $50,000 reduced by the highest outstanding loan balance applicable to the Participant from this Plan and any other qualified plan of the Company or an Affiliated Company during the one year period ending on the day before the loan date. The minimum amount that may be borrowed from the Plan is $1,000 and only two loans may be outstanding under the Plan at any one time. It is intended that loans granted to a Participant under this Article XIII will not place other Participants at risk with respect to their Accounts. Therefore, each loan shall be made from the borrower's Account and the income or loss associated with the loan shall be allocated to the borrower's Account.
     A loan to a Participant (and interest thereon) shall be considered a Plan investment, and repayments shall be credited to an Investment Fund or Funds in accordance with Article IX as if such repayments were future Tax Reduction Contributions, Investment Plan Contributions, Matching Company Contributions and/or Rollover Contributions, as the case might be, made to the Plan on behalf of the Participant.
     13.3 Security for Loans. Any loan to a Participant under this Article XIII shall be secured by the irrevocable pledge and assignment of 50% of the present value, determined at the time the loan is granted based on the most recently completed
Valuation Date, of the Participant s vested interest in the Trust, supported by the execution of a promissory note for the amount of the loan, including interest, payable to the order of the Trustee. If the loan will be used to acquire or construct a dwelling unit which is within a reasonable period of time to be used as the principal residence of the Participant the Committee may permit or require the Participant to secure such loan with assets in addition to 50% of the Participant's interest in the Trust.
     13.4 Interest Rate for Loans. Each loan shall bear interest at a rate fixed by the Committee based on rates charged by the financial institutions in the same geographic location for similar secured personal loans. The loan rate shall remain fixed for the term of the loan (or the remaining term of a renegotiated loan). The Committee shall not discriminate among Participants in the manner of interest rates but loans granted at different times may bear different interest rates if, in the opinion of the Committee, the difference in rates is justified by a change in general economic conditions.
     13.5 Repayment of Loans. (a) Any loan to a Participant under this Article XIII shall be repaid within five years of the date on which the loan is made, except that loans used to acquire or construct any dwelling unit which is within a reasonable time to be used as a principal residence of the Participant may be repaid over a longer period of time (not to exceed 25 years) as determined by the Committee; provided, however, that any loan shall be repaid (or offset against the Participant's Account) on or before the date the Participant receives his final distribution from the Plan. Loans shall be amortized on a level basis and repaid in regular, substantially equal installments by payroll deduction (or, if the Participant is not receiving pay from the Employer at any time while a loan is outstanding, by direct payment from the Participant to the Employer for deposit in the Trust Fund) on a schedule prescribed by the Committee (with payments made at least as often as quarterly), which installments shall be applied to reduce the principal as well as the accrued interest of the loan. Notwithstanding the preceding provisions of this Section 13.5(a) for periods commencing on and after September 9, 1994, a Participant shall not be required to make payments on a level amortization basis during any period the Participant is on leave of absence from the Employer without pay for up to one year.
     (b) Each loan repayment shall be paid to the Trustee, and the Committee shall provide written instructions to be Recordkeeper regarding such repayment that:
          (i) identify the Participant on whose behalf the repayment is being made; and
          (ii) direct the investment of the loan repayment to the Investment Fund account in the same proportion as elected by the Participant in Section 9.5 as if the repayment were future contributions.
     13.6 Default on Loans. In the event of a default by a Participant on a loan repayment, all remaining repayments on the loan shall be immediately due and payable, and the entire amount of the unpaid balance of such loan and accrued interest thereon shall be considered and treated as having been distributed in cash under Article XI as of the date of default, and an appropriate adjustment of his Account shall be made therefor. Notwithstanding the foregoing, the Committee may use alternative means to pursue payment of a loan in default if such alternative means are necessary to prevent an actual distribution from the portion of the Participant's
Account that is attributable to Tax Reduction Contributions and that would contravene Section 401(k) of the Code;
provided, however, that a taxable distribution for purposes of
Section 72(p) of the Code shall occur in the event of any default by a Participant on a loan made under this Article
XIII.
     13.7 Acceleration of Loans Upon Termination of
Employment. All loans shall be accelerated and immediately due and payable upon a Participant's termination of employment with the Employer [unless such Participant is a "party in interest" as defined in Section 3(14) of ERISA or is otherwise mandatorily eligible for Plan loans under ERISA, the Code or regulations and rulings promulgated thereunder]. If a Participant does not repay the loan at the time of acceleration, the Committee shall direct the Recordkeeper to offset the nonforfeitable portion of the Participant's
Accounts by the outstanding amount of the loan and such offset shall reduce the amount payable to the Participant from the Trust Fund.
     13.8 Manner of Making Loans.  All requests by a
Participant for loans from the Trust shall be made in writing to the Committee and if the request is received on or before the 25th day of a month, the loan amount shall be paid to the Participant as soon as administratively practicable after the first day of the next month, based on the value of the Participant's Account as of the preceding Valuation Date, adjusted to reflect the value of the Participant's interest, if any, in the Zurn Stock Fund, the U.S. Industries Stock Fund and the Household International, Inc. Common Stock Fund as of the 25th day of the month immediately following such Valuation
Date. Notwithstanding the foregoing provisions of this Section
13.8, if a Participant repays a loan made to him pursuant to this Article XIII, he may not apply for another loan from the Trust prior to the expiration of two months from the date of such repayment. The Committee shall apply its standards for the approval of loans in a uniform and consistent manner with respect to all Participants and shall approve a loan if the requirements of this Article XIII are satisfied. If a Participant's request for a loan is approved by the Committee, the Committee shall furnish the Trustee with written instructions directing the Trustee to make the loan in a single sum payment in cash to the Participant. Such payment shall be made by withdrawing as of the Valuation Date for which the loan is made amounts from the Investment Funds as designated by the Participation accordance with rules established by the Committee from time to time or if the Participant fails to designate Investment Funds to be used to fund the loan, by withdrawing as of the Valuation Date for which the loan is made a proportionate amount from the separate Investment Funds of the Participant under the Plan.
No loan shall be granted hereunder if at the time the loan is to be granted it would be treated as a distribution under
Section 72(p) of the Code. Notwithstanding the foregoing provisions of this Section 13.8, that portion of a Participant s Account which is attributable to Matching
Company Contributions and TRIP+ Contributions made with respect to calendar quarters ending on and after June 30, 1997 shall not be available for withdrawal in connection with a loan under the Plan unless the Participant has attained age 57 as of the first day of the month in which the loan amount is to be paid to the Participant.
     13.9 Additional Loan Procedures. For purposes of satisfying the requirements of Section 2550.408b-l(d) of the Labor Regulations, the Committee may adopt written loan policies and procedures to supplement or, if appropriate, modify the provisions of this Article XIII. Such policies and procedures, upon adoption by the Committee, shall be incorporated in the Plan by this reference as if fully set forth herein. The Committee shall have the power to amend and modify such policies and procedures at anytime in the Committee's sole discretion.
                            ARTICLE XIV
                    ADMINISTRATION OF THE PLAN
     14.1 Allocation of Responsibilities Among Fiduciaries. A fiduciary with respect to the Plan, as described in Section
3(21) of ERISA, shall have only those specific powers, duties, responsibilities and obligations as are explicitly given such fiduciary under the terms of the Plan and the Trust Agreement or allocated to such fiduciary pursuant to the procedures set forth herein. In general, Zurn shall have the sole authority to amend or terminate, in whole or in part, the Plan or the Trust Agreement, subject to the provisions of Article XVI. The
Board of Directors shall have the sole authority to appoint and remove the members of the Committee. The Employer shall have the sole responsibility for making contributions to the Plan. Zurn shall be the administrator of the Plan as described in Section 3(16)(A) of ERISA and, except as otherwise provided herein, Zurn shall have all the duties and responsibilities of an administrator for purposes of ERISA. Except as otherwise provided herein or subsequently delegated to other persons pursuant to the provisions hereof, the Committee shall possess general authority to manage the operation and administration of the Plan. The Committee may designate one or more individuals or committees of individuals to carry out any of its fiduciary responsibilities in connection with the Plan.
Any such designation may be made by action of the Committee or by a member or members duly authorized by the Committee to make such designation on behalf of the Committee. Any designation, or revocation thereof, made by the Committee or be such authorized Committee member shall be made in writing, shall specify the responsibilities which the designee is to carry out and shall be filed with the Secretary of the Committee, from whom the names and Committee assignments, if any, of all individuals so designated and of any Committee member authorized to make such designations shall be available. Subject to Participants investment directions under Section 9.5, and subject to Committee directions under
Section 14.3, the Trustee shall have the sole responsibility for the administration of the Trust and the management of the assets held thereunder, as provided in the Trusts Agreement.
It is intended that each fiduciary shall be responsible only for the proper exercise of his own powers, duties, responsibilities and obligations under the Plan and shall not be responsible for any act or failure to act of another fiduciary. A fiduciary may serve in more than one fiduciary capacity with respect to the Plan and any fiduciary to the Plan may also be an Employee. The Committee may employ one or more persons to render advice to any director, officer or Employee with respect to such individual s responsibilities under the Plan. No fiduciary of the Plan guarantees the Trust
Fund in any manner against investment loss or depreciation in asset value.
     14.2 Management of Plan Assets. The amounts allocated under this Plan shall be held in trust pursuant to the terms of the Trust Agreement by a Trustee or Trustees appointed by the Committee, provided that a portion of such amounts may be held directly by one or more insurance companies appointed by the Committee under one or more individual or group insurance contracts. The aggregate of the amounts so contributed to the Plan and held by the Trustee and such insurance companies as may be acting at any time, together with any income, gains and profits thereon, less losses, distributions and other permissible payments therefrom, shall constitute a Trust Fund for the payment of benefits under the Plan. The Committee shall review the performance of the Trustee from time to time and the Committee shall determine the form and terms of any insurance company contract to accomplish the purposes of the Plan. The Committee may remove any Trustee and may terminate any insurance contract, to the extent permitted by the terms hereof, the terms of the Trust Agreement and the terms of the insurance contract.
     The Trustee shall have exclusive responsibility for the management and control of the portion of the Trust Fund held in trust by it, except as provided in Section 14.3 and except to the extent that the Committee delegates such responsibility to one or more persons who are "investment managers"[within the meaning of Section 3(38) of ERISA], each of whom shall be either
     (a) registered as an investment adviser under the Investment Advisers Act of 1940 (the "Act");
     (b)  a bank, as defined in the Act; or
     (c) an insurance company qualified to perform investment management services under the laws of more than one state.
Any insurance company which holds a portion of the Trust Fund directly shall have exclusive responsibility for the management and control of such portion of the Trust Fund. The names of each Trustee, insurance company and investment manager acting at any time hereunder shall be available from the Committee.
     14.3 Powers and Responsibilities of the Committee. In addition to any other powers and responsibilities allocated to the Committee pursuant to the terms of this Plan, the following powers and responsibilities shall be exercised by the Committee, the members of which shall be appointed by, and serve at the pleasure of, the Board of Directors.
     (a) To administer the Plan, including but not limited to, the power to resolve any and all disputes which may arise involving Participants, Former Participants, Beneficiaries and/or the Trustee. The Committee shall have the exclusive discretionary authority to interpret and construe the terms of the Plan and the Trust Agreement and the exclusive discretionary authority to determine eligibility for all benefits hereunder. Any such determinations or interpretations of the Plan adopted by the Committee shall be final and conclusive and shall bind all parties. The Trustee may rely upon the decision of the Committee with respect to any question concerning the meaning, interpretation, or application of any provision of the Plan and the Trust
Agreement. The Committee's interpretations and determinations with respect to the Plan and the Trust Agreement shall be based on such information as is reasonably available to the Committee at the time a decision is made. In addition, in administering the Plan, the Committee may rely conclusively upon an Affiliated Company's payroll and personnel records maintained in the ordinary course of business.
     (b) To administer the Plan's claims procedure pursuant to Section 11.7 in a uniform and nondiscriminatory manner.
     (c) To adopt such rules, forms and procedures as it shall deem necessary for the efficient administration of the Plan in accordance with its terms and the terms of any applicable law.
     (d) To prepare and submit to governmental agencies, Participants, Former Participants and Beneficiaries such Plan descriptions, reports and other documents, or summaries thereof, as may be required by applicable law or necessary in the administration of the Plan.
     (e) To remedy possible ambiguities, inconsistencies or omissions in connection with its power to interpret the Plan;
provided, however, that all such actions and decisions shall be applied in a uniform manner to all Employees similarly situated.
     (f) To authorize disbursements from the Trust, including refunds of contributions permitted by the Plan (any instructions of the Committee to the Trustee shall be evidenced in writing and signed by a member of the Committee delegated with such authority by a majority of the Committee).
     (g) To employ such advisors (including but not limited to attorneys, independent public accountants and investment advisors) and such other technical and clerical personnel as may be required in the Committee's discretion for the proper administration of the Plan, and to pay the reasonable expenses of such persons from the Trust Fund.
     (h) To establish and to instruct the Trustee and any investment manager with respect to asset administration objectives and policies consistent with Plan requirements and establish Investment Funds in accordance with such objectives and policies.
     (i) To review from time to time, but at least as often as annually, the investment performance of the Trustee and any insurance company or investment manager acting with respect to any portion of the Trust Fund. The Committee may engage the services of such persons it deems appropriate including, investment managers, to review investments held by the Plan and the financial condition of insurance companies issuing insurance contracts to the Plan.
     (j) To supervise at least one audit of the Plan's assets for each Plan Year and review the Trustee's annual accounting.
     (k) To exclude Affiliated Companies from participation in the Plan.
     Each of the members of the Committee is hereby authorized to sign documents relating to the Plan required by the Department of Labor, Internal Revenue Service or other governmental agencies on behalf of the Company provided, however, that the Company shall have the responsibility and duty to file reports required by any governmental agency with respect to the Plan and to comply with all other filing and disclosure requirements required by ERISA in connection with the administration of the Plan. Notwithstanding any other provisions of this Section 14.3, no member of the Committee shall vote or act upon any matter involving his own rights, benefits, or participation in the Plan.
     14.4 Operation of Committee. The Committee may act by a majority of its members present at a meeting at which at least half the members are present or by a unanimous written decision taken without a meeting. The Board of Directors may remove any member of the Committee at any time and a member may resign by written notice to the Board of Directors. If at any time the minimum number of Committee members has not been designated by the Board of Directors, then the Committee member or members designated and acting at such time shall be deemed to constitute the full membership of the Committee. The
Committee may appoint a chairman, a secretary and such other agents and representatives (who may, but need not, be members thereof) as it may deem advisable to keep its records or otherwise to assist it in the performance of its responsibilities. The Committee may engage agents to assist it and may engage legal counsel who may be legal counsel for the Company. All reasonable expenses incurred by the Committee may be paid from the Trust Fund to the extent not paid by the Employer.
     14.5 Compensation and Expenses of Employees and Directors
Serving as Fiduciaries. The members of the Committee and employees, officers and directors of Affiliated Companies who are designated as fiduciaries with respect to the Plan shall serve without compensation for their services, but all reasonable expenses of the Committee, the members thereof and such other individuals incurred in the performance of their duties and responsibilities under the Plan shall be paid out of the Trust Fund unless paid by the Employer.
     14.6 Indemnification of Employees and Directors.  The
Company hereby indemnifies each member of the Committee and each employee, officer and director of an Affiliated Company who are delegated responsibilities under or pursuant to the Plan against any and all liabilities and expenses, including attorney's fees, actually and reasonably incurred by them in connection with any threatened, pending or completed legal action or judicial or administrative proceeding to which they may be a party, or may be threatened to be made a party, by reason of membership on the Committee or other delegation of responsibilities, except with regard to any matters as to which they shall be adjudged in such action or proceeding to be liable for gross negligence or willful misconduct in connection therewith. In addition, the Company may provide appropriate insurance coverage for the members of the Committee or each such other individual indemnified pursuant to this Section 14.6 who is not otherwise appropriately insured.
     14.7 Action Taken in Good Faith. To the extent permitted by ERISA, the members of the Committee and each employee, officer and director of an Affiliated Company who are fiduciaries with respect to the Plan shall be entitled to rely upon, and be fully protected with respect to any action taken or suffered by them in good faith in reliance upon, all tables, valuations, certificates, reports and opinions furnished by the Recordkeeper, the Trustee, or any accountant, attorney, insurance company or investment manager acting at any time hereunder.
     14.8 Expenses of the Plan. The expenses of administering the Plan, other than the compensation of persons on the payroll of an Affiliated Company, but including fees of the Trustee, counsel, accountants or other experts appointed under the Plan, at the direction of the Committee may be paid from any forfeitures which arise under the Plan, and to the extent expenses are not paid from forfeitures, they shall be paid out of the Trust Fund to the extent not paid by the Employer.
                            ARTICLE XV
                            TRUST FUND
     15.1 Establishment of Trust Fund. The Trustee appointed by the Committee shall accept and receipt for all assets transferred to it as Trustee. All assets so received, together with the income therefrom and any other increment thereon, as well as assets held in the Trust as of the Effective Date, shall constitute the Trust Fund and shall be held, managed and administered by the Trustee, pursuant to the terms of the Trust Agreement. The Trustee shall not be responsible for the collection of any contributions pursuant to the terms of the Plan but shall be accountable only for cash or other property actually received by the Trustee and for the administration thereof in accordance with the terms of the Trust Agreement.
     15.2 Investments in Employer Stock. All investments by the Trustee in shares of Zurn Stock or U.S. Industries Stock shall be made in such a manner to comply with all applicable federal and state securities laws and the provisions of ERISA and the Code. Up to 100% of the assets of the Trust Fund may be invested in shares of Zurn Stock (or, after consummation of the USI Merger Transaction, in shares of U.S. Industries
Stock).
     15.3 Title of Trust Assets. The legal and equitable title and ownership of all assets at any time constituting a part of the Trust Fund shall be and remain with the Trustee, and neither the Company, or any Employer nor any Participant, Former Participant or Beneficiary shall ever have any legal or equitable estate therein, save and except that each Participant, Former Participant and Beneficiary shall be entitled to receive distributions as and when lawfully made under the terms of the Plan.
                            ARTICLE XVI
                     AMENDMENT AND TERMINATION
     16.1 Amendment. Zurn, acting through its Board of Directors, may at any time, and from time to time, modify or amend this Plan in whole or in part, or discontinue or modify
Employer contributions to the Plan; provided, however, that except to the extent required or permitted by the Code or other applicable law, the accrued benefit of any Participant, Former Participant or Beneficiary shall not be affected retroactively by any such action. No amendment of the Plan shall authorize or permit any part of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries, and no amendment shall be made or shall be valid if it would result in the Plan's disqualification under the applicable provisions of the Code.
     16.2 Termination or Discontinuance of Contributions.  The
Board of Directors may at any time terminate or partially terminate this Plan or permanently discontinue contributions hereunder. Upon termination or partial termination of the Plan with respect to a group of Participants or complete discontinuance of contributions to the Plan, any amount of the Trust Fund previously unallocated, including any amounts in a suspense account established under Section 8.3, shall be allocated (unless such allocation would violate Section 8.1), and the Accounts of all affected Participants shall thereupon be and become fully vested and nonforfeitable to the extent then funded. The Trustee shall deduct from the Trust Fund all unpaid charges and expenses including those relating to said termination, except as the same may be paid by an Employer.
The Trustee shall then adjust the balance of all Accounts on the basis of the net value of the Trust Fund. The Trustee shall distribute the amount to the credit of each Participant, Former Participant, and Beneficiary when all appropriate administrative procedures have been completed. If any amount in a suspense account shall not be allocable because of the provisions of Section 8.1, such amount shall be returned to the Employer. Upon any complete discontinuance of contributions by an Employer, the assets of the Trust Fund shall be held and administered by the Trustee for the benefit of the Participants employed by such Employer discontinuing contributions in the same manner and with the same powers, rights, duties and privileges herein described until the Trust
Fund with respect to such Employer has been fully distributed.
     16.3 Distribution on Plan Termination. Except as provided in the next sentence, if no other defined contribution plan [other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code or a simplified employee pension plan as defined in Section 408(k) of the Code] is maintained by the Company or any other Affiliated
Company as of the Plan termination date, the Trustee shall distribute each Participant's entire Account in a single lump sum distribution to him, or to an eligible retirement plan as defined in Section 402(c)(8)(B) of the Code pursuant to the Participant s direct rollover election described in Section
11.11, as soon as administratively practicable after the later of (i) the termination date of the Plan or (ii) the receipt following application of a favorable determination letter from the Internal Revenue Service with respect to the termination of the Plan. If the Participant either fails or refuses to consent in writing to the distribution upon termination of the Plan, the Trustee shall use the balance of the Participant's
Account to purchase a deferred annuity satisfying the requirements of Article XI and providing for commencement of the Participant's benefits at age 65 and distribute such annuity contract to the Participant. If, however, the Company or any Affiliated Company maintains another defined contribution plan [other than an employee stock ownership plan as defined in Section 497S(e)(7) of the Code or a simplified employee pension plan as defined in Section 408(k) of the Code] as of the Plan termination date, then except as provided in the next sentence, each Participant's entire Account shall either (i) be transferred by the Trustee, without the Participant's consent, to such other defined contribution plan provided, however, that no such transfer may result in the elimination or reduction of a Plan benefit of the Participant protected under Section 411(d)(6) of the Code, unless the transfer satisfies the requirements of Q&A-3(b) of the Treasury Regulations, or (ii) be used to purchase a deferred annuity satisfying the requirements of Article XI and providing for commencement of benefits at age 65 and such annuity contract shall be distributed to the Participant. A
Participant may request in writing that the Trustee distribute his Account, excluding the balance attributable to his Tax
Reduction Contribution Account, unless distribution of such account would be permitted under Section 401(k)(2)(B) of the Code and the applicable Treasury regulations thereunder, in a single lump sum distribution to him, or to an eligible retirement plan as defined in Section 402(c)(8)(B) of the Code pursuant to the Participant's direct rollover election described in Section 11.11, as soon as administratively practicable after the later of (i) the termination date of the Plan or (ii) the receipt following application of a favorable determination letter from the Internal Revenue Service with respect to the termination of the Plan.
     16.4 Distributions upon Certain Sales. A single sum distribution may be made from the Plan to any Participant, or to an eligible retirement plan as defined in Section
402(c)(8)(B) of the Code pursuant to the Participant's direct rollover election described in Section 11.11, affected by (i) a disposition by an Employer of substantially all of the assets used by the Employer in a trade or business, but only if the Participant continues employment with the corporation acquiring such assets or (ii) a disposition by an Employer of its interest in a subsidiary, but only if the Participant continues employment with such subsidiary.
     16.5 Merger or Consolidation of Plan. In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust
Fund to, another trust fund held under any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants in this Plan, the assets of the Trust Fund applicable to such Participants shall be transferred to the other trust fund only if:
     (a) each Participant would (if either this Plan or the other plan had then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if this Plan had then terminated); and
     (b)  such other plan and trust fund are qualified under
Section 401(a) of the Code and exempt from tax under Section
501(a)of the Code.
     16.6 Merger and Other Reorganization of Employer. A merger, consolidation, similar corporation change, or sale which results in the transfer of substantially all the assets and Employees of the Company or an Employer to a successor corporation shall constitute a total or partial termination of the Plan unless, and except to the extent that the Board of Directors shall adopt a resolution consenting to the continuance of the Plan and specifying appropriate amendments and conditions applicable to such continuance.
                           ARTICLE XVII
                           MISCELLANEOUS
     17.1 No Employment or Compensation Agreement. Nothing contained in the Plan shall be construed as giving any person or entity any legal or equitable right against the Company, any Employer, any Affiliated Company, their stockholders or partners, officers or directors, the Named Fiduciary, or the Trustee, except as the same shall be specifically provided in the Plan. Nor shall anything in the Plan give any Participant or other Employee the right to be retained in the service of an Employer. The employment of all persons by an Employer shall remain subject to termination by such Employer to the same extent as if the Plan had never been executed.
     17.2 Spendthrift Provision.  Except as provided under
Article XIII with respect to participant loans, by the terms of a Qualified Domestic Relations Order, or as permitted pursuant to Section 401(a)(13) of the Code, no Participant, Former Participant, or Beneficiary shall have the right to assign, alienate or transfer his interest hereunder, nor shall his interest be subject to claim of his creditors or others, it being understood that all provisions of the Plan shall be for the exclusive benefit of those designated herein.
     17.3 Construction. It is the intention of each Employer that the Plan be qualified under Section 401 of the Code and comply with the applicable provisions of ERISA, and all provisions hereof shall be construed to that result.
     17.4 Titles. Titles of Articles and Sections hereof are for convenience only and shall not be considered in construing the Plan.
     17.5 Texas Law Applicable. The Plan and each of its provisions shall be construed and their validity determined by the laws of the State of Texas to the extent not preempted by ERISA or other applicable federal law.
     17.6 Successors and Assigns. The Plan shall be binding upon the successors and assigns of the Company and each Employer and the Trustee and upon the heirs and personal representatives of those individuals who become Participants hereunder.
     17.7 Payments Only from Trust Fund.  All benefits of the
Plan shall be payable solely from the Trust Fund and neither the Employer, the Committee, nor the Trustee shall have any liability or responsibility therefor except as expressly provided herein.
     17.8 Plan Controls.  The Trust Agreement is a part of the
Plan. In case of any inconsistency between the terms of the Plan and the Trust Agreement, the provisions of the Plan shall control. In the event of any conflict between the terms of the Plan and any summary thereof or other document relating thereto, from whatever a source, the terms of the Plan shall govern.
     17.9 Effect of Mistakes. In the event of a mistake or misstatement as to the age or eligibility of any person, the service to be credited to any person, or the amount of any kind of contributions, withdrawals or distributions made or to be made to a Participant, or other person, the Committee shall, to the extent it deems possible, make such adjustment as will in its judgment afford to such person the credits, service, distributions or other rights to which he is properly entitled under the Plan.
     17.10     IRC 414(u) Compliance Provision.
Notwithstanding any provision of the Plan to the contrary and effective on and after October 13, 1996, contributions benefits and service credit with respect to qualified military service shall be provided in accordance with Section 414(u) of the Code.
                           ARTICLE XVIII
                       TOP HEAVY PROVISIONS
     18.1 Application and Purpose. The following special provisions shall apply to determine if the Plan is a Top Heavy
Plan in accordance with Section 416 of the Code and special rules that will apply based on the Plan's status as a Top
Heavy Plan. In the event that the provisions contained in this Article are inconsistent with the terms contained in the remainder of the Plan, the provisions of this Article shall take precedence over such other terms of the Plan.
     18.2 Minimum Allocation Requirements. For any Plan Year in which the Plan is a Top Heavy Plan, each Employee who on the last day of such Plan Year (i) is a Non Key Employee who has satisfied the eligibility requirements of Section 3.1
(regardless of whether he will have Tax Reduction
Contributions or Investment Plan Contributions made on his behalf to the Plan for the Plan Year) and (ii) does not participate in a defined benefit plan maintained by an Employer or an Affiliated Company that provides that the minimum benefit applicable to top heavy plans will be satisfied in such other plan, shall receive a minimum allocation of Employer contributions (excluding, for Plan
Years beginning after December 31, 1988, Tax Reduction
Contributions and Matching Company Contributions that are used to satisfy the Contribution Percentage tests of Section 6.1) equal to the lesser of (x) three percent of such Participant's
Compensation or (y) the largest percentage of Employer contributions (including, for Plan Years beginning after December 31, 1988, Tax Reduction Contributions and Matching
Company Contributions) made to the Plan for the Plan Year, as a percentage of the first $200,000 (or such other amount equal to the Compensation Limitation as defined in Section 2.13) of the Compensation of Participants who are Key Employees allocated to any such Participant who is a Key Employee for that Plan Year; provided, however that if the Plan is part of a Required Aggregation Group and the Plan enables a defined benefit plan that is included in the same Required Aggregation
Group to meet the requirements of Sections 401(a)(4) or 410 of the Code, clause (y) above shall not apply.
     18.3 Adjustment to Limitation on Allocations.  For any
Plan Year in which the Plan is a Top Heavy Plan, the provisions of Article VIII hereof shall be adjusted in accordance with the provisions of Section 416(h) of the Code which are by this reference incorporated herein.
     18.4 Vesting Schedule. For any Plan Year in which the
Plan is a Top Heavy Plan, the following provisions shall be applicable to the Plan:
     (a) Except as provided in Section 18.4(b) below, each Participant shall be entitled (as a vested interest) to receive the greater of the vested interest calculated pursuant to any other provision of the Plan or a percentage of the then combined balance to his credit in his Accounts and determined in accordance with the following schedule

Years of
Service
Vested
Interest


     Less than 3
0%


     3 or more
100%

     (b) The schedule in Section 18.4(a) above shall not apply to the Account of any Participant who does not perform an Hour of Service after the Determination Date on which the Plan first becomes a Top Heavy Plan.
     18.5 Definitions.
     (a) "Top Heavy Plan" means the Plan for a Plan Year if the Plan is the only plan maintained by an Employer and the top heavy ratio as of the Determination Date exceeds 60%. The top heavy ratio is a fraction, the numerator of which is the sum of the present value of the Accounts of all Key Employees as of the Determination Date, the contributions due as of the Determination Date, and distributions made within the five-year period mmediately preceding the Determination Date
(including distributions under a terminated plan which if it had not been terminated would have been required to be included in an aggregation group), and the denominator of which is a similar sum determined for all Employees. The top heavy ratio shall be calculated without regard to (i) the Account of a Participant who is not a Key Employee but who was a Key Employee in a prior Plan Year, (ii) the Account of any individual who has not performed any services for an Employer at any time during the five-year period ending on the Determination Date, and (iii) voluntary deductible Employee contributions, if any. The top heavy ratio, including distributions, rollovers and transfers, to the extent such items must be taken into account, shall be calculated in accordance with Section 416 of the Code and the regulations thereunder. If an Employer maintains other qualified plans (including a simplified employee pension plan) or has ever maintained one or more defined benefit plans which have covered or could cover a Participant in this Plan, this Plan is top heavy for a Plan Year only if it is part of the Required Aggregation Group, and the top heavy ratio for both the Required Aggregation Group and the Permissive Aggregation Group exceeds 60%. The top heavy ratio shall be calculated as described above, taking into account all plans within the aggregation group and with reference to Determination Dates that fall within the same calendar year provided that if a defined benefit plan is included in the aggregation group, the present value of accrued benefits (instead of account balances) oft participants in that plan shall be computed for purposes of calculating the top heavy ratio. The accrued benefit under a defined benefit plan in both the numerator and the denominator of the top heavy ratio are increased for any distribution of an accrued benefit made in the five-year period ending on the Determination Date. The accrued benefit of a Participant other than a Key Employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the lowest accrual rate permitted under the fractional rule Section 411(b)(1)(C) of the Code. The value of account balances and the present value of accrued benefits will be determined as of the most recent Allocation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in
Section 416 of the Code and the Treasury Regulations thereunder for the first and second plan years of a defined benefit plan. The actuarial assumptions (interest rate and mortality only) used by the actuary under the defined benefit plan shall be used to calculate the present value of accrued benefits from the defined benefit plan.
     (b) "Determination Date" means for any Plan Year the last day of the preceding Plan Year, or in the case of the first Plan Year of the Plan, the last day of that Plan Year.
     (c) "Required Aggregation Group" means (i) each qualified plan of an Employer in which at least one Key Employee participates, and (ii) any other qualified plan of an Employer which enables a plan described in (i) to meet the requirements of Sections 401(a)(4) and 410 of the Code.
     (d) "Permissive Aggregation Group" means the Required Aggregation Group plus any other qualified plans maintained by an Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

     IN WITNESS WHEREOF, Zurn Industries, Inc. has caused this
Plan to be executed this ________ day of ___________________________, 1998, effective as set forth herein.
                              ZURN INDUSTRIES, INC.

                              By:
                              Title: